FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-190246-12

Dated January 29, 2015	JPMBB 2015-C27

Free Writing Prospectus
Structural and Collateral Term Sheet

JPMBB 2015-C27

$836,528,488
(Approximate Mortgage Pool Balance)

$673,597,000
(Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp.
Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2015-C27

JPMorgan Chase Bank, National Association Barclays Bank PLC Starwood Mortgage Funding II LLC Redwood Commercial Mortgage Corporation RAIT Funding, LLC Mortgage Loan Sellers

J.P. Morgan	Barclays
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner

Wells Fargo Securities	Drexel Hamilton
Co-Manager	Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated January 29, 2015	JPMBB 2015-C27

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”), Barclays Capital Inc. (“Barclays”), Wells Fargo Securities, LLC (“Wells Fargo”) and Drexel Hamilton, LLC (“Drexel”) (each individually, an “Underwriter”, and together, the ‘‘Underwriters’’) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-190246) for the offering to which this Free Writing Prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (866) 400-7834 or by emailing cmbs-prospectus@jpmorgan.com.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever.  The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale.  These materials are subject to change, completion or amendment from time to time.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected in this document.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these certificates.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the Computational Materials.  The specific characteristics of the certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any certificate described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the certificates.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements.  Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth in this document.  While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of their dates, the issuer undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances.  Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date of this document.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide.  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates.  JPMS is a member of SIPC and the NYSE.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.  PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THESE CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  EACH UNDERWRITER’S OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR THE UNDERWRITERS WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY OR OBLIGATION BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS.  THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

Indicative Capital Structure

Publicly Offered Certificates
Class	Expected Ratings (Moody’s / KBRA / Morningstar)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAA(sf) / AAA	$38,412,000	30.000%	2.77	3/15-12/19	46.1%	14.1%
A-2	Aaa(sf) / AAA(sf) / AAA	$135,330,000	30.000%	4.88	12/19-1/20	46.1%	14.1%
A-3A1	Aaa(sf) / AAA(sf) / AAA	$75,000,000	30.000%	9.77	11/24-12/24	46.1%	14.1%
A-4	Aaa(sf) / AAA(sf) / AAA	$222,831,000	30.000%	9.88	12/24-1/25	46.1%	14.1%
A-SB	Aaa(sf) / AAA(sf) / AAA	$63,997,000	30.000%	7.40	12/19-11/24	46.1%	14.1%
X-A	Aa1(sf) / AAA(sf) / AAA	$635,279,000	N/A	N/A	N/A	N/A	N/A
X-B	NR / AAA(sf) / AAA	$52,766,000	N/A	N/A	N/A	N/A	N/A
A-S(7)(8)	Aa2(sf) / AAA(sf) / AAA	$49,709,000	24.058%	9.89	1/25-1/25	50.0%	13.0%
B(7)(8)	NR / AA-(sf) / AA-	$52,766,000	17.750%	9.95	1/25-2/25	54.1%	12.0%
C(7)(8)	NR / A-(sf) / A-	$35,552,000	13.500%	9.97	2/25-2/25	56.9%	11.4%
EC(7)(8)(9)	NR / A-(sf) / A-	$138,027,000	13.500%	9.93	1/25-2/25	56.9%	11.4%

Privately Offered Certificates(10)
Class	Expected Ratings (Moody’s / KBRA / Morningstar)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-3A2	Aaa(sf) / AAA(sf) / AAA	$50,000,000	30.000%	9.77	11/24-12/24	46.1%	14.1%
X-C	NR / AAA(sf) / AAA	$35,552,000(6)	N/A	N/A	N/A	N/A	N/A
X-D	NR / BBB-(sf) / AAA	$40,781,000(6)	N/A	N/A	N/A	N/A	N/A
X-E	NR / BB-(sf) / AAA	$24,531,000(6)	N/A	N/A	N/A	N/A	N/A
X-FG	NR / B-(sf) / AAA	$19,387,000(6)	N/A	N/A	N/A	N/A	N/A
X-NR	NR / NR / AAA	$28,232,488(6)	N/A	N/A	N/A	N/A	N/A
D	NR / BBB-(sf) / BBB	$40,781,000	8.625%	9.97	2/25-2/25	60.1%	10.8%
E	NR / BB-(sf) / BB-	$24,531,000	5.693%	9.97	2/25-2/25	62.1%	10.5%
F	NR / B(sf) / B	$11,021,000	4.375%	9.97	2/25-2/25	62.9%	10.4%
G	NR / B-(sf) / NR	$8,366,000	3.375%	9.97	2/25-2/25	63.6%	10.2%
NR	NR / NR / NR	$28,232,488	0.000%	11.07	2/25-2/30	65.8%	9.9%

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%.
(2)
The credit support percentages set forth for Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB Certificates in the aggregate.

(3)	Assumes 0% CPR / 0% CDR and a February 25, 2015 closing date. Based on modeling assumptions as described in the Free Writing Prospectus dated January 29, 2015 (the “Free Writing Prospectus”).
(4)
The “Certificate Principal to Value Ratio” for any Class (other than the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)
The “Underwritten NOI Debt Yield” for any Class (other than the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial Certificate Balance of all of the Classes of Principal Balance Certificates divided by the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-FG and Class X-NR Notional Amounts are defined in the Free Writing Prospectus.
(7)
A holder of Class A-S, Class B and Class C Certificates (the “Exchangeable Certificates”) may exchange such Classes of Certificates (on an aggregate basis) for a related amount of Class EC Certificates, and Class EC Certificates may be exchanged for a ratable portion of each class of Exchangeable Certificates.

(8)
The initial Certificate Balance of a Class of Exchangeable Certificates represents the principal balance of such Class without giving effect to any exchange. The initial Certificate Balance of the Class EC Certificates is equal to the aggregate of the initial Certificate Balances of the Exchangeable Certificates and represents the maximum principal balance of such Class that could be issued in an exchange. See “Exchangeable Certificates and the Class EC Certificates” below.

(9)
Although the Class EC Certificates are listed below the Class C Certificates in the chart, the Class EC Certificates’ payment entitlements and subordination priority will be a result of the payment entitlements and subordination priority at each level of the related component classes of Class A-S, Class B and Class C Certificates. For purposes of determining the Approximate Initial Credit Support, Certificate Principal to Value Ratio and Underwritten NOI Debt Yield for Class EC Certificates, the calculation is based on the aggregate initial Certificate Balance of Class A-S, Class B and Class C Certificates as if they were a single class.

(10)
The Class A-3A2, Class X-C, Class X-D, Class X-E, Class X-FG, Class X-NR, Class D, Class E, Class F, Class G, Class NR, Class R and Class Z Certificates are not offered hereby. The Class Z and Class R Certificates are not shown above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

Summary of Transaction Terms

Securities Offered:	$673,597,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.

Co-Lead Managers and Joint Bookrunners:	J.P. Morgan Securities LLC and Barclays Capital Inc.

Co-Managers:	Wells Fargo Securities, LLC and Drexel Hamilton, LLC.

Mortgage Loan Sellers:
JPMorgan Chase Bank, National Association (“JPMCB”) (39.5%), Barclays Bank PLC (“Barclays”) (25.2%), Starwood Mortgage Funding II LLC (“SMF II”) (21.6%), Redwood Commercial Mortgage Corporation (“RCMC”) (10.0%) and RAIT Funding, LLC (“RAIT”) (3.7%).

Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association (“Midland”).

Special Servicer:	LNR Partners, LLC (“LNR”).

Directing Certificateholder:	LNR Securities Holdings, LLC.

Trustee:	Wells Fargo Bank, National Association.

Certificate Administrator:	Wells Fargo Bank, National Association.

Senior Trust Advisor:	Pentalpha Surveillance LLC.

Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Morningstar Credit Ratings, LLC (“Morningstar”).

Pricing Date:	On or about February 6, 2015.

Closing Date:	On or about February 25, 2015.

Cut-off Date:
With respect to each mortgage loan, the related due date in February 2015, or with respect to any mortgage loan that has its first due date in March 2015, the date that would otherwise have been the related due date in February 2015.

Distribution Date:	The 4th business day after the Determination Date in each month, commencing in March 2015.

Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in March 2015.

Assumed Final Distribution Date:
The Distribution Date in February 2030, which is the latest expected repayment date of the Certificates. The Assumed Final Distribution Date for each Class of Certificates is set forth in the Free Writing Prospectus.

Rated Final Distribution Date:	The Distribution Date in February 2048.

Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.

Form of Offering:
The Class A-1, Class A-2, Class A-3A1, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C and Class EC Certificates will be offered publicly (the “Publicly Offered Certificates”).  The Class A-3A2, Class X-C, Class X-D, Class X-E, Class X-FG, Class X-NR, Class D, Class E, Class F, Class G, Class NR, Class Z and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and to institutions that are not U.S. Persons pursuant to Regulation S.

SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.

Optional Termination:
On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than the greater of (i) 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, or (ii) the product of (x) a percentage that is calculated by dividing the outstanding principal balance of the mortgage loan identified on Annex A-1 to the Free Writing Prospectus as “Plymouth Road Tech Center” on the date that is the 10-year anniversary from the start-up date of the trust by the aggregate principal balance of the mortgage loans as of the cut-off date and (y) the aggregate principal balance of the mortgage loans as of the cut-off date.

Minimum Denominations:
The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Settlement Terms:	DTC, Euroclear and Clearstream Banking.

Analytics:
The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., Blackrock Financial Management Inc., Interactive Data Corporation and Markit.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”):	$836,528,488
Number of Mortgage Loans:	44
Number of Mortgaged Properties:	91
Average Cut-off Date Balance per Mortgage Loan:	$19,012,011
Weighted Average Current Mortgage Rate:	4.36942%
10 Largest Mortgage Loans as % of IPB:	56.4%
Weighted Average Remaining Term to Maturity(1):	111 months
Weighted Average Seasoning:	1 month

Credit Statistics
Weighted Average UW NCF DSCR(2):	1.66x
Weighted Average UW NOI Debt Yield(2):	9.9%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(3):	65.8%
Weighted Average Maturity Date LTV(1)(2)(3):	56.7%

Other Statistics
% of Mortgage Loans with Additional Debt:	28.9%
% of Mortgaged Properties with Single Tenants:	3.5%

Amortization
Weighted Average Original Amortization Term(4):	347 months
Weighted Average Remaining Amortization Term(4):	347 months
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	41.5%
% of Mortgage Loans with Amortizing Balloon:	31.0%
% of Mortgage Loans with Interest-Only:	23.6%
% of Mortgage Loans with Fully Amortizing:	3.3%
% of Mortgage Loans with Amortizing Balloon followed by ARD-Structure:	0.4%

Cash Management(5)
% of Mortgage Loans with In-Place, CMA Lockboxes:	39.0%
% of Mortgage Loans with In-Place, Hard Lockboxes:	32.9%
% of Mortgage Loans with Springing Lockboxes:	26.2%
% of Mortgage Loans with No Lockbox:	1.9%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	91.4%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	41.0%
% of Mortgage Loans Requiring Monthly CapEx Reserves(6):	84.7%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(7):	67.1%

(1)	In the case of Loan No. 43, with an anticipated repayment date, as of the related anticipated repayment date.
(2)
In the case of Loan Nos. 1, 2, 5 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan. In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the Subordinate Companion Loan.

(3)
In the case of Loan Nos. 25 and 37, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon a “when-complete” or hypothetical “as if stabilized” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(4)	Excludes three mortgage loans that are interest-only for the entire term.
(5)	For a detailed description of Cash Management, refer to “Description of the Mortgage Pool – Lockbox Accounts” in the Free Writing Prospectus.
(6)	CapEx Reserves include FF&E reserves for hotel properties.
(7)	Calculated only with respect to Cut-off Date Balance of mortgage loans secured by retail, industrial, office and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
JPMCB	13	16	$330,276,538	39.5%
Barclays	12	23	210,420,236	25.2
SMF II	9	37	180,656,148	21.6
RCMC	5	5	84,030,267	10.0
RAIT	5	10	31,145,299	3.7
	44	91	$836,528,488	100.0%

Ten Largest Mortgage Loans

No.	Loan Name	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	SF/ Rooms/ Units	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
1	The Club Row Building	JPMCB	1	$110,000,000	13.1%	365,819	Office	1.58x	7.7%	62.0%	62.0%
2	One Campus Martius	SMF II	1	$75,000,000	9.0%	965,078	Office	2.54x	12.1%	66.5%	66.5%
3	The Branson at Fifth	Barclays	1	$73,000,000	8.7%	59,131	Mixed Use	1.22x	7.4%	61.3%	56.0%
4	717 14th Street	RCMC	1	$41,500,000	5.0%	120,215	Office	1.36x	8.5%	74.1%	65.2%
5	Shaner Hotels Portfolio	JPMCB	4	$35,000,000	4.2%	605	Hotel	1.83x	11.1%	68.8%	58.8%
6	The Outlet Shoppes of the Bluegrass	JPMCB	1	$32,406,939	3.9%	374,683	Retail	1.83x	11.3%	62.8%	49.7%
7	Plymouth Road Tech Center	JPMCB	1	$28,000,000	3.3%	1,081,215	Industrial	1.35x	13.6%	63.6%	0.5%
8	Legacy Apartments	JPMCB	1	$27,500,000	3.3%	248	Multifamily	1.36x	8.0%	72.5%	64.2%
9	4141 North Scottsdale Road	SMF II	1	$26,500,000	3.2%	150,892	Office	1.36x	8.6%	73.4%	65.2%
10	Hotel Abri	JPMCB	1	$22,972,906	2.7%	91	Hotel	1.38x	8.5%	52.2%	47.9%

	Top 3 Total/Weighted Average		3	$258,000,000	30.8%			1.76x	8.9%	63.1%	61.6%
	Top 5 Total/Weighted Average		8	$334,500,000	40.0%			1.72x	9.1%	65.1%	61.8%
	Top 10 Total/Weighted Average		13	$471,879,845	56.4%			1.64x	9.4%	65.1%	57.0%
(1)
In the case of Loan Nos. 1, 2, 5 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan. In the case of Loan No. 1, UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the Subordinate Companion Loan.

Pari Passu Note Loan Summary

No.	Loan Name	Trust Cut- off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Controlling Pooling & Servicing Agreement	Master Servicer	Special Servicer	Voting Rights
1	The Club Row Building(1)	$110,000,000	$45,000,000	$155,000,000	JPMBB 2015-C27	Midland	LNR	JPMBB 2015-C27
2	One Campus Martius	$75,000,000	$50,000,000	$125,000,000	JPMBB 2015-C27	Midland	LNR	JPMBB 2015-C27
5	Shaner Hotels Portfolio	$35,000,000	$42,090,000	$77,090,000	JPMBB 2015-C27	Midland	LNR	JPMBB 2015-C27
6	The Outlet Shoppes of the Bluegrass	$32,406,939	$44,871,146	$77,278,085	JPMBB 2014-C26	Midland	Midland	JPMBB 2014-C26

(1)
The Club Row Building Whole Loan Cut-off Date Balance does not include the $25.0 million B-Note, which is subordinate to the Note A-1 and Note A-2 equal to $110.0 million and $45.0 million, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C27

Collateral Characteristics

Additional Debt Summary(1)

No.	Loan Name	Trust Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
1	The Club Row Building	$110,000,000	$25,000,000	$180,000,000	1.58x	1.27x	62.0%	72.0%	7.7%	6.6%
4	717 14th Street	$41,500,000	$5,500,000	$47,000,000	1.36x	1.12x	74.1%	83.9%	8.5%	7.5%
5	Shaner Hotels Portfolio(3)	$35,000,000	$12,510,000	$89,600,000	1.83x	1.44x	68.8%	80.0%	11.1%	9.6%
18	South Pointe	$14,604,402	$2,500,000	$17,104,402	1.66x	1.24x	67.9%	79.6%	12.6%	10.7%
19	Village at Castle Pines	$14,000,000	$2,600,000	$16,600,000	1.83x	1.37x	71.0%	84.2%	11.3%	9.5%
(1)	In the case of Loan Nos. 4, 5, 18 and 19, subordinate debt represents mezzanine loans. In the case of Loan No. 1, subordinate debt represents a B-Note.
(2)
In the case of Loan Nos. 1 and 5, Mortgage Loan UW NCF DSCR, Mortgage Loan UW NOI Debt Yield and Mortgage Loan Cut-off Date LTV calculations include the related Pari Passu Companion Loan. In the case of Loan No. 1, Mortgage Loan UW NCF DSCR, Mortgage Loan UW NOI Debt Yield and Mortgage Loan Cut-off Date LTV calculations exclude the Subordinate Companion Loan.

(3)
In the case of Loan No. 5, the mezzanine loan is cross-collateralized and cross-defaulted with three mezzanine loans related to three mortgage loans which are not part of the pool of mortgage loans. See “Description of the Mortgage Pool – Additional Debt – Existing Mezzanine Debt” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C27

Collateral Characteristics

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(2)(3)(4)
Office	CBD	3	$226,500,000	27.1%	98.1%	1.86x	9.3%	65.7%	64.1%
	Suburban	9	105,641,041	12.6	91.9%	1.44x	9.9%	71.1%	59.8%
	Subtotal:	12	$332,141,041	39.7%	96.1%	1.72x	9.5%	67.4%	62.7%

Hotel	Limited Service	8	$80,912,584	9.7%	77.6%	1.91x	11.8%	64.7%	53.3%
	Full Service	4	58,081,690	6.9	78.2%	1.59x	9.7%	59.3%	53.0%
	Extended Stay	5	34,476,482	4.1	82.9%	1.84x	11.5%	64.1%	53.8%
	Subtotal:	17	$173,470,756	20.7%	78.9%	1.79x	11.1%	62.8%	53.3%

Mixed Use	Retail/Multifamily	1	$73,000,000	8.7%	100.0%	1.22x	7.4%	61.3%	56.0%
	Retail/Office	2	18,423,212	2.2	93.9%	1.74x	11.3%	71.1%	60.5%
	Parking/Retail	1	8,977,284	1.1	97.8%	1.79x	11.0%	61.3%	49.2%
	Subtotal:	4	$100,400,497	12.0%	98.7%	1.37x	8.4%	63.1%	56.2%

Retail	Outlet Center	1	$32,406,939	3.9%	97.5%	1.83x	11.3%	62.8%	49.7%
	Anchored	2	22,900,000	2.7	87.9%	1.58x	10.1%	61.3%	52.6%
	Freestanding	30	22,234,210	2.7	100.0%	1.34x	8.8%	70.3%	58.0%
	Single Tenant	1	6,000,000	0.7	100.0%	1.49x	9.0%	60.6%	51.3%
	Unanchored	3	5,409,692	0.6	92.3%	1.43x	10.1%	68.4%	56.8%
	Subtotal:	37	$88,950,841	10.6%	95.5%	1.60x	10.1%	64.5%	53.0%

Multifamily	Garden	6	$64,215,449	7.7%	93.2%	1.55x	9.9%	71.9%	61.3%
	Mid Rise	1	4,100,000	0.5	100.0%	1.30x	8.0%	62.1%	54.3%
	Subtotal:	7	$68,315,449	8.2%	93.7%	1.54x	9.8%	71.3%	60.9%

Storage	Self Storage	9	$35,562,025	4.3%	88.6%	1.97x	9.6%	67.8%	62.8%

Industrial	Warehouse/Distribution	1	$28,000,000	3.3%	98.4%	1.35x	13.6%	63.6%	0.5%
	Flex	2	5,167,382	0.6	94.5%	1.96x	13.9%	64.6%	55.2%
	Warehouse	1	734,320	0.1	100.0%	1.25x	8.5%	74.5%	60.8%
	Subtotal:	4	$33,901,702	4.1%	97.8%	1.44x	13.5%	64.0%	10.1%

Other	Leased Fee	1	$3,786,178	0.5%	100.0%	1.29x	8.0%	72.8%	59.3%

Total / Weighted Average:		91	$836,528,488	100.0%	92.3%	1.66x	9.9%	65.8%	56.7%
(1)
Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)
In the case of Loan Nos. 1, 2, 5 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan. In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the Subordinate Companion Loan.

(3)
In the case of Loan Nos. 25 and 37, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon a “when-complete” or hypothetical “as if stabilized” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(4)	In the case of Loan No. 43, which has an anticipated repayment date, Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C27

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(2)(3)(4)
New York	4	$195,338,344	23.4%	96.6%	1.45x	7.8%	62.4%	59.5%
Michigan	3	110,631,393	13.2	99.5%	2.15x	12.5%	65.7%	48.0%
California	14	103,846,369	12.4	86.5%	1.72x	9.7%	59.9%	52.9%
Texas	14	51,843,192	6.2	90.4%	1.78x	11.4%	68.6%	57.6%
Mississippi	4	46,784,402	5.6	93.7%	1.47x	9.5%	71.2%	61.4%
Kentucky	3	45,208,960	5.4	91.8%	1.79x	11.3%	64.9%	50.4%
Washington, DC	1	41,500,000	5.0	100.0%	1.36x	8.5%	74.1%	65.2%
Arizona	2	29,870,000	3.6	88.5%	1.38x	8.7%	71.5%	63.4%
Ohio	3	23,659,754	2.8	86.7%	1.67x	10.5%	66.5%	53.2%
Colorado	3	22,986,886	2.7	97.6%	1.66x	10.6%	70.8%	60.6%
Florida	2	20,806,136	2.5	84.5%	1.70x	11.1%	71.5%	61.8%
North Carolina	6	18,616,265	2.2	86.3%	1.78x	11.6%	67.9%	57.2%
Alabama	2	17,539,315	2.1	85.8%	1.40x	9.4%	75.0%	68.4%
Connecticut	1	16,280,267	1.9	100.0%	1.34x	8.3%	67.6%	54.6%
Pennsylvania	2	13,773,526	1.6	85.1%	2.23x	13.2%	52.9%	42.7%
Wisconsin	5	12,994,128	1.6	95.2%	1.41x	10.0%	71.4%	58.2%
Virginia	2	12,605,787	1.5	65.7%	1.93x	12.1%	62.1%	57.1%
Rhode Island	1	11,250,486	1.3	62.1%	1.83x	11.1%	68.8%	58.8%
Kansas	1	10,500,000	1.3	97.3%	1.58x	10.1%	66.0%	60.3%
Tennessee	6	8,249,075	1.0	87.6%	1.49x	9.1%	74.0%	71.0%
Georgia	5	6,587,014	0.8	76.4%	1.69x	11.8%	67.4%	51.9%
Minnesota	1	6,565,054	0.8	80.9%	1.83x	11.1%	68.8%	58.8%
New Jersey	1	4,100,000	0.5	100.0%	1.30x	8.0%	62.1%	54.3%
South Carolina	1	3,171,302	0.4	84.0%	1.85x	13.0%	64.7%	48.5%
Oklahoma	2	899,941	0.1	100.0%	1.25x	8.5%	74.5%	60.8%
Illinois	1	471,920	0.1	100.0%	1.25x	8.5%	74.5%	60.8%
Indiana	1	448,973	0.1	100.0%	1.25x	8.5%	74.5%	60.8%
Total / Weighted Average:	91	$836,528,488	100.0%	92.3%	1.66x	9.9%	65.8%	56.7%
(1)
Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)
In the case of Loan Nos. 1, 2, 5 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan. In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the Subordinate Companion Loan.

(3)
In the case of Loan Nos. 25 and 37, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon a “when-complete” or hypothetical “as if stabilized” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(4)	In the case of Loan No. 43, which has an anticipated repayment date, Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C27

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
$3,457,500	-	$4,999,999	5	$20,081,856	2.4%	4.50006%	119	1.40x	8.7%	69.4%	57.4%
$5,000,000	-	$9,999,999	11	81,766,313	9.8	4.46186%	119	1.73x	11.7%	63.3%	50.6%
$10,000,000	-	$14,999,999	11	132,897,184	15.9	4.27118%	108	1.76x	10.7%	67.3%	57.7%
$15,000,000	-	$19,999,999	6	106,983,520	12.8	4.44786%	109	1.58x	9.9%	67.4%	58.3%
$20,000,000	-	$29,999,999	5	127,892,676	15.3	4.32322%	122	1.44x	10.2%	66.9%	46.5%
$30,000,000	-	$39,999,999	2	67,406,939	8.1	4.29527%	117	1.83x	11.2%	65.9%	54.4%
$40,000,000	-	$110,000,000	4	299,500,000	35.8	4.38743%	104	1.70x	8.8%	64.6%	62.1%
Total / Weighted Average:			44	$836,528,488	100.0%	4.36942%	111	1.66x	9.9%	65.8%	56.7%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
3.74000%	-	3.99999%	3	$54,200,000	6.5%	3.89475%	120	1.85x	9.6%	68.8%	62.1%
4.00000%	-	4.19999%	5	111,756,939	13.4	4.12134%	119	1.52x	9.4%	70.0%	59.9%
4.20000%	-	4.39999%	15	351,331,059	42.0	4.31857%	122	1.55x	9.4%	63.3%	53.3%
4.40000%	-	4.59999%	13	229,663,561	27.5	4.53419%	89	1.89x	10.8%	65.8%	58.8%
4.60000%	-	4.79999%	6	58,695,730	7.0	4.69291%	106	1.52x	10.0%	68.6%	57.3%
4.80000%	-	4.95000%	2	30,881,199	3.7	4.83867%	117	1.81x	12.5%	69.5%	55.8%
Total / Weighted Average:			44	$836,528,488	100.0%	4.36942%	111	1.66x	9.9%	65.8%	56.7%

Original Term to Maturity/ARD in Months(1)

				Weighted Average
Original Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
60	5	$140,083,667	16.7%	4.55896%	59	2.09x	11.0%	63.5%	61.5%
120	38	668,444,821	79.9	4.33345%	119	1.59x	9.6%	66.4%	58.0%
180	1	28,000,000	3.3	4.28000%	180	1.35x	13.6%	63.6%	0.5%
Total / Weighted Average:	44	$836,528,488	100.0%	4.36942%	111	1.66x	9.9%	65.8%	56.7%

Remaining Term to Maturity/ARD in Months(1)

						Weighted Average
Remaining Term to Maturity/ARD in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
58	-	60	5	$140,083,667	16.7%	4.55896%	59	2.09x	11.0%	63.5%	61.5%
61	-	120	38	668,444,821	79.9	4.33345%	119	1.59x	9.6%	66.4%	58.0%
121	-	180	1	28,000,000	3.3	4.28000%	180	1.35x	13.6%	63.6%	0.5%
Total / Weighted Average:			44	$836,528,488	100.0%	4.36942%	111	1.66x	9.9%	65.8%	56.7%
(1)
In the case of Loan No. 43, which has an anticipated repayment date, Remaining Loan Term, Original Term To Maturity/ARD, Remaining Term to Maturity/ARD and Maturity Date LTV are as of the related anticipated repayment date.

(2)
In the case of Loan Nos. 1, 2, 5 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan. In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the Subordinate Companion Loan.

(3)
In the case of Loan Nos. 25 and 37, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon a “when-complete” or hypothetical “as if stabilized” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C27

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Interest Only	3	$197,700,000	23.6%	4.41956%	96	2.03x	9.6%	63.5%	63.5%
180	1	28,000,000	3.3	4.28000%	180	1.35x	13.6%	63.6%	0.5%
240	1	7,631,393	0.9	4.56000%	119	1.30x	12.1%	65.2%	40.5%
300	3	26,449,772	3.2	4.61705%	119	1.74x	11.8%	68.2%	50.4%
336	2	25,829,371	3.1	4.45535%	119	1.62x	11.5%	68.7%	53.7%
360	34	550,917,952	65.9	4.33742%	112	1.55x	9.7%	66.6%	57.7%
Total / Weighted Average:	44	$836,528,488	100.0%	4.36942%	111	1.66x	9.9%	65.8%	56.7%

Remaining Amortization Term in Months

						Weighted Average
Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Interest Only			3	$197,700,000	23.6%	4.41956%	96	2.03x	9.6%	63.5%	63.5%
180	-	300	5	62,081,165	7.4	4.45802%	146	1.51x	12.7%	65.8%	26.7%
301	-	360	36	576,747,323	68.9	4.34270%	112	1.55x	9.8%	66.7%	57.6%
Total / Weighted Average:			44	$836,528,488	100.0%	4.36942%	111	1.66x	9.9%	65.8%	56.7%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
IO-Balloon	19	$347,408,500	41.5%	4.26671%	117	1.50x	9.3%	68.3%	60.5%
Balloon	20	259,669,988	31.0	4.47859%	106	1.63x	10.7%	64.5%	52.3%
Interest Only	3	197,700,000	23.6	4.41956%	96	2.03x	9.6%	63.5%	63.5%
Fully Amortizing	1	28,000,000	3.3	4.28000%	180	1.35x	13.6%	63.6%	0.5%
ARD-Balloon	1	3,750,000	0.4	4.35000%	120	1.41x	8.5%	72.0%	57.9%
Total / Weighted Average:	44	$836,528,488	100.0%	4.36942%	111	1.66x	9.9%	65.8%	56.7%

Underwritten Net Cash Flow Debt Service Coverage Ratios(2)

						Weighted Average
Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
1.22x	-	1.35x	7	$151,031,117	18.1%	4.38383%	131	1.27x	9.0%	64.5%	45.4%
1.36x	-	1.45x	9	163,288,109	19.5	4.24825%	111	1.37x	8.6%	70.2%	61.8%
1.46x	-	1.55x	3	25,409,516	3.0	4.34546%	89	1.49x	9.7%	70.1%	63.2%
1.56x	-	1.65x	9	189,904,287	22.7	4.40360%	114	1.59x	8.8%	63.2%	59.1%
1.66x	-	1.80x	5	61,458,957	7.3	4.52483%	118	1.74x	12.0%	68.6%	54.3%
1.81x	-	2.00x	8	147,749,154	17.7	4.33572%	113	1.87x	11.6%	65.5%	55.4%
12.011x	-	2.92x	3	97,687,348	11.7	4.44269%	73	2.59x	12.3%	63.3%	62.4%
Total / Weighted Average:			44	$836,528,488	100.0%	4.36942%	111	1.66x	9.9%	65.8%	56.7%
(1)	In the case of Loan No. 43, which has an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.
(2)
In the case of Loan Nos. 1, 2, 5 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan. In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the Subordinate Companion Loan.

(3)
In the case of Loan Nos. 25 and 37, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon a “when-complete” or hypothetical “as if stabilized” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool — Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Characteristics

LTV Ratios as of the Cut-off Date(2)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
45.4%	-	49.9%	1	$9,987,348	1.2%	4.23000%	119	2.58x	15.2%	45.4%	36.4%
50.0%	-	54.9%	1	22,972,906	2.7	4.55200%	59	1.38x	8.5%	52.2%	47.9%
55.0%	-	59.9%	4	48,040,974	5.7	4.27490%	98	1.95x	10.3%	57.9%	52.4%
60.0%	-	64.9%	11	310,526,439	37.1	4.33946%	122	1.55x	9.3%	62.2%	51.9%
65.0%	-	69.9%	11	210,486,875	25.2	4.49579%	97	1.99x	11.4%	67.5%	59.3%
70.0%	-	75.0%	16	234,513,947	28.0	4.30310%	116	1.45x	9.3%	73.0%	63.3%
Total / Weighted Average:			44	$836,528,488	100.0%	4.36942%	111	1.66x	9.9%	65.8%	56.7%

LTV Ratios as of the Maturity Date(1)(2)(3)

						Weighted Average
Range of Maturity Date/ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
0.5%	-	44.9%	3	$45,618,741	5.5%	4.31589%	156	1.61x	13.7%	59.9%	15.1%
45.0%	-	49.9%	6	90,679,557	10.8	4.34277%	103	1.66x	10.4%	59.0%	48.6%
50.0%	-	54.9%	9	107,627,956	12.9	4.42815%	110	1.61x	10.4%	65.2%	53.4%
55.0%	-	59.9%	14	223,753,955	26.7	4.41298%	115	1.63x	9.9%	65.7%	57.5%
60.0%	-	64.9%	7	196,083,280	23.4	4.30515%	119	1.54x	8.4%	66.5%	62.3%
65.0%	-	69.9%	4	160,240,000	19.2	4.39114%	91	1.92x	10.3%	70.5%	66.2%
70.0%	-	71.5%	1	12,525,000	1.5	4.20300%	58	1.50x	9.1%	74.0%	71.5%
Total / Weighted Average:			44	$836,528,488	100.0%	4.36942%	111	1.66x	9.9%	65.8%	56.7%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Defeasance	32	$539,390,950	64.5%	4.39333%	108	1.70x	10.1%	67.7%	59.8%
Yield Maintenance	12	297,137,538	35.5	4.32602%	117	1.59x	9.7%	62.4%	51.0%
Total / Weighted Average:	44	$836,528,488	100.0%	4.36942%	111	1.66x	9.9%	65.8%	56.7%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Refinance	29	$497,204,107	59.4%	4.35094%	116	1.58x	10.1%	65.5%	53.0%
Acquisition	15	339,324,381	40.6	4.39650%	104	1.78x	9.8%	66.3%	62.0%
Total / Weighted Average:	44	$836,528,488	100.0%	4.36942%	111	1.66x	9.9%	65.8%	56.7%
(1)	In the case of Loan No. 43, which has an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.
(2)
In the case of Loan Nos. 1, 2, 5 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan. In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the Subordinate Companion Loan.

(3)
In the case of Loan Nos. 25 and 37, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon a “when-complete” or hypothetical “as if stabilized” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Characteristics

Previous Securitization History(1)

No.	Loan Name	Location	Property Type	Previous Securitization
4	717 14th Street	Washington, DC	Office	JPMCC 2008-C2
5	Shaner Hotels Portfolio	Various, Various	Hotel	GSMS 2006-GG6
7	Plymouth Road Tech Center	Livonia, MI	Industrial	MSC 2007-IQ13
11	Prescott Place I & II	Mesquite, TX	Multifamily	CSFB 2005-C1
15	Blue Lake Center(2)	Birmingham, AL	Office	BSCMS 2007-PW17
20	EZ Storage Pico	Los Angeles, CA	Self Storage	WBCMT 2005-C17
21	Hampton Roads Hotel Portfolio	Various, VA	Hotel	NRF 2012-1
22.03	Collierville Mini Storage	Collierville, TN	Self Storage	GSMS 2012-GC6
26	North Regency Center	Overland Park, KS	Retail	COMM 2007-C9
28	AAA Quality Self Storage	Tustin, CA	Self Storage	MLMT 2004-MKB1
29	HIEX Philadelphia Midtown	Philadelphia, PA	Hotel	BSCMS 2005-T18
31	Arapahoe Service Center II	Centennial, CO	Office	CSMC 2007-C4
39	Winkworth Apartments	Syracuse, NY	Multifamily	CSMC 2007-C5
(1)
The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

(2)
A mortgage loan that was included in the BSCMS 2007-PW17 securitization was secured in part by the Blue Lake Center mortgaged property and in part by additional collateral that does not secure the Blue Lake Center mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity/ARD Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	Maturity Date/ARD LTV Ratio
2	One Campus Martius	Detroit, MI	$75,000,000	9.0%	$75,000,000	55.4%	60	59	2.54x	12.1%	66.5%	66.5%
10	Hotel Abri	San Francisco, CA	22,972,906	2.7	21,063,759	15.6	60	59	1.38x	8.5%	52.2%	47.9%
16	Lodge at Tiburon	Belvedere Tiburon, CA	16,979,974	2.0	15,568,865	11.5	60	59	1.62x	9.9%	58.6%	53.7%
21	Hampton Roads Hotel Portfolio	Various, VA	12,605,787	1.5	11,593,735	8.6	60	59	1.93x	12.1%	62.1%	57.1%
22	Memphis Self Storage Portfolio	Various, Various	12,525,000	1.5	12,105,028	8.9	60	58	1.50x	9.1%	74.0%	71.5%
Total / Weighted Average:			$140,083,667	16.7%	$135,331,387	100.0%	60	59	2.09x	11.0%	63.5%	61.5%
(1)
The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable.  Each class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans.  Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan.  See Annex A-1 to the Free Writing Prospectus.

(2)	Reflects the percentage equal to the Maturity/ARD Balance divided by the initial Class A-2 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■	Accrual:
Each Class of Certificates (other than the Class Z and Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest. On each Distribution Date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date during the related due period will be distributed to the holders of the Class Z Certificates.

■	Distribution of Interest:
On each Distribution Date, accrued interest for each Class of Certificates (other than the Class Z and Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-FG and Class X-NR Certificates, on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR certificates on each Distribution Date will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB and Class A-S Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date and calculated without giving effect to any exchange and conversion of any Class A-S Certificates for Class EC Certificates.

The pass-through rate for the Class X-B Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class B Certificates for that Distribution Date.

The pass-through rate for the Class X-C certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class C certificates for that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class D Certificates for that Distribution Date.

The pass-through rate for the Class X-E Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class E Certificates for that Distribution Date.

The pass-through rate for the Class X-FG Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class F and Class G Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The pass-through rate for the Class X-NR certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class NR certificates for that Distribution Date.

The Class EC Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest otherwise distributable on the portion of Exchangeable Certificates that have been converted in an exchange for such Class EC Certificates.

On each Distribution Date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date during the related due period will be distributed to the holders of the Class Z Certificates.

See “Description of the Certificates—Distributions” in the Free Writing Prospectus.

■	Distribution of Principal:
On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the planned principal balance for the related Distribution Date set forth in Annex E to the Free Writing Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3A1 and Class A-3A2 Certificates, each pro rata, based on their respective Certificate Balances, until the Certificate Balance of such Classes are reduced to zero, fifth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, sixth, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero and then, to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates (without giving effect to any exchange of the Exchangeable Certificates for Class EC Certificates) have been reduced to zero (after taking into account any allocation of realized losses on the mortgage loans. If Exchangeable Certificates are converted in an exchange for Class EC Certificates, all principal that would otherwise be distributable to such converted Exchangeable Certificates will be distributed to such Class EC Certificates.

The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-FG and Class X-NR Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-A Certificates’ notional amount (the Certificate Balances of the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB and Class A-S Certificates (determined without giving effect to any exchange and conversion of any Class A-S Certificates for Class EC Certificates)), the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-B Certificates’ notional amount (the Certificate Balance of the Class B Certificates (determined without giving effect to any exchange and conversion of any Class B Certificates for Class EC Certificates)), the notional amount of the Class X-C Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-C Certificates’ notional amount (the Certificate Balance of the Class C Certificates (determined without giving effect to any exchange and conversion of any Class C Certificates for Class EC Certificates)), the notional amount of the Class X-D Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-D Certificates’ notional amount (the Certificate Balance of the Class D Certificates), the notional amount of the Class X-E Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-E Certificates’ notional amount (the Certificate Balance of the Class E Certificates), the notional amount of the Class X-FG Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-FG Certificates’ notional amount (the Certificate Balances of the Class F and Class G Certificates) and the notional amount of the Class X-NR Certificates will be reduced by the aggregate amount of principal distribution, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-NR Certificates’ notional amount (the Certificate Balance of the Class NR Certificates).

■	Exchangeable Certificates and the Class EC Certificates:
A holder of Class A-S, Class B and Class C Certificates (the “Exchangeable Certificates”) may exchange and convert such Classes of Certificates (on an aggregate basis) for a related amount of Class EC Certificates, and Class EC Certificates may be exchanged and converted for a ratable portion of each Class of Exchangeable Certificates.

The initial Certificate Balance of a Class of Exchangeable Certificates represents the principal balance of such Class without giving effect to any exchange and conversion for Class EC Certificates. The initial Certificate Balance of the Class EC Certificates is equal to the aggregate of the initial Certificate Balances of the Exchangeable Certificates and represents the maximum principal balance of such Class that could be issued in an exchange. In the event that no Exchangeable Certificates are exchanged and converted for Class EC Certificates, the Class EC Certificate Balance would be equal to zero. Any exchange of (a) a portion of the Exchangeable Certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of a proportionate share of each related component Class of the Exchangeable Certificates and an increase, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC Certificates, and (b) any amount of the Class EC Certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC Certificates and an increase, on a dollar-for-dollar basis, of a proportionate share of the related Certificate Balances of each Class of Certificates that are components of the Exchangeable Certificates.

The Class EC Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest otherwise distributable on the portion of Exchangeable Certificates that have been exchanged and converted for such Class EC Certificates.

If an exchange and conversion has occurred, the Class EC Certificates received in such exchange will be entitled to receive on each Distribution Date distributions equal to the aggregate amount of Interest Distribution Amounts, Accrued Interest From Recoveries, distributions of principal, Yield Maintenance Charges and reimbursements of Collateral Support Deficits that would be distributable to the Exchangeable Certificates that were exchanged and converted for such Class EC Certificates.

If an exchange and conversion has occurred, the Class EC Certificates received in such exchange and conversion will be allocated the aggregate amount of Collateral Support Deficits, Net Prepayment Interest Shortfalls and other interest shortfalls (including those

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

resulting from Appraisal Reduction Events) that would be allocated to the Exchangeable Certificates that were exchanged and converted for such Class EC Certificates.

■	Yield Maintenance / Fixed Penalty Allocation:
For purposes of the distribution of Yield Maintenance Charges on any Distribution Date, Yield Maintenance Charges collected in respect of the mortgage loans will first be allocated pro rata between four groups (based on the amount of principal distributed to the Principal Balance Certificates in each group), consisting of (a) the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB, Class X-A and Class A-S Certificates (calculated without giving effect to any exchange and conversion of Class A-S Certificates for Class EC Certificates), on the one hand (“YM Group A”), (b) the Class B and Class X-B Certificates (calculated without giving effect to any exchange and conversion of Class B Certificates for Class EC Certificates) (“YM Group B”), (c) the Class C and Class X-C Certificates (calculated without giving effect to any exchange and conversion of Class C Certificates for Class EC Certificates) (“YM Group C”) and (d) the Class D and Class X-D Certificates (“YM Group D”). As among the Classes of Certificates in each YM Group, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Free Writing Prospectus, with any remaining Yield Maintenance Charges on such Distribution Date being distributed to the class of Class X Certificates in such YM Group.

YM Charge	X	Principal Paid to Class	x	(Pass-Through Rate on Class – Discount Rate)
		Total Principal Paid		(Mortgage Rate on Loan – Discount Rate)

No Yield Maintenance Charges will be distributed to the Class X-E, Class X-FG, Class X-NR, Class E, Class F, Class G, Class NR, Class Z or Class R Certificates. Once the Certificate Balances of the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, all Yield Maintenance Charges will be distributed to the holders of the Class X-C Certificates, regardless of whether the notional amount of such Class of Certificates has been reduced to zero.

If Exchangeable Certificates are converted in an exchange for Class EC Certificates, any Yield Maintenance Charges that otherwise would have been distributable to such Exchangeable Certificates had they not been converted will be distributed to the Class EC Certificates.

■	Realized Losses:
Realized losses on the mortgage loans will be allocated first to the Class NR, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of each such Class has been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such class, until the Certificate Balance of each such class has been reduced to zero. The notional amount of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-FG and Class X-NR Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-FG and Class X-NR Certificates, respectively.

Realized losses on each pari passu whole loan will be allocated pro rata, between the related mortgage loan and the related pari passu companion loan, based upon their respective Stated Principal Balances. Realized losses on the whole loan with a subordinate interest will be allocated first to the related subordinate companion loan and then to the related mortgage loan and pari passu companion loan, pro rata.

The Class EC Certificates will be allocated the realized losses and other shortfalls otherwise allocable to the Class A-S, Class B and Class C Certificates that are converted in an exchange for such Class EC Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■	Interest Shortfalls:
A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of Appraisal Reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Senior Trust Advisor; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class Z and Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority” in the Free Writing Prospectus.

■	Appraisal Reductions:
With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Master Servicer will calculate the Appraisal Reduction amount. The “Appraisal Reduction” amount is generally the amount by which the current principal balance of the related mortgage loan or whole loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds 90% of the appraised value of the related mortgaged property, plus the amount of any escrows and letters of credit.

With respect to The Outlet Shoppes of the Bluegrass Whole Loan, any Appraisal Reduction will be similarly determined pursuant to the pooling and servicing agreement under which it is serviced.

In general, the Appraisal Reduction amounts that are allocated to the mortgage loans (exclusive of amounts allocated to a Companion Loan (defined below)) are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Certificates (other than the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB Certificates) beginning with the Class NR Certificates for certain purposes, including certain voting rights and the determination of the controlling class.

With respect to each pari passu whole loan, the Appraisal Reduction amount is notionally allocated pro rata, between the related mortgage loan and the related pari passu companion loan, based upon their respective Stated Principal Balances. With respect to the whole loan with a subordinate interest, the Appraisal Reduction amount will be notionally allocated first, to reduce the principal balance of the related subordinate companion loan and then to reduce the principal balance of the related mortgage loan and pari passu companion loan, pro rata.

■	Appraisal Reduced Interest:
Accrued and unpaid interest at the related Mortgage Rate for a mortgage loan that is not advanced by the Master Servicer or the Trustee as backup master servicer due to the application of Appraisal Reduction amounts to such mortgage loan.

■	Master Servicer Advances:
The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on the mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction and (y) a fraction, the numerator of which is the then-outstanding principal balance of the mortgage loan minus the Appraisal Reduction amount and the denominator of which is the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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then-outstanding principal balance of the mortgage loan. The Master Servicer will not make any principal or interest advances with respect to any Companion Loan.

■	Whole Loans:
Four mortgage loans are each evidenced by one or more separate notes and are each, together with one or more additional companion loans (each a “Companion Loan” and collectively with the related mortgage loan, a “Whole Loan”), secured by the same mortgage(s) on the related mortgaged property or portfolio of related mortgaged properties. Each such mortgage loan and its related Companion Loan(s) are subject to an intercreditor agreement. None of these Companion Loans will be part of the trust.

In the case of one of these Whole Loans, “The Club Row Building Whole Loan”, the Companion Loans are (i) a related pari passu Companion Loan, and (ii) a related subordinate Companion Loan (the “Subordinate Companion Loan”).

In the case of three of these Whole Loans, referred to as the “One Campus Martius Whole Loan”, the “Shaner Hotels Portfolio Whole Loan” and “The Outlet Shoppes of the Bluegrass Whole Loan”, the related Companion Loan is pari passu with the related mortgage loan (these Companion Loans, together with The Club Row Building pari passu Companion Loan, are also referred to as the “Pari Passu Companion Loans”). The Club Row Building Pari Passu Companion Loan, the One Campus Martius Pari Passu Companion Loan and the Shaner Hotels Portfolio Pari Passu Companion Loan are referred to as “Serviced Companion Loans”.

The Club Row Building Whole Loan, the One Campus Martius Whole Loan and the Shaner Hotels Portfolio Whole Loan (the “Serviced Whole Loans”) will be serviced under the pooling and servicing agreement for the JPMBB 2015-C27 transaction (the “Pooling and Servicing Agreement”).

The Outlet Shoppes of the Bluegrass Whole Loan will be serviced pursuant to another pooling and servicing agreement as described under “Description of the Mortgage Pool—The Whole Loans— The Outlet Shoppes of the Bluegrass Whole Loan” in the Free Writing Prospectus.

■	Liquidated Loan Waterfall:
On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any Appraisal Reduced Interest. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay Appraisal Reduced Interest. Any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding balance will first be applied to offset any interest shortfalls allocated to the Certificates (other than the Class X Certificates), in sequential order, and then to offset any realized losses allocated to the Certificates (other than the Class X Certificates), in sequential order. Any liquidation proceeds remaining after such applications will be distributed to the Class R Certificates.

■	Sale of Defaulted Mortgage Loans and REO Properties:
The Special Servicer may offer to sell or may offer to purchase any defaulted mortgage loan or REO property, if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the trust (or in the case of any Whole Loan, the trust and the holder of the related Companion Loan, as a collective whole, taking into account the pari passu or subordinate nature of such Companion Loan, as applicable), on a net present value basis. The Special Servicer is required to accept the highest offer for any defaulted mortgage loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Defaulted Loan Purchase Price”) except as described in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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With respect to each Serviced Whole Loan, any such sale of the related defaulted mortgage loan will also include the related Pari Passu Companion Loan (but not the Subordinate Companion Loan, if any) and the prices will be adjusted accordingly.

In connection with such sale and fair value determination, within 30 days of a mortgage loan becoming a specially serviced mortgage loan, the Special Servicer is required to order an appraisal and, within 30 days of receipt of such appraisal, is required to determine the fair value of such defaulted mortgage loan in accordance with the applicable servicing standard. If, however, the Special Servicer is already in the process of obtaining an appraisal with respect to the related mortgaged property, the Special Servicer is required to make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such appraisal. Additionally, with respect to the mortgage loans that have mezzanine debt (whether in existence now or permitted in the future) or a Subordinate Companion Loan, the mezzanine lenders or Subordinate Companion Loan holder may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted mortgage loan.

If the Special Servicer does not receive an offer at least equal to the Defaulted Loan Purchase Price, the Special Servicer may purchase the defaulted mortgage loan or REO property at the Defaulted Loan Purchase Price. If the Special Servicer does not elect to purchase the defaulted mortgage loan or REO property at the Defaulted Loan Purchase Price, the Special Servicer is required to accept the highest offer received from any person that is determined to be a fair price (supported by an appraisal required to be obtained by the Special Servicer within 30 days of a mortgage loan becoming a specially serviced mortgage loan) for such defaulted mortgage loan or REO property, if the highest offeror is a person other than the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Senior Trust Advisor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, a holder of any related Companion Loan (but only with respect to the related Serviced Whole Loan), or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee must approve the purchase of the defaulted mortgage loan or REO property based upon its determination of the fair price for the defaulted mortgage loan or REO property (based upon updated appraisals received by the Trustee) and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any defaulted mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Defaulted Loan Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer (so long as such lower offer was not made by the Special Servicer or any of its affiliates) for a defaulted mortgage loan or REO property if the Special Servicer determines, in accordance with the servicing standard, that a rejection of such offer would be in the best interests of the Certificateholders and, with respect to a Serviced Whole Loan, any holder of a related Companion Loan and in either case, as a collective whole.

If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Trustee, the Certificate Administrator and the Master Servicer receive an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to The Outlet Shoppes of the Bluegrass Whole Loan, if the special servicer under the related pooling and servicing agreement determines to sell the related Pari Passu Companion Loan as described above, then the special servicer will be required to sell the Whole Loan, including the mortgage loan included in the JPMBB 2015-C27 Trust and the related Pari Passu Companion Loan, as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■	Control Eligible Certificates:	Classes E, F, G and NR.

■	Control Rights:
The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will generally be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), then (A) (i) the holder of the largest percentage in excess of 25% that sends notice of the election of a Directing Certificateholder will be entitled to so appoint a Directing Certificateholder or (ii) if no such holder sends notice pursuant to clause (i) then the Certificate Administrator will provide notice thereof to LNR Securities Holdings, LLC, each party to the Pooling and Servicing Agreement and each Controlling Class Certificateholder substantially in the form provided in the Pooling and Servicing Agreement, requesting a certification from an authorized representative that LNR Securities Holdings, LLC or its affiliate owns at least 25% of the Certificate Balance of the Controlling Class and (2) for as long as LNR Securities Holdings, LLC or its affiliate owns at least 25% of such Class of Certificates as confirmed to the Certificate Administrator in such certification then such entity will be the Directing Certificateholder or (B) in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class and a Directing Certificateholder is not determined through the operation of clause (A) above, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. With respect to any mortgage loan other than the Excluded Loan, unless a Control Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan. With respect to any mortgage loan that has, or may in the future have, mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

With respect to The Club Row Building mortgage loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the holder of the related Subordinate Companion Loan pursuant to the related intercreditor agreement or after a control appraisal period with respect to the Subordinate Companion Loan as described in the Free Writing Prospectus, subject to certain consultation rights of the holder of the related Pari Passu Companion Loan pursuant to the related intercreditor agreement. In addition, the holder of the Subordinate Companion Loan will have certain rights to cure defaults under the related mortgage loan, and in certain circumstances, to purchase the related defaulted mortgage loan.

With respect to The Outlet Shoppes of the Bluegrass mortgage loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the Directing Certificateholder or controlling class representative under the applicable pooling and servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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With respect to the One Campus Martius Whole Loan and the Shaner Hotels Portfolio Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loan pursuant to the related intercreditor agreement.

■	Directing Certificateholder:	LNR Securities Holdings, LLC is expected to be appointed the initial Directing Certificateholder.

■	Controlling Class:
The “Controlling Class” will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class NR Certificates.

■	Control Event:
A “Control Event” will occur when the Certificate Balance of the Class E Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balance of the Class E Certificates) has been reduced to less than 25% of the initial Certificate Balance of such Class as of the Closing Date.

Upon the occurrence and during the continuance of a Control Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to a mortgage loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

With respect to The Club Row Building Whole Loan, pursuant to the related intercreditor agreement, the holder of the Subordinate Companion Loan will lose its right to direct or consent to certain actions upon the occurrence of a control appraisal event with respect to such Subordinate Companion Loan, which will occur when the principal balance of such Subordinate Companion Loan (taking into account the application of realized losses, payments of principal and Appraisal Reductions to notionally reduce such balance) has been reduced to less than 25% of the initial principal balance as of the Closing Date less payments of principal.

■	Consultation Termination Event:
A “Consultation Termination Event” will occur when, without regard to the application of any Appraisal Reduction amount (i.e., giving effect to principal reductions through principal payments and realized losses only), there is no Class of Control Eligible Certificates that satisfies the requirement of a Controlling Class.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class. After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■	Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction amounts allocable to such Class, to no longer be the Controlling Class.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■	Remedies Available to Holders of an Appraised-Out Class:
Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of an Appraisal Reduction allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan that results in the Class becoming an Appraised-Out Class.

Upon receipt of that second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, any recalculation of the Appraisal Reduction amount is warranted, and if so warranted, the Special Servicer is required to recalculate the Appraisal Reduction amount based on the second appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a second appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■	Senior Trust Advisor:
The Senior Trust Advisor will initially be Pentalpha Surveillance LLC. The Senior Trust Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced mortgage loans. The Senior Trust Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of specially serviced mortgage loans. In addition, after the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will have certain consultation rights with respect to the specially serviced mortgage loans except with respect to The Club Row Building Whole Loan unless a control appraisal period with respect to the Subordinate Companion Loan has occurred. The Senior Trust Advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to The Outlet Shoppes of the Bluegrass Whole Loan. However, Pentalpha Surveillance LLC is also the senior trust advisor under the JPMBB Commercial Mortgage Securities Trust 2014-C26 pooling and servicing agreement and, in such capacity, will have certain obligations and consultation rights with respect to The Outlet Shoppes of the Bluegrass Whole Loan that are substantially similar to those of the senior trust advisor under the Pooling and Servicing Agreement.

The Senior Trust Advisor will be responsible for:

●
after the occurrence and during the continuance of a Control Event, consulting with the Special Servicer with respect to each asset status report prepared by the Special Servicer and recommending proposed alternative courses of action.

●
after the occurrence and during the continuance of a Control Event, preparing an annual report addressing the Senior Trust Advisor’s overall findings and determinations and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement. As used above, “platform-level basis” refers to the Special Servicer’s performance of its duties as they relate to the resolution and liquidation of specially serviced mortgage loans, taking into account the Special Servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the servicing standard, with due consideration to (and as limited by) the Senior Trust Advisor’s review of any assessment of compliance report, attestation report, asset status report and other information delivered to the Senior Trust Advisor by the Special Servicer with respect to the specially serviced mortgage loans (other than any communications between the Directing Certificateholder and the Special Servicer that would be privileged information). The annual report will be based on the Senior Trust Advisor’s knowledge of the Special Servicer’s actions taken during the applicable calendar year with

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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respect to the resolution or liquidation of specially serviced mortgage loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement, including knowledge obtained in connection with the Senior Trust Advisor’s review of each asset status report prepared by the Special Servicer.

●
prior to the occurrence and continuance of a Control Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced mortgage loan to the Senior Trust Advisor after such calculations have been finalized. The Senior Trust Advisor will be required to review such calculations but will not opine on or take any affirmative action with respect to such Appraisal Reduction calculations and/or net present value calculations.

●
after the occurrence and during the continuance of a Control Event, recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas utilized in connection with any Appraisal Reduction or net present value calculations performed by the Special Servicer. In the event the Senior Trust Advisor does not agree with the mathematical calculations or the application of the non-discretionary portion of the applicable formulas required to be utilized for such calculation, the Senior Trust Advisor and the Special Servicer will consult with each other in order to resolve any disagreement. Any disagreement with respect to such calculations that the Senior Trust Advisor and the Special Servicer are unable to resolve will be determined by the Certificate Administrator.

In addition, the Senior Trust Advisor is required to promptly review all information available to Privileged Persons (as defined in the Free Writing Prospectus) on the Certificate Administrator’s website related to specially serviced mortgage loans and certain information available to Privileged Persons on the Certificate Administrator’s website related to mortgage loans included on the monthly CREFC® servicer watch list report, each final asset status report delivered to the Senior Trust Advisor by the Special Servicer and each assessment of compliance report and attestation report prepared by the Special Servicer in order to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will also consult with the Special Servicer in connection with certain major decisions and propose possible alternative courses of action.

In addition, after the occurrence of a Consultation Termination Event, if the Senior Trust Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Senior Trust Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation) except with respect to The Club Row Building Whole Loan unless a control event with respect to the Subordinate Companion Loan has occurred.

The Senior Trust Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of the aggregate notional balance of all Classes of Certificates entitled to principal distributions (taking into account the application of any Appraisal Reduction amounts to notionally reduce the Certificate Balances of the Classes to which such Appraisal Reduction amounts are allocable). In the event the holders of such Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■	Replacement of Senior Trust Advisor:	The Senior Trust Advisor may be terminated or removed under certain circumstances and a replacement Senior Trust Advisor appointed as described in the Free Writing Prospectus.

Any replacement Senior Trust Advisor (or the personnel responsible for supervising the obligations of the replacement Senior Trust Advisor) must (A) (i) be regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections and (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets or (B) be an institution that is a special servicer, senior trust advisor or operating advisor on a rated CMBS transaction, but has not been a special servicer or a senior trust advisor on a transaction that a rating agency has downgraded, qualified or withdrawn its ratings citing servicing concerns with the special servicer or a senior trust advisor as the sole or a material factor in such rating action. Any Senior Trust Advisor is prohibited from making an investment in any class of certificates in the Trust as described in the Free Writing Prospectus.

■	Appointment and Replacement of Special Servicer:
The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Event, the Special Servicer may generally be replaced by the Directing Certificateholder (a) for cause at any time and (b) without cause if either (i) LNR Partners, LLC or its affiliate is no longer the special servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 25% of the Controlling Class; provided, however, that with respect to The Club Row Building Whole Loan, the holder of the Subordinate Companion Loan (prior to a control event under the intercreditor agreement, with respect to such Subordinate Companion Loan) will have the right to replace the Special Servicer with respect to that Whole Loan.

Upon the occurrence and during the continuance of a Control Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Senior Trust Advisor may also recommend the replacement of the Special Servicer as described above.

The holder of the Subordinate Companion Loan will have the right, prior to the occurrence of a Control Appraisal Period (as defined in the Free Writing Prospectus), to replace the Special Servicer solely with respect to The Club Row Building Whole Loan.

Notwithstanding the foregoing, the Senior Trust Advisor will not be permitted to recommend the replacement of the Special Servicer with respect to The Club Row Building Whole Loan so long as the holder of the Subordinate Companion Loan is not subject to a Control Appraisal Period under the intercreditor agreement.

In addition, with respect to the Mortgaged Property identified as “4141 North Scottsdale Road” on Annex A-1 to the Free Writing Prospectus, Starwood Mortgage Funding IV LLC, the holder of a preferred equity interest in the related borrower is an affiliate of LNR Partners, LLC, the Special Servicer and LNR Securities Holdings, LLC, the anticipated initial Directing Certificateholder.

At any time that (a) the Directing Certificateholder or any of its affiliates or a Controlling Class Certificateholder and/or (b) LNR Partners, LLC or any of its affiliates, in each case, is the direct or indirect holder of an equity interest in the borrower of the 4141 North Scottsdale Road mortgage loan, such mortgage loan shall be the “Excluded Loan”. At such times that the Excluded Loan is a Specially Serviced Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, will act as the Special Servicer and will be entitled to all special servicing compensation related thereto with respect to such mortgage loan earned during such time as it is the Excluded Loan. Upon the release or termination of such equity interest in the related borrower and/or the termination of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

borrower as borrower under the loan or the termination of the borrower’s interest in the related property (including, without limitation, a release of the related borrower in connection with any payoff, foreclosure or deed-in-lieu of foreclosure), the 4141 North Scottsdale Road mortgage loan will no longer be an Excluded Loan, will be specially serviced by LNR Partners, LLC and the Directing Certificateholder will act as the Directing Certificateholder with respect to such mortgage loan.

■	Replacement of Special Servicer by Vote of Certificateholders:
After the occurrence and during the continuance of a Control Event and upon (a) the written direction of holders of Certificates evidencing not less than 25% of the aggregate notional balance of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of at least 75% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with the replacement special servicer.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer described above, the holders of Certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of realized losses and the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the Certificates) of all Classes of Certificates entitled to principal on an aggregate basis.

With respect to each of The Club Row Building Whole Loan, the One Campus Martius Whole Loan and the Shaner Hotels Portfolio Whole Loan, the holders of the related Pari Passu Companion Loan, under certain circumstances following a servicer termination event with respect to the special servicer, will be entitled to direct the trustee (and the trustee will be required) to terminate the special servicer solely with respect to such Whole Loan except that this right with respect to The Club Row Building Whole Loan prior to a control event with respect to the related Subordinate Companion Loan will not be exercisable. A replacement special servicer will be selected by the trustee or, prior to a Control Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to The Outlet Shoppes of the Bluegrass Whole Loan, the JPMBB 2015-C27 Trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable pooling and servicing agreement as described above, which may be exercised by the Directing Certificateholder prior to the Control Event, however, the successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control event under such pooling and servicing agreement.

■	Master Servicer and Special Servicer Compensation:
The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan (including the non-serviced mortgage loan) and REO loan (including specially serviced mortgage loans and Serviced Companion Loan) that will accrue at the related servicing fee rate described in the Free Writing Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

Structural Overview

each specially serviced mortgage loan and REO loan at the special servicing fee rate described in the Free Writing Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loan) or Serviced Whole Loan is the sum of (A) the excess of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan over (ii) all unpaid or unreimbursed additional expenses described in the Free Writing Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, as applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loan) or Serviced Whole Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan or Serviced Whole Loan.

A “Workout Fee” will generally be payable with respect to each corrected mortgage loan (as more specifically described in the Free Writing Prospectus) and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected mortgage loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected mortgage loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout, calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected mortgage loan that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected mortgage loan to be $25,000.

The “Excess Modification Fee Amount” for any corrected mortgage loan is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected mortgage loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each specially serviced mortgage loan or REO property as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.00% of the liquidation proceeds; provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

Structural Overview

Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the special servicer for The Outlet Shoppes of the Bluegrass under the applicable pooling and servicing agreement.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no liquidation fee will be payable to the Special Servicer if a mortgage loan becomes a specially serviced mortgage loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the stated maturity date as a result of the related mortgage loan being refinanced or otherwise repaid in full.

The Master Servicer and Special Servicer are entitled to certain additional fees in connection with the servicing and administration of the mortgage loans as more fully described in “Transaction Parties–Servicing and Other Compensation and Payment of Expenses” in the Free Writing Prospectus.

■	Deal Website:	The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:
		▪	special notices
		▪	summaries of asset status reports
		▪	appraisals in connection with Appraisal Reductions plus any second appraisals ordered
		▪	an “Investor Q&A Forum”
		▪	a voluntary investor registry
		▪	SEC EDGAR filings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

The Club Row Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C27

The Club Row Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C27

The Club Row Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

The Club Row Building

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$110,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$110,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	13.1%	Net Rentable Area (SF):	365,819
Loan Purpose:	Acquisition	Location:	New York, NY
Borrower:	APF 28 W 44 Owner L.P.	Year Built / Renovated:	1920 / 2014
Sponsors:	Ken Aschendorf and Berndt Perl	Occupancy:	96.1%
Interest Rate(1):	4.38181%	Occupancy Date:	10/1/2014
Note Date:	12/12/2014	Number of Tenants:	72
Maturity Date:	1/1/2025	2011 NOI(2)(3):	$6,083,939
Interest-only Period:	120 months	2012 NOI(3):	$9,704,598
Original Term:	120 months	2013 NOI(3):	$10,781,841
Original Amortization:	None	TTM NOI (as of 10/2014)(3)(4):	$11,696,028
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection:	L(24),Grtr1%orYM(92),O(4)	UW Revenues:	$20,965,896
Lockbox:	Hard	UW Expenses:	$9,071,371
Additional Debt:	Yes	UW NOI(4):	$11,894,525
Additional Debt Balance:	$45,000,000 / $25,000,000	UW NCF:	$10,870,232
Additional Debt Type:	Pari Passu / B-Note	Appraised Value / Per SF:	$250,000,000 / $683
		Appraisal Date:	12/1/2014

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap		A-Note(1)	Whole Loan
Taxes:	$351,400	$351,400	N/A	Cut-off Date Loan / SF:	$424	$492
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$424	$492
Replacement Reserves:	$6,100	$6,100	N/A	Cut-off Date LTV:	62.0%	72.0%
TI/LC:	$80,000	$80,000	$2,880,000	Maturity Date LTV:	62.0%	72.0%
Other:	$368,419	$0	N/A	UW NCF DSCR:	1.58x	1.27x
				UW NOI Debt Yield:	7.7%	6.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
A-Note(1)	$155,000,000	72.0%	JV Partner Buy-out	$107,586,224	50.0%
B-Note(1)	25,000,000	11.6	Payoff of Existing Debt	100,517,220	46.7
Sponsor Equity	35,129,285	16.3	Closing Costs	6,219,922	2.9
			Upfront Reserves	805,919	0.4
Total Sources	$215,129,285	100.0%	Total Uses	$215,129,285	100.0%
(1)
The Club Row Building is part of a loan evidenced by two pari passu senior notes (“A-Note”) and a subordinate B-note (“B-Note”), with an aggregate principal balance of $180.0 million. The A-Note Financial Information presented in the chart above reflects the $155.0 million senior portion of The Club Row Building Whole Loan. The interest rate above reflects the interest rate on the A-Note.  The interest rate on the B-Note is 6.50000%.

(2)	The borrower provided partial-year operating statements for 2011. 2011 NOI is based on January through September operating performance annualized.
(3)
The increase in NOI from 2011 through TTM can be attributed to lease-up at the property.  The sponsor initially purchased the property as part of a joint venture in May 2011 (please refer to “The Sponsors” below) when occupancy was 87.0%. Since acquisition, the occupancy has increased to 96.1% currently as a result of 158,311 square feet of both new and renewal leases at the property with average rent per square foot of $53.54.

(4)	The increase in UW NOI from TTM NOI is primarily due to contractual rent increases of $427,233 through December 2015 which is partially offset by higher real estate taxes.
(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

The Club Row Building

The Loan. The Club Row Building loan is secured by a first mortgage lien on a 22-story, 365,819 square foot office building located in Midtown Manhattan, New York. The whole loan has an outstanding principal balance of $180.0 million (“The Club Row Building Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2, and a $25.0 million subordinate B-Note. Note A-1 has an outstanding principal balance as of the Cut-off Date of $110.0 million and is being contributed to the JPMBB 2015-C27 Trust. Note A-2, with an outstanding principal balance as of the Cut-off Date of $45.0 million, is currently held by JPMCB and is expected to be contributed to a future securitized trust. The holder of Note A-1 will be the Trustee of the JPMBB 2015-C27 Trust. The subordinate B-Note has been sold to a third party investor. Under the related intercreditor agreement, prior to a control event with respect to the subordinate B-Note, under certain circumstances, the holder of the subordinate B-Note will have the right to approve certain major decisions with respect to The Club Row Building Whole Loan and to replace the related special servicer with or without cause. After a control event with respect to the subordinate B-Note, the holder of Note A-1, which is the Trustee of the JPMBB 2015-C27 Trust (or, prior to the occurrence and continuance of a control event under the Pooling and Servicing Agreement, the Directing Certificateholder), will be entitled to exercise all of the rights of the Controlling Noteholder with respect to The Club Row Building Whole Loan; however, the holder of Note A-2 will be entitled under certain circumstances, to be consulted with respect to certain major decisions. The Club Row Building Whole Loan has a 10-year term and will be interest-only for the entire term of the loan.

The Borrower. The borrowing entity for The Club Row Building Whole Loan is APF 28 W 44 Owner L.P., a Delaware limited partnership and special purpose entity.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Ken Aschendorf and Berndt Perl, on a joint and several basis, who are the principals of APF Properties (“APF”), a fully integrated real estate investment firm with a commercial portfolio valued at approximately $800 million. Founded by Ken Aschendorf, Berndt Perl and Robert Faktor in 1995, the firm has its headquarters in New York City with offices in Philadelphia, Pennsylvania and Frankfurt, Germany. APF focuses exclusively on commercial office buildings in the Northeastern seaboard region anchored by its New York and Philadelphia offices.  APF previously owned the property through a joint venture with Prudential Real Estate Investors (20% APF / 80% Prudential Real Estate Investors).  The joint venture purchased the property in May 2011 for a total acquisition cost of $161.0 million when the property was 87.0% occupied. APF has operated the property since its acquisition and the joint venture spent approximately $6.3 million upgrading the lobby, entrances, elevators, public corridors, bathrooms, mechanical systems and windows. Since the original acquisition, the sponsorship increased occupancy to the current level of 96.1% with a retention rate of over 80.0% for existing tenants. As part of this financing, APF purchased Prudential Real Estate Investors’ equity interest in the joint venture to own all of the equity.

The Property. The Club Row Building is a Class B office building located at 28 West 44th Street between 5th and 6th Avenue in Midtown Manhattan. The property was constructed in 1920 and renovated in 2014.  The 22-story property totals 365,819 square feet and consists of primarily office space with a small retail component. The building houses two restaurants, a newsstand, a barber shop, a shoe repair shop, a tailor, and a post office. The property is on a through-block parcel, meaning it has two entrances, one on 44th Street and one on 43rd Street.

As of October 1, 2014, the property was 96.1% leased by 72 tenants. The largest tenant at the property, the City University of New York (“CUNY”), leases 16.3% of the net rentable area through March 2016 and has been a tenant at the property since September 2004. CUNY provides high-quality, accessible education for more than 269,000 degree credit students and 247,000 adults, continuing and professional education students at 24 campuses across New York City. CUNY operates adult and continuing professional education from this location. The second largest tenant, Emerge212 (“Emerge”), leases 8.4% of the net rentable area through December 2017 and has one extension option of either 5- or 10-years. Emerge has been a tenant at the property since June 2005. Emerge is a wholly owned subsidiary of SL Green Realty Corp. and offers boutique office space for small businesses in a turnkey solution. The space is fully furnished, fully wired and fully serviced. The company also offers pay-as-you-go conference rooms and a comprehensive menu of business services. The third largest tenant, American National Standards Institute (“ANSI”), leases 5.5% of the net rentable area through July 2024.  ANSI has been a tenant at the property since January 2001. ANSI has served as coordinator of the U.S. private sector, voluntary standardization system for more than 90 years. The institute is a private non-profit organization that oversees the development of voluntary consensus standards for products, services, processes, systems, and personnel in the United States. The organization also coordinates U.S. standards with international standards so that American products can be used worldwide.

The property is located in the heart of Midtown Manhattan and is within walking distance of Bryant Park, the New York Public Library, Rockefeller Center and Times Square. The property also benefits from being close to public transportation hubs such as Grand Central Terminal (serviced by the 4, 5, 6, 7, and S subway lines and the Metro North commuter rail line) which is located two blocks east, Port Authority Bus Terminal which is four blocks west, and Penn Station (serviced by the A, C, E, 1, 2, 3 subway lines and the LIRR, PATH and Amtrak rail lines) which is approximately 11 blocks southwest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

The Club Row Building

According to the appraisal, the property is located in the Grand Central submarket of Manhattan.  As of the third quarter of 2014, the submarket consists of 87 buildings totaling approximately 44.3 million square feet of office space with an overall vacancy rate of 8.5% and average rents of $64.39 per square foot. This compares to 10.8% and $60.81 per square foot respectively, when compared with the third quarter of 2013. The appraisal identified eight directly competitive properties built between 1914 and 1931 and ranging in size from approximately 72,000 to 477,207 square feet. The comparable properties reported occupancies ranging from 91.1% to 100.0% with a weighted average of 95.6%. Asking rents for the comparable properties range from $46.00 to $59.00 per square foot. The in-place office rental rate at the property is $47.42 per square foot, which is below the appraisal concluded market rent of $52.00 per square foot for floors 2-10 and $55.00 per square foot for floors 11-22.  Since the beginning of 2013, the sponsor has executed 28 new or renewal leases.

Historical and Current Occupancy(1)
2010(2)	2011	2012	2013	Current(3)(4)
94.1%	90.8%	88.9%	95.2%	96.1%
(1)	Historical Occupancies are as of December 31, of each respective year.
(2)	2010 Occupancy was not provided by the sponsors and was provided by a third party source. This was prior to the sponsors’ ownership interest in the property.
(3)	Current Occupancy is as of October 1, 2014.
(4)	Current Occupancy includes 28 West 44th Restaurant LLC, which has signed a lease but is not yet in occupancy. The tenant is expected to take occupancy of its space in the second quarter of 2015.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent	Base Rent PSF	Lease Expiration Date
The City University of New York	NR / NR / NR	59,530	16.3%	$2,154,737	$36.20	3/31/2016
Emerge212	Ba1 / BB+ / BBB-	30,905	8.4%	$1,411,749	$45.68	12/31/2017
American National Standards Institute	NR / NR / NR	19,986	5.5%	$1,083,149	$54.20	7/31/2024
Crew Cuts, Inc.	NR / NR / NR	18,076	4.9%	$1,128,369	$62.42	12/31/2022
Invision, Inc.	NR / NR / NR	13,114	3.6%	$549,709	$41.92	6/30/2022
New York Consumer Center, LLC	NR / NR / NR	12,220	3.3%	$559,342	$45.77	3/31/2017
SAX-BST, LLC	NR / NR / NR	9,813	2.7%	$671,281	$68.41	2/28/2018
Tom James Company	NR / NR / NR	9,770	2.7%	$491,093	$50.27	5/31/2017
The Princeton Club of New York(3)	NR / NR / NR	9,578	2.6%	$406,505	$42.44	1/31/2018
TV Guide Entertainment Group(4)	NR / NR / NR	9,541	2.6%	$515,930	$54.08	9/30/2021
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
The Princeton Club of New York has multiple leases at the property and the expiration date listed above reflects the expiration date of the largest space (5,832 square feet) the tenant occupies. The tenant leases 3,746 additional square feet expiring in March 2016.

(4)	TV Guide Entertainment Group may terminate its lease at any time after September 2019 with at least 180 days’ notice and a termination fee of three months’ base rent.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	14,332	3.9%	NAP	NAP	14,332	3.9%	NAP	NAP
2015 & MTM	11	18,059	4.9	$912,346	5.1%	32,391	8.9%	$912,346	5.1%
2016	12	85,180	23.3	3,554,552	20.0	117,571	32.1%	$4,466,899	25.1%
2017	14	88,185	24.1	4,292,886	24.2	205,756	56.2%	$8,759,785	49.3%
2018	11	41,701	11.4	2,399,743	13.5	247,457	67.6%	$11,159,527	62.8%
2019	5	10,414	2.8	528,224	3.0	257,871	70.5%	$11,687,751	65.8%
2020	3	10,291	2.8	515,537	2.9	268,162	73.3%	$12,203,288	68.7%
2021	5	25,219	6.9	1,202,812	6.8	293,381	80.2%	$13,406,100	75.5%
2022	4	40,035	10.9	2,066,185	11.6	333,416	91.1%	$15,472,286	87.1%
2023	0	0	0.0	0	0.0	333,416	91.1%	$15,472,286	87.1%
2024	4	27,625	7.6	1,571,494	8.8	361,041	98.7%	$17,043,780	96.0%
2025	0	0	0.0	0	0.0	361,041	98.7%	$17,043,780	96.0%
2026 & Beyond	3	4,778	1.3	718,844	4.0	365,819	100.0%	$17,762,624	100.0%
Total	72	365,819	100.0%	$17,762,624	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C27

The Club Row Building

Operating History and Underwritten Net Cash Flow

	2011(1)	2012	2013	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)(5)	$8,030,488	$14,648,919	$15,283,475	$16,836,288	$17,762,624	$48.56	80.5%
Vacant Income	0	0	0	0	697,317	1.91	3.2
Gross Potential Rent	$8,030,488	$14,648,919	$15,283,475	$16,836,288	$18,459,941	$50.46	83.6%
Total Reimbursements	2,140,531	2,871,415	3,452,114	3,384,148	3,609,423	9.87	16.4
Net Rental Income	$10,171,019	$17,520,334	$18,735,589	$20,220,436	$22,069,364	$60.33	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,103,468)	(3.02)	(5.0)
Effective Gross Income	$10,171,019	$17,520,334	$18,735,589	$20,220,436	$20,965,896	$57.31	95.0%

Total Expenses	$4,087,080	$7,815,736	$7,953,748	$8,524,408	$9,071,371	$24.80	43.3%

Net Operating Income	$6,083,939	$9,704,598	$10,781,841	$11,696,028	$11,894,525	$32.51	56.7%

Total TI/LC, Capex/RR	0	0	0	0	1,024,293	2.80	4.9

Net Cash Flow	$6,083,939	$9,704,598	$10,781,841	$11,696,028	$10,870,232	$29.71	51.8%

Average Annual Rent PSF(6)	$24.18	$45.04	$43.89	$47.89	$50.54

(1)	The borrower provided partial-year operating statements for 2011. The 2011 operating history is based on January through September operating performance annualized.
(2)	TTM represents the trailing twelve months ending October 31, 2014.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)
The increase in Rents in Place from 2011 through TTM can be attributed to lease-up at the property.  The sponsor initially purchased the property as part of a joint venture in May 2011 (please refer to “The Sponsors”) when occupancy was 87.0%. Since acquisition, the occupancy has increased to 96.1% currently as a result of 158,311 square feet of both new and renewal leases at the property with average rent per square foot of $53.54.

(5)
The increase in Underwritten Rents in Place from 2013 Rents in Place is primarily the result of approximately 25,373 square feet of leasing activity at the property throughout 2014. The Underwritten Rents in Place also includes $427,233 in future contractual rent steps through December 1, 2015.

(6)
Average Annual Rent PSF is based on historical financial statements and leased square footage as of December 31, of each respective year. Underwritten Average Annual Rent PSF is based on Underwritten Rents in Place and current occupancy of 96.1% as of October 1, 2014.

Property Management. The property is managed by APF Properties LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $351,400 for real estate taxes, $295,713 for outstanding tenant improvements associated with leases in effect at closing, $72,706 for outstanding free rent, rent abatements and tenant reimbursements associated with leases in effect at closing, $80,000 for future tenant improvements and leasing commissions and $6,100 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $351,400.

Insurance Escrows - The requirement for the borrower to make monthly deposits into the insurance escrow is waived so long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the property is insured under an approved blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $6,100 (approximately $0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $80,000 (approximately $2.62 per square foot annually) into the TI/LC escrow. The reserve is subject to a cap of $2,880,000 (approximately $7.87 per square foot).

Lockbox / Cash Management.  The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. To the extent that (i) there is an event of default under the loan documents, (ii) the DSCR (as calculated in the loan documents) based on the immediately preceding trailing six-month period falls below 1.10x or (iii) the borrower or the property manager becomes the subject of a bankruptcy, insolvency or similar action, then all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C27

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C27

One Campus Martius

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C27

One Campus Martius

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C27

One Campus Martius

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C27

One Campus Martius

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMF II	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$75,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$75,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	9.0%	Net Rentable Area (SF):	965,078
Loan Purpose:	Acquisition	Location:	Detroit, MI
Borrower:	1000 Webward LLC	Year Built / Renovated:	2003 / N/A
Sponsors:	Bedrock Real Estate Services and	Occupancy:	99.9%
	Caidan Enterprises, Inc.	Occupancy Date:	1/1/2015
Interest Rate:	4.59000%	Number of Tenants:	25
Note Date:	12/31/2014	2011 NOI(2):	N/A
Maturity Date:	1/6/2020	2012 NOI(2):	N/A
Interest-only Period:	60 months	2013 NOI(2):	N/A
Original Term:	60 months	TTM NOI(2):	N/A
Original Amortization:	None	UW Economic Occupancy:	92.3%
Amortization Type:	Interest Only	UW Revenues:	$29,990,438
Call Protection(3):	L(25),Def(31),O(4)	UW Expenses:	$14,827,686
Lockbox:	Hard	UW NOI:	$15,162,751
Additional Debt:	Yes	UW NCF:	$14,752,878
Additional Debt Balance:	$50,000,000	Appraised Value / Per SF:	$188,000,000 / $195
Additional Debt Type:	Pari Passu	Appraisal Date:	11/11/2014

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$130
Taxes:	$197,941	$197,941	N/A	Maturity Date Loan / SF:	$130
Insurance:	$70,347	$24,075	N/A	Cut-off Date LTV:	66.5%
Replacement Reserves:	$0	$11,876	$142,512	Maturity Date LTV:	66.5%
TI/LC:	$0	$8,043	$200,000	UW NCF DSCR:	2.54x
Other:	$13,170,000	$0	N/A	UW NOI Debt Yield:	12.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$125,000,000	79.9%	Purchase Price	$142,000,000	90.8%
Sponsor Equity	31,402,066	20.1	Upfront Reserves	13,438,288	8.6
			Closing Costs	963,779	0.6
Total Sources	$156,402,066	100.0%	Total Uses	$156,402,066	100.0%
(1)
One Campus Martius is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $125.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $125.0 million One Campus Martius Whole Loan.

(2)	2011 NOI, 2012 NOI, 2013 NOI and TTM NOI are not available as the seller of the property did not provide historical operating statements.
(3)
The lockout period will be at least 25 payments beginning with and including the first payment date of February 6, 2015. Defeasance of the full $125.0 million One Campus Martius Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the pari passu note to be securitized and (ii) December 31, 2017.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C27

One Campus Martius

The Loan. The One Campus Martius loan is secured by a first mortgage lien on a 16-story, 965,078 square foot, Class A high-rise office building located in downtown Detroit, Michigan. The whole loan has an outstanding principal balance of $125.0 million (the “One Campus Martius Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1 has an outstanding principal balance as of the Cut-off Date of $75.0 million and is being contributed to the JPMBB 2015-C27 Trust. Note A-2, which has an outstanding principal balance as of the Cut-off Date of $50.0 million, is expected to be contributed to a future securitization trust. The holder of the Note A-1 (the “Controlling Noteholder”) will be the trustee of the JPMBB 2015-C27 Trust. The trustee of the JPMBB 2015-C27 Trust (or, prior to the occurrence and continuance of a Control Event under the pooling and servicing agreement, the Directing Certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the One Campus Martius Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The loan has a five-year term and is interest-only for the term of the loan. Additionally, the One Campus Martius Whole Loan is not assumable.

The Borrower. The borrowing entity for the One Campus Martius Whole Loan is 1000 Webward LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The loan sponsors are Bedrock Real Estate Services and Caidan Enterprises, Inc. 1000 Webward LLC, the borrowing entity under the One Campus Martius Whole Loan, is a 50-50 joint venture between Bedrock Real Estate Services and Caidan Enterprises, Inc. Bedrock Real Estate Services is the real estate investment company owned by Dan Gilbert. Mr. Gilbert is the Chairman and founder of Quicken Loans, Inc., a tenant at the property, and has a current estimated net worth of approximately $4 billion. Bedrock Real Estate Services’ current portfolio consists of a controlling interest in more than 60 commercial properties totaling approximately 8.6 million square feet throughout downtown Detroit. Caidan Enterprises, Inc. is the parent company of Meridian Health Plan, a tenant at the property. Meridian Health Plan is the largest of 14 Medicaid health providers in the state of Michigan. The nonrecourse carve-out guarantors are Zup Ventures LLC (an affiliate of Bedrock Real Estate Services) and Caidan Enterprises, Inc.

The Property. One Campus Martius is a 16-story high-rise office building with 965,078 square feet of Class A office and retail space located in downtown Detroit, Michigan. The property features 15 levels of office space, ground floor retail space and a penthouse level dedicated to the building’s mechanical systems. The property includes an attached 12-level parking garage with 2,662 parking stalls that connect to the property via the ground floor as well as a second story skyway. The property was constructed in 2003 and is situated on 4.97 acres. The property was originally developed by Compuware Corporation to serve as its corporate headquarters for a reported cost in excess of $350 million. Between March 2010 and November 2013, Compuware Corporation spent approximately $9.0 million on capital expenditures including electric vehicle charging stations, an urban garden and various other capital improvements. Although not required by the engineering report, according to the loan sponsors, they plan to invest over $3.2 million in capital expenditures over the next year to modernize the parking garage, add building signage for Quicken Loans, Inc. and Meridian Health Plan, improve exterior lighting, refurbish the lobby and fund commissioned art installations for the common areas.

As of January 1, 2015, the property was 99.9% occupied. The largest tenant, Quicken Loans, Inc., is the nation’s largest online home lender and the second largest overall residential mortgage lender in the U.S., with a workforce of approximately 12,000 employees, the majority of which are based out of downtown Detroit. Quicken Loans, Inc. is an affiliate of the loan sponsor. Quicken Loans, Inc. expanded from 275,698 square feet to 346,244 square feet at closing by absorbing a portion of the space Compuware Corporation is vacating. The tenant anticipates completing the build-out of the space by June 2015. Quicken Loan, Inc.’s new lease commenced in January 2015, however, the tenant has been in occupancy at the property since 2010 and leases 35.9% of the net rentable area through December 2024. Simultaneously with the closing of the loan, the property seller, Compuware Corporation, downsized its existing office space from 485,644 square feet to 134,564 square feet. Quicken Loans, Inc. and Meridian Health Plan each executed new ten-year leases to immediately absorb the space formerly occupied by Compuware Corporation. All costs and work related to the expansion and relocation are the sole responsibility of Quicken Loans, Inc. and Meridian Health Plan, respectively. Both Quicken Loans, Inc. and Meridian Health Plan commenced paying rent on January 1, 2015. The second largest tenant, Meridian Health Plan, is a Detroit-based privately-held managed care organization and wholly owned subsidiary of Caidan Enterprises, Inc. and is an affiliate of the loan sponsor. Meridian Health Plan is the largest HMO Medicaid provider in Michigan by member-count and by geographic range. Meridian Health Plan will take occupancy of its 6th, 7th, 14th and 15th floor spaces in phases throughout 2015 and 2016. Meridian Health Plan anticipates completing build-out of its 6th and 7th floor spaces by June 2015 and September 2015, respectively. If build-out of Meridian Health Plan’s 6th and 7th floor space is not completed by December 2015 and March 2016, respectively, an excess cash flow trap will be triggered. Meridian Health Plan’s lease commenced in January 2015 and it leases 29.1% of the net rentable area through December 2024. Compuware Corporation, the third largest tenant, is the seller of the property and originally constructed the building as its headquarters in 2003. Compuware Corporation agreed to a buyout by Thomas Bravo, LLC, a private equity firm, in 2014. Thomas Bravo, LLC plans to spin off Compuware Corporation’s ancillary business units, including those in occupancy at the property in order to focus on other business lines. Compuware Corporation occupies 13.9% of net rentable area on a new lease that commenced in January 2015 and runs through December 2019. Meridian Health Plan has pre-leased 117,109 square feet of the Compuware Corporation space, resulting in no rental downtime.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C27

One Campus Martius

The property is located at the center of the Detroit central business district (the “CBD”), directly north of Campus Martius Park. The Downtown People Mover has a stop adjacent to the One Campus Martius property. The M-1 Rail Line, a planned streetcar line along Woodward Avenue that is currently being constructed in downtown Detroit is expected to have an adjacent stop to the One Campus Martius property. Completion of the M-1 Rail Line is expected in late 2016, though we cannot guarantee the completion of the project by such time. The property is located in the Detroit CBD office submarket which, according to the appraisal, has an overall vacancy rate of 13.1% as of the third quarter of 2014 for Class A office properties. The Detroit CBD submarket contains approximately 7.2 million square feet of Class A office space as of the third quarter of 2014. The appraisal identified seven comparable recently executed leases ranging from $12.50 to $25.66 per square foot and concluded market rent in the submarket of $24.00 plus electric charges per square foot for the property’s office suites, $21.00 per square foot for the property’s exterior retail suites and $18.00 per square foot for the property’s interior retail suites. The in-place rent at the property is $23.62 per square foot. The appraisal identified 15 properties that are directly competitive with One Campus Martius. The properties range from 245,862 to 2,933,886 square feet and range from 69.0% to 100.0% occupied. The weighted average occupancy for the group is 90.0% and the average rental rate is $22.37.

Historical and Current Occupancy(1)

2011	2012	2013	Current(2)
N/A	N/A	N/A	99.9%
(1)	Historical Occupancy is not available as the seller of the property did not provide historical operating statements.
(2)	Current Occupancy is as of January 1, 2015.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Quicken Loans, Inc.(2)	NA / NA / NA	346,244	35.9%	$24.00	12/31/2024
Meridian Health Plan(3)	NA / NA / NA	280,534	29.1%	$24.00	12/31/2024
Compuware Corporation(4)	NA / NA / NA	134,564	13.9%	$25.00	12/31/2019
Wellness Center(5)	NA / NA / NA	50,116	5.2%	$24.00	12/31/2024
Child Development Center(5)	NA / NA / NA	43,297	4.5%	$24.00	12/31/2024
Market Place Café(5)	NA / NA / NA	28,171	2.9%	$24.00	12/31/2024
Plante Moran(6)	NA / NA / NA	16,207	1.7%	$29.75	11/30/2018
Hard Rock Café(7)	NA / NA / NA	7,988	0.8%	$24.95	11/30/2018
Texas de Brazil	NA / NA / NA	7,739	0.8%	$20.68	6/30/2026
Olga’s Kitchen	NA / NA / NA	3,815	0.4%	$24.86	4/30/2022
(1)	Based on the underwritten rent roll.
(2)
Quicken Loans, Inc. expanded from 275,698 square feet to 346,244 square feet at closing by absorbing Compuware Corporation’s 8th floor space. The tenant anticipates completing build-out of the 8th floor space by June 2015. If build-out of Quicken Loan, Inc.’s 8th floor space is not completed by December 2015, an excess cash flow trap will be triggered. Quicken Loans, Inc. is affiliated with the loan sponsor.

(3)
Meridian Health Plan will take occupancy of its 6th, 7th, 14th and 15th floor spaces in phases throughout 2015 and 2016. Meridian Health Plan anticipates completing build-out of its 6th and 7th floor spaces by June 2015 and September 2015, respectively. If build-out of Meridian Health Plan’s 6th and 7th floor space is not completed by December 2015 and March 2016, respectively, an excess cash flow trap will be triggered. Meridian Health Plan is affiliated with the loan sponsor.

(4)
Compuware Corporation plans to vacate its space at expiration of its current lease. Meridian Health Plan has pre-leased 117,109 square feet of the Compuware Corporation space and plans to take possession of the space upon Compuware Corporation vacating in 2019.

(5)
The Wellness Center, Child Development Center and Market Place Café are leased to an entity owned by Caidan Enterprises, Inc., a tenant at the property and affiliate of the loan sponsor, and all three leases are co-guaranteed by Quicken Loans, Inc. and Caidan Enterprises, Inc.

(6)	Plante Moran’s rent includes reserved parking fees. Net of parking fees, Plante Moran’s rent payable is $24.75 per square foot.
(7)	Excludes 1,040 square feet of storage space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C27

One Campus Martius

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	1,425	0.1%	NAP	NAP	1,425	0.1%	NAP	NAP
Data Center(2)	NAP	14,096	1.5	NAP	NAP	15,521	1.6%	NAP	NAP
2015 & MTM	5	8,142	0.8	$113,130	0.5%	23,663	2.5%	$113,130	0.5%
2016	5	9,140	0.9	166,424	0.7	32,803	3.4%	$279,554	1.2%
2017	0	0	0.0	0	0.0	32,803	3.4%	$279,554	1.2%
2018	2	25,235	2.6	681,490	3.0	58,038	6.0%	$961,044	4.2%
2019	2	136,236	14.1	3,400,550	14.9	194,274	20.1%	$4,361,593	19.2%
2020	1	2,694	0.3	16,164	0.1	196,968	20.4%	$4,377,757	19.2%
2021	1	2,383	0.2	50,043	0.2	199,351	20.7%	$4,427,800	19.5%
2022	2	7,303	0.8	170,723	0.8	206,654	21.4%	$4,598,523	20.2%
2023	0	0	0.0	0	0.0	206,654	21.4%	$4,598,523	20.2%
2024	6	750,685	77.8	18,000,202	79.1	957,339	99.2%	$22,598,725	99.3%
2025	0	0	0.0	0	0.0	957,339	99.2%	$22,598,725	99.3%
2026 & Beyond	1	7,739	0.8	160,062	0.7	965,078	100.0%	$22,758,787	100.0%
Total	25	965,078	100.0%	$22,758,787	100.0%
(1)	Based on the underwritten rent roll.
(2)
Data Center is leased on a per rack basis and is currently derived from year-one rack usage by Compuware Corporation and Meridian Health Plan. Data Center Revenue is underwritten to $723,028 and included in the Data Center net income line item in the Underwritten Net Cash Flow.

Underwritten Net Cash Flow

	Underwritten	Per Square Foot	%(1)
Rents in Place	$22,758,787	$23.58	70.0%
Vacant Income	29,925	0.03	0.1
Gross Potential Rent	$22,788,712	$23.61	70.1%
Total Reimbursements	2,617,445	2.71	8.1
Parking Income	6,344,572	6.57	19.5
Data Center	723,028	0.75	2.2
Other Income	15,718	0.02	0.0
Net Rental Income	$32,489,475	$33.67	100.0%
(Vacancy/Credit Loss)	(2,499,037)	(2.59)	(7.7)
Effective Gross Income	$29,990,438	$31.08	92.3%

Total Expenses	$14,827,686	$15.36	49.4%

Net Operating Income	$15,162,751	$15.71	50.6%

Total TI/LC, Capex/RR	409,873	0.42	1.4

Net Cash Flow	$14,752,878	$15.29	49.2%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Manager. The property is managed by Bedrock Management Services, LLC, an affiliate of the sponsor.

Escrows and Reserves. At origination, the borrower deposited approximately $10.0 million related to the build-out of Meridian Health Plan’s 14th and 15th floor spaces, approximately $3.2 million for budgeted capital expenditures, $197,941 for real estate taxes and $70,347 for insurance.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $197,941.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12 of annual insurance premiums, which currently equates to $24,075.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C27

One Campus Martius

Replacement Reserves – On a monthly basis, the borrower is required to escrow $11,876 (approximately $0.15 per square foot annually and as recommended in the engineering report) for replacement reserves. The reserve is subject to a cap of $142,512 (approximately $0.15 per square foot, which equates to 12 months’ worth of deposits).

TI/LC Reserves – On a monthly basis, the borrower is required to escrow $8,043 (approximately $0.10 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $200,000 (approximately $0.21 per square foot annually).

Meridian Health Plan Build-out Reserve – At origination, the borrower deposited approximately $5.1 million into a reserve with the lender in association with Meridian Health Plan’s 14th floor space. Provided no default has occurred, the funds in this reserve will be released to the borrower in three equal installments, one each time (a) the tenant completes the build-out of the tenant improvements in at least one-third of the 65,521 square foot space and (b) the tenant takes occupancy and opens for business in such space, by December 31, 2016. Also at origination, the borrower deposited approximately $4.9 million into a reserve with the lender in association with Meridian Health Plan’s 15th floor space. Provided no default has occurred, the funds in this reserve will be released to the borrower in three equal installments, one each time (a) the tenant completes the build-out of the tenant improvements in at least one-third of the 63,592 square foot space and (b) the tenant takes occupancy and opens for business in such space by December 31, 2016.

Quicken/Meridian Reserve – Following the occurrence and during the continuance of a Tenant Trigger Period, the borrower is required to deposit all excess cash flow after payment of debt service, required reserves and operating expenses into the Quicken/Meridian reserve to pay the costs of tenant improvements and leasing commission costs incurred in connection with replacement tenants taking occupancy of the related spaces at the property.

Contemplated Building Expansion Reserve – The loan documents allow for potential expansion of the property. Prior to the commencement of the property expansion, the borrower will be required to deposit with the lender an amount determined by the lender to be 120% of the total estimated cost to complete the expansion. The borrower will be required to pay for the expansion work on an all-cash basis with no financing permitted.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. Tenant direction letters were sent to the tenants upon the closing of the loan instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during the term of the loan in accordance with the loan documents. To the extent that (i) there is an event of default under the loan documents, (ii) debt service coverage ratio as calculated in the loan documents based on a trailing twelve month period falls below 1.15x, (iii) within five business days after July 6, 2019, the borrower fails to either (a) deposit $3.0 million with the lender or (b) deliver a $3.0 million letter of credit to the lender, (iv) on or prior to December 31, 2015, the borrower has failed to provide the lender with a satisfactory estoppel from Quicken Loans, Inc. certifying that the build-out related to its space has been completed, (v) on or prior to December 31, 2015, the borrower has failed to provide the lender with a satisfactory estoppel from Meridian Health Plan certifying that the build-out related to its 6th floor space has been completed, (vi) upon the later of (x) March 31, 2016 or (y) six months after former Compuware Corporation’s affiliate Covisint vacates the 7th floor space of the property, the borrower has failed to provide the lender with a satisfactory estoppel from Meridian Health Plan certifying that the build-out related to the 7th floor space has been completed or (vii) a Tenant Trigger Period has commenced, then all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan. In an excess cash flow sweep resulting from clause (iii) above, the excess cash flow sweep is capped at $3.0 million.

A “Tenant Trigger Period” means that either Quicken Loans, Inc. or Meridian Health Plan (i) is in monetary default or other material default under its lease, which default continues beyond any applicable notice and/or grace period, (ii) gives notice to vacate or sublets 40% or more of its leased space at the property, provided that any sublease to one or more affiliated tenants of up to 40% of its leased space will not trigger a Tenant Trigger Period, (iii) becomes a debtor in any bankruptcy or other insolvency proceeding or (iv) “goes dark” on at least 40% of its aggregate space, provided, however, that, with respect to either tenant’s space, if the other of the two tenants signs a lease on terms satisfactory to the lender for the space and occupies the space, then the space will cease to be considered “dark”. For purposes of this provision, space which has not yet been built out with tenant improvements by Quicken Loans, Inc. or Meridian Health Plan will not be considered “dark”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

The Branson at Fifth

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

The Branson at Fifth

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

The Branson at Fifth

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$73,000,000	Title:	Fee
Cut-off Date Principal Balance:	$73,000,000	Property Type - Subtype:	Mixed Use - Retail / Multifamily
% of Pool by IPB:	8.7%	Net Rentable Area (SF)(1):	59,131
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	15 West 55th St. Property LLC	Year Built / Renovated:	1915 / 2014
Sponsors:	Salim Assa, Steven Finkelstein and	Occupancy(2):	100.0%
	Marilyn Finkelstein	Occupancy Date:	12/10/2014
Interest Rate:	4.30000%	Number of Commercial Tenants:	1
Note Date:	1/13/2015	2011 NOI(3):	N/A
Maturity Date:	2/6/2025	2012 NOI(3):	N/A
Interest-only Period:	60 months	2013 NOI(3):	N/A
Original Term:	120 months	TTM NOI(3):	N/A
Original Amortization:	360 months	UW Economic Occupancy:	96.5%
Amortization Type:	IO-Balloon	UW Revenues:	$6,899,433
Call Protection:	L(24),Def(91),O(5)	UW Expenses:	$1,477,979
Lockbox:	CMA	UW NOI:	$5,421,454
Additional Debt:	N/A	UW NCF:	$5,296,833
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$119,000,000 / $2,012
Additional Debt Type:	N/A	Appraisal Date:	12/2/2014

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$1,235
Taxes:	$0	$66,667	N/A	Maturity Date Loan / SF:	$1,126
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.3%
Replacement Reserves:	$0	$833	N/A	Maturity Date LTV:	56.0%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.22x
Other:	$4,573,500	Springing	N/A	UW NOI Debt Yield:	7.4%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$73,000,000		100.0%	Payoff Existing Debt(5)	$34,954,523	47.9%
				Return of Equity(6)	29,868,500	40.9
				Upfront Reserves	4,573,500	6.3
				Closing Costs	3,603,477	4.9
Total Sources	$73,000,000		100.0%	Total Uses	$73,000,000	100.0%
(1)	The Net Rentable Area of 59,131 square feet represents 44,250 square feet of multifamily space (31 units) and 14,881 square feet of commercial space.
(2)
Occupancy includes Domenico Vacca, a high-end luxury clothier, which executed a lease for the 14,881 square feet of commercial space and is funding an approximately $3.5 million build-out. The tenant is expected to open for business in April 2015.

(3)	Historical and TTM NOI was unavailable as the property was acquired by the loan sponsors in November 2013 and underwent a gut renovation and conversion in 2014.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)
Payoff Existing Debt reflects The Branson at Fifth’s allocated portion of approximately $58.3 million in previously existing debt that encumbered the property and an adjacent property acquired simultaneously by the loan sponsors in November 2013. The proceeds of the loan were used to pay off the entire $58.3 million in previously existing debt.

(6)
Return of Equity is a gross amount that includes approximately $23.3 million in proceeds used to pay off the adjacent property’s allocated portion of the $58.3 million in previously existing debt that also encumbered The Branson at Fifth. At origination, net of the payoff of the entire $58.3 million in previously existing debt, approximately $6.6 million of equity was returned to the loan sponsors.

The Loan. The Branson at Fifth loan has an outstanding principal balance of $73.0 million and is secured by a first mortgage lien on the fee interest in a 10-story, 59,131 square foot mixed use building comprised of 31 multifamily units and 14,881 square feet of retail space located on the north side of West 55th Street and Fifth Avenue in New York, New York. The loan has a 10-year term and, subsequent to a five-year interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity for The Branson at Fifth loan is 15 West 55th St. Property LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

The Branson at Fifth

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Salim Assa and Steven and Marilyn Finkelstein. Salim Assa is a partner in Assa Properties, a real estate development firm founded in 2000 that invests in major residential, retail and commercial properties. Assa Properties has acquired over three million square feet of premier assets located throughout the United States and Mexico. In 2002, Assa Properties began acquiring buildings within the New York City area, namely 743 Fifth Avenue, 2 Herald Square and 6 Times Square—originally the Knickerbocker Hotel built by John Jacob Astor—focusing on the development of luxury retail and hotel experiences in some of New York City’s most distinctive neighborhoods. Steven Finkelstein is a partner in Finkelstein Timberger Real Estate (“FTRE”), a full service commercial real estate management company established in 1978 that specializes in multifamily properties. FTRE manages over 4,000 units in 68 buildings.

The Property. The Branson at Fifth is a 59,131 square foot mixed use retail/multifamily building located in Midtown Manhattan. The 10-story building sits on a 7,500 square foot parcel of land and was originally constructed in 1915 and gut renovated and converted to its existing use in 2014. The property consists of multi-level retail space from the basement to the second floor leased to Domenico Vacca, 30 one-, two- and three-bedroom apartments on floors three through nine and a three-bedroom penthouse apartment with a 3,000 square foot outdoor terrace.

The Branson at Fifth is located on the north side of West 55th Street and Fifth Avenue, across the street from the iconic Peninsula Hotel in Manhattan. The property is located steps away from the Fifth Avenue shopping district, which features flagship locations of high-end luxury retailers such as Dolce & Gabbana, Fendi, Gucci, Harry Winston, Louis Vuitton, Prada, Omega, Rolex, Tiffany & Co. and Valentino, among others. In addition, the property is located within walking distance of Central Park, the Museum of Modern Art and Rockefeller Center. The property’s location provides easy access to public transportation, with the F, N, Q, R, 4, 5 and 6 trains accessible within a short distance. Access to the N, Q, and R trains is provided by the 59th Street/5th Avenue subway station. Access to the north/south 4, 5, 6 trains is available at 59th Street and Lexington Avenue. The F train is accessible at 57th Street/6th Avenue and the E and M trains are available at the 53rd Street/5th Avenue subway station.

The borrower acquired The Branson at Fifth in November 2013 for $36.0 million. According to the borrower, at the time of acquisition, the property was 25.8% occupied by eight rent stabilized multifamily tenants with no commercial tenancy. The borrower bought out one of the rent stabilized tenants and subsequently gut renovated the 24 market rate units for approximately $6.0 million or $250,000 per unit. The renovated units feature chef’s kitchens with stone countertops and stainless steel appliances, hardwoods floors, original marble fireplaces and prewar detailing. The building’s amenities include a fitness studio, onsite laundry, a 24-hour doorman and valet and housekeeping services. As of December 10, 2014, the multifamily portion of the property, inclusive of the rent stabilized units, was 100.0% leased.

According to the appraisal, the overall New York market reported a multifamily vacancy rate of 2.7% with average asking rents of $3,282 per unit, as of the third quarter of 2014. The Midtown West submarket reported a vacancy rate of 3.2% with multifamily average asking rents of $4,269 per unit, which was up from $4,065 per unit in the third quarter of 2013. The appraisal identified six competitive properties ranging from 28 to 330 units that were constructed between 1920 and 2008. The competitive set reported an average monthly rent per unit of $3,421 for studios, $5,445 for one-bedrooms, $7,908 for two-bedrooms, $11,436 for three-bedrooms and $7,537 for penthouse space. The appraisal determined that the property’s total multifamily annual rents are below concluded market rents by $586,123, of which rent stabilized units account for $529,703. Following any expiration of rent stabilization regulations pertaining to the units at the property, the loan documents provide that the borrower will take measures to promptly deregulate the seven remaining rent stabilized multifamily units (please refer to “J-51 Tax Abatement / Rent Stabilized Units” below for additional details). None of the potential increase in annual rents associated with any future deregulation of the seven rent stabilized units is underwritten.

Multifamily Unit Mix(1)
Unit Type	# of Units(2)	% of Total	Average Unit SF	In-Place Annual Rents	Market Rate Annual Rents(3)	Average Monthly In- Place Rents Per Unit	Average Monthly Market Rents Per Unit(3)	Average Annual In Place Rent PSF	Average Annual Market Rent PSF(3)
1 Bedroom - Stabilized	2	6.5%	700	$30,933	$108,000	$1,289	$4,500	$22.09	$77.14
2 Bedroom	11	35.5	1,200	1,029,180	1,056,000	$7,797	$8,000	$77.97	$80.00
2 Bedroom - Stabilized	3	9.7	1,200	60,893	288,000	$1,691	$8,000	$16.91	$80.00
3 Bedroom	12	38.7	1,600	1,626,600	1,656,000	$11,296	$11,500	$84.72	$86.25
3 Bedroom - Stabilized	2	6.5	1,600	50,471	276,000	$2,103	$11,500	$15.77	$86.25
Penthouse	1	3.2	3,650	100,000	100,200	$8,333	$8,350	$27.40	$27.45
Total / Wtd. Avg.	31	100.0%	1,427	$2,898,077	$3,484,200	$7,791	$9,366	$65.49	$78.74
(1)	Based on the underwritten rent roll, excluding the commercial component.
(2)	As of December 10, 2014, the multifamily portion of the property was 100.0% leased.
(3)	Based on the appraisal. Income from the multifamily components was underwritten to the respective In-Place Annual Rents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Branson at Fifth

As of December 10, 2014, the commercial portion of the property was 100.0% leased to Domenico Vacca, a high-end luxury clothier through November 2024. Domenico Vacca’s lease commenced in December 2014 and the tenant funded an approximately $3.5 million build out of the commercial space in anticipation of an April 2015 opening date. The space includes the basement, ground floor and second floor, totaling 14,881 square feet or 25.2% of the net rentable area. Commencing in April 2015, Domenico Vacca will pay $4.0 million in annual base rent (approximately $268.80 per square foot) or 58.0% of in-place base rent. Beginning in April 2016, Domenico Vacca’s annual base rent will increase 3.0% and will continue increasing annually by 3.0% thereafter. Domenico Vacca founded his namesake atelier in New York in 2001 and has since opened stores in Beverly Hills, Miami, Palm Beach, London, Milan, Doha, Abu Dhabi and Mayakoba, Mexico. Domenico Vacca was recognized twice by the Robb Report magazine with the award for Best Italian Collection in the annual “Best of the Best” issue and Best Life Magazine has recognized the Domenico Vacca’s tie collection as the finest in the world. Domenico Vacca is moving from its current space at 781 Fifth Avenue to establish its global flagship location at the property.

According to the appraisal, the property falls within the Plaza District of Manhattan, a highly sought after retail space in New York City, with average rents of $3,500 per square foot in the second quarter of 2014, appreciating approximately 14.8% year over year. The appraisal noted that retail space in the Plaza District totaled approximately 3.8 million square feet across 259 buildings with an average vacancy rate of 2.4%. In relation to the retail portion of the property, the appraisal identified six competitive properties with retail components ranging from approximately 3,300 to 15,223 square feet. The comparable properties, which are located off of avenues in Midtown Manhattan, had executed leases ranging from $224.00 to $373.33 per square foot on a blended basis.

Commercial Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(2)	Lease Expiration Date
Domenico Vacca(3)	Retail	NA / NA / NA	14,881	100.0%	$276.86	11/30/2024
(1)	Based on the underwritten rent roll, excluding the multifamily component.
(2)	UW Base Rent PSF is based on Domenico Vacca’s $4.0 million base rent ($268.80 per square foot) with an April 2016 rent step of approximately $120,000 ($8.06 per square foot).
(3)
Domenico Vacca has an executed lease but is not expected to take occupancy or pay rent until April 2015. At origination, the borrower deposited into escrow $0.5 million for debt service prior to April 2015.

Commercial Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2015 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2016	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	1	14,881	100.0	4,120,000	100.0	14,881	100.0%	$4,120,000	100.0%
2025	0	0	0.0	0	0.0	14,881	100.0%	$4,120,000	100.0%
2026 & Beyond	0	0	0.0	0	0.0	14,881	100.0%	$4,120,000	100.0%
Total	1	14,881	100.0%	$4,120,000	100.0%
(1)	Based on the underwritten rent roll, excluding the multifamily component.

Historical and Current Occupancy(1)
2011	2012	2013	Current(2)
N/A	N/A	N/A	100.0%
(1)	2011, 2012 and 2013 Occupancy figures are not available because the property was acquired by the loan sponsors in November 2013 and gut renovated and converted in 2014.
(2)	Current Occupancy is as of December 10, 2014 and is inclusive of both the commercial and multifamily components of the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Branson at Fifth

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place - Commercial(3)	$4,120,000	$69.68	57.6%
Rents in Place - Multifamily(4)	2,898,077	49.01	40.5
Vacant Income	0	0.00	0.0
Gross Potential Rent	$7,018,077	$118.69	98.2%
Total Reimbursements	131,594	2.23	1.8
Net Rental Income	$7,149,671	$120.91	100.0%
(Vacancy/Credit Loss)	(250,238)	(4.23)	(3.5)
Effective Gross Income	$6,899,433	$116.68	96.5%

Total Expenses(5)	$1,477,979	$24.99	21.4%

Net Operating Income	$5,421,454	$91.69	78.6%

Total TI/LC, Capex/RR	124,621	2.11	1.8

Net Cash Flow	$5,296,833	$89.58	76.8%

(1)	Historical operating information is unavailable as the property was acquired by the loan sponsors in November 2013 and underwent a gut renovation and conversion in 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place - Commercial is based on Domenico Vacca’s base rent with an underwritten April 2016 rent step of approximately $120,000.
(4)	Underwritten Rents in Place - Multifamily is based on the December 10, 2014 rent roll, which reflects 100.0% occupancy.
(5)
Underwritten Total Expenses include tax expenses which are underwritten to the appraiser’s estimated stabilized taxes of $799,858. The actual gross tax expense for the 2014/15 tax year is $303,642, however, the appraisal assumes a tax reassessment will take place for the 2015/16 tax year due to the 2014 renovation of the property.

Property Management. The property is managed by Assa Hospitality Management LLC, an affiliate of the loan sponsors.

Escrows and Reserves. At origination, the borrower deposited into escrow $4,000,000 for the Domenico Vacca Holdback (as described below), $500,000 for debt service prior to Domenico Vacca’s April 2015 rent commencement date and $73,500 for deferred maintenance.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $66,667.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow will be waived so long as there is no event of default and the borrower provides the lender with evidence that the property is insured pursuant to an acceptable blanket insurance policy.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $833 (approximately $0.15 per square foot annually for the commercial component and $250 per unit annually for the multifamily component) for replacement reserves.

Domenico Vacca Reserve - Following a Domenico Vacca Lease Event, all excess cash flow after payment of debt service, required reserves and operating expenses will be swept into a reserve for tenant improvements and leasing commissions associated with re-tenanting the commercial space.

Domenico Vacca Holdback - At origination, the borrower deposited into escrow $4,000,000, of which 50.0% will be disbursed to the borrower when: (i) no default beyond any applicable cure periods exists under the tenant’s lease, (ii) all work required to be performed by the tenant pursuant to its lease has been performed in accordance with all legal requirements and that tenant has taken possession of the space, (iii) tenant has commenced paying full unabated rent pursuant to its lease and (iv) tenant is open for business to the general public and the store is sufficiently merchandised with quality products and inventory that is customary and substantially similar to the tenant’s other stores, if applicable. The remaining 50.0% of the Domenico Vacca Holdback will be disbursed to the borrower 180 days following the disbursement of the initial 50.0%, provided that, Domenico Vacca (or a replacement tenant acceptable to the lender) is current on all rent payments due under its lease (or any replacement tenant lease acceptable to the lender, as applicable) and no defaults exist under the lease beyond any applicable notice and/or cure periods set forth therein.

In the event Domenico Vacca does not take possession of its space, fails to commence paying full unabated rent, fails to sufficiently merchandise the store or otherwise defaults on its lease, the Domenico Vacca Holdback will be deposited into a reserve for tenant improvements and leasing commissions associated with re-tenanting the commercial space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Branson at Fifth

Lockbox / Cash Management.  The loan is structured with a CMA lockbox. The borrower or manager was required to send tenant direction letters to all commercial tenants instructing them to deposit all rents and other payments directly into the lockbox account controlled by the lender. In addition, the borrower or manager is required to deposit any rents received from multifamily tenants directly into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrower until the earliest occurrence of: (i) an event of default under the loan documents, (ii) the debt service coverage ratio, as calculated in the loan documents, falls below 1.10x, (iii) any bankruptcy event of the borrower, loan sponsors or manager and (iv) a Domenico Vacca Lease Event, in which case, all available funds will be transferred into the cash trap subaccount and held as additional collateral for the loan, provided that, if a Domenico Vacca Lease Event has occurred and is continuing, all available funds will be swept into the Domenico Vacca Reserve.

A “Domenico Vacca Lease Event” means the occurrence of any of the following: (i) 12 months prior to the expiration of the Domenico Vacca lease (or any replacement tenant lease acceptable to the lender, as applicable), (ii) Domenico Vacca (or a replacement tenant acceptable to the lender) defaults on its lease, (iii) Domenico Vacca (or a replacement tenant acceptable to the lender) goes dark, fails to be in actual physical position of its space or fails to open during customary hours in all of its space, (iv) Domenico Vacca (or a replacement tenant acceptable to the lender) terminates its lease for all or any portion of its space or (v) any bankruptcy event of Domenico Vacca (or a replacement tenant acceptable to the lender).

J-51 Tax Abatement / Rent Stabilized Units. The Branson at Fifth benefits from a City of New York Department of Housing Preservation and Development residential real estate J-51 tax abatement, which commenced in the 2006/07 tax year and phases out following the 2015/16 tax year. The program stipulates that residential properties that receive J-51 tax abatements must be registered with the Division of Housing and Community Renewal (“DHCR”) and subjected to rent stabilization for the full term of the J-51 tax abatement benefit period. These rent stabilization guidelines affect seven units at the property. Rent stabilized units may be decontrolled under two scenarios. In the first scenario, if a rent stabilized unit becomes vacant and can be offered at a legal regulated rent of $2,500 or more per month, then the unit is no longer subject to rent stabilization. In the second scenario, which pertains to occupied units subject to rent stabilization, if the tenant occupying the rent stabilized unit has an average annual income in excess of $250,000 for the two years preceding a lease renewal offered at a legal regulated renewal rent of $2,500 or more per month, then the unit is no longer subject to rent stabilization. This second scenario is also referred to as “luxury deregulation.” In the loan documents, the borrower represents and warrants that (i) borrower will operate and manage the property, or cause the property to be managed in compliance with the J-51 tax abatement and rent stabilization requirements (ii) borrower will register all units with the DHCR, (iii) upon expiration of the J-51 tax abatement affecting the property, borrower will take all steps necessary to cause the rent stabilized units to be deregulated in accordance with the “luxury deregulation” process, (iv) borrower will not apply for an extension or reinstatement of the J-51 tax abatement and (v) borrower will maintain complete receipts, invoices and records of all improvements performed at the property and will deliver copies to the lender, if requested.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

717 14th Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

717 14th Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

717 14th Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

717 14th Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	RCMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$41,500,000	Title:	Leasehold
Cut-off Date Principal Balance:	$41,500,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	5.0%	Net Rentable Area (SF):	120,215
Loan Purpose:	Refinance	Location:	Washington, DC
Borrower:	717 14th Street LLC	Year Built / Renovated:	1928 / 2012
Sponsor:	Peter C. Minshall	Occupancy:	100.0%
Interest Rate:	4.19000%	Occupancy Date:	12/16/2014
Note Date:	12/30/2014	Number of Tenants:	4
Maturity Date:	1/1/2025	2011 NOI:	$2,893,233
Interest-only Period:	42 months	2012 NOI:	$2,922,578
Original Term:	120 months	2013 NOI:	$3,658,507
Original Amortization:	360 months	TTM NOI(1):	N/A
Amortization Type:	IO-Balloon	UW Economic Occupancy:	94.9%
Call Protection:	L(25),Def(90),O(5)	UW Revenues:	$5,905,836
Lockbox:	Springing	UW Expenses:	$2,377,264
Additional Debt:	Yes	UW NOI:	$3,528,571
Additional Debt Balance:	$5,500,000	UW NCF:	$3,306,173
Additional Debt Type:	Mezzanine Loan	Appraised Value / Per SF:	$56,000,000 / $466
		Appraisal Date:	9/17/2014

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$345
Taxes:	$305,833	$61,167	N/A	Maturity Date Loan / SF:	$304
Insurance:	$13,602	$1,943	N/A	Cut-off Date LTV:	74.1%
Replacement Reserves:	$0	$819	$29,484	Maturity Date LTV:	65.2%
TI/LC:	$0	$17,531	$1,000,000	UW NCF DSCR:	1.36x
Other:	$1,000,000	Springing	N/A	UW NOI Debt Yield:	8.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$41,500,000	88.3%	Payoff Existing Debt	$29,294,685	62.3%
Mezzanine Loan	5,500,000	11.7	Return of Equity	15,140,986	32.2
			Upfront Reserves	1,319,435	2.8
			Closing Costs	1,244,894	2.6
Total Sources	$47,000,000	100.0%	Total Uses	$47,000,000	100.0%
(1)	TTM NOI is not available as the borrower has historically only prepared year end statements.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 717 14th Street loan has an outstanding balance of $41.5 million and is secured by a first mortgage lien on the borrower’s leasehold interest in a 120,215 square foot office building located in Washington, DC. The loan has a 10-year term and, subsequent to a 42-month interest-only period, amortizes on a 30-year schedule.  Loan proceeds were used to repay previously existing debt, pay defeasance costs, fund upfront reserves and return equity to the sponsor.  The previously existing loan was securitized in 2008 as part of the JPMCC 2008-C2 transaction.

The Borrower. The borrowing entity for the 717 14th Street loan is 717 14th Street LLC, a District of Columbia limited liability company and special purpose entity.

The Sponsor. The sponsor and nonrecourse carve-out guarantor, Peter C. Minshall, has been actively involved in Washington, DC, Maryland, and Virginia real estate since 1995 participating in the acquisition, management, leasing, financing, and development of real estate assets in transactions in excess of $175 million.  Mr. Minshall currently serves as the Managing Partner for Washington Capitol Partners, a real estate investment and management company he founded in 2007.  Mr. Minshall acquired the 717 14th Street property in 2001.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

717 14th Street

The Property. 717 14th Street is a 12-story, 120,215 square foot Class B office building located on the east side of 14th Street between G Street and New York Avenue approximately two blocks from the White House in Washington, DC. The property was constructed in 1928 and most recently renovated between 2010 and 2012.  The property is situated on a mid-block, rectangular shaped parcel totaling 0.27 acres and offers 25 below-grade parking spaces.  Since 1997, the property has never been less than 91.3% occupied.

As of December 16, 2014, the property was 100.0% leased by four credit-rated tenants.  The largest tenant at the property, GSA – U.S. Department of the Treasury, leases 56.0% of the net rentable area through October 2016. The Treasury Department houses their Office of Financial Research (“OFR”) at the subject property.  The OFR was established by Title I of the Dodd-Frank Act, tasked with the oversight of Dodd-Frank compliance. The OFR is working in conjunction with the Financial Stability Oversight Council (“FSOC”) and regulators such as the SEC and CFTC to standardize data and identify systemic vulnerabilities in the financial sector. GSA – U.S. Department of the Treasury took occupancy in 2011 after the District of Columbia government vacated a portion of their leased premises at lease maturity. In conjunction with the re-tenanting, the sponsor upgraded the space at a cost of approximately $5.3 million.

The second largest tenant at the property, District of Columbia – Office of the Inspector General (“OIG”), leases 28.4% of the net rentable area through August 2021. The OIG is an executive branch agency of the District of Columbia government that conducts audits, inspections, and investigations of government programs and operations.  The third largest tenant at the property, District of Columbia– Office of the Auditor, leases 9.0% of the net rentable area through July 2021 and is rated Aa2/AA/AA by Moody’s, S&P and Fitch, respectively.  This office is the legislative auditor of the District of Columbia and examines the use of public funds, evaluates district government programs and activities, and provides analyses and recommendations to assist in making effective oversight, programmatic, and budgetary decisions.  Between 1997 and 2010, various agencies of the District of Columbia government leased 100% of the office space.

The fourth largest tenant at the property, CVS, leases 7,969 square feet of ground floor retail at the subject (6.6% of the net rentable area) through January 2026 and is rated Baa1/BBB+ by Moody’s and S&P, respectively. CVS is the second largest pharmacy chain in the United States with more than 7,600 stores and is the second largest U.S. pharmacy based on prescription revenue. CVS has been at the subject since 1990 and recently executed a 12-year lease extension in February 2014.

The property is located in the 14th Street Corridor, on the east side of 14th Street between G and New York Avenue, within the East End submarket of Washington, DC. The neighborhood is an area of high-density commercial and mixed-use development with close proximity to multiple government buildings, including the White House, the U.S. Treasury Building and the Executive Office building which are all less than four blocks from the subject.  The property is serviced by five Metro stations within one-mile of the subject,  including Metro Center (0.2 miles), McPherson Square (0.2 miles), Federal Triangle (0.5 miles), Farragut West (0.6 miles) and Farragut North (0.7 miles). Neighborhoods surrounding the property include Franklin Square, located three blocks north of the property, which contains high-end luxury apartments and office buildings that have been renovated over the past several years as well as Dupont Circle, located approximately five blocks northwest, which is home to numerous restaurants, bars, and residential units. According to the appraisal, the Dupont Circle neighborhood is one of the district’s most popular areas to live. Additional large demand drivers in the property’s greater area include the new convention center site situated five blocks to the east and the Verizon Center located six blocks southeast.

According to the appraisal, the property is situated within the East End office submarket, at its border with the central business district (“CBD”).  The CBD and East End markets are the primary downtown business districts and, according to CoStar, have an inventory of 325 buildings comprising over 31.1 million square feet.  Vacancy and average rent as of the second quarter 2014 within the East End/CBD submarket are 8.2% and $44.06 per square foot, respectively.  Per the appraisal, the Class B inventory has remained relatively stable, losing some inventory in recent years to redevelopment.  The property is also within the Downtown Retail market which includes the CBD, East End and West End. According to CoStar, the Downtown market has remained relatively stable over the past four years with less than 2% added to inventory. Absorption has generally been positive with vacancy and average rents equal to 4.4% and $47.92 per square foot, respectively, as of the second quarter of 2014.

The appraisal identified five competitive properties built between 1912 and 1967 and ranging in size from approximately 98,372 to 217,199 square feet. The comparable properties reported occupancies ranging from 82.0% to 99.0% with a weighted average of 92.6%. Asking rents for the comparable properties range from $44.50 to $51.00 per square foot under full-service lease provisions.

Historical and Current Occupancy(1)
2011	2012	2013	Current(2)
91.3%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of December 16, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

717 14th Street

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
GSA – U.S. Department of the Treasury	Aaa / AA+ / AAA	67,283	56.0%	$43.65	10/27/2016
District of Columbia – Office of the Inspector General(3)	Aa2 / AA / AA	34,171	28.4%	$47.65	8/31/2021
District of Columbia – Office of the Auditor(3)	Aa2 / AA / AA	10,792	9.0%	$43.28	7/31/2021
CVS	Baa1 / BBB+ / NA	7,969	6.6%	$90.50	1/31/2026
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company (or in the case of this loan, parent government entity) guarantees the lease.
(3)
The tenants District of Columbia – Office of the Inspector General and District of Columbia – Office of the Auditor are only liable under their lease for rent and other obligations to the extent they receive sufficient appropriations from the state government.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2015 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2016	1	67,283	56.0	2,936,862	51.0	67,283	56.0%	$2,936,862	51.0%
2017	0	0	0.0	0	0.0	67,283	56.0%	$2,936,862	51.0%
2018	0	0	0.0	0	0.0	67,283	56.0%	$2,936,862	51.0%
2019	0	0	0.0	0	0.0	67,283	56.0%	$2,936,862	51.0%
2020	0	0	0.0	0	0.0	67,283	56.0%	$2,936,862	51.0%
2021	2	44,963	37.4	2,095,166	36.4	112,246	93.4%	$5,032,028	87.5%
2022	0	0	0.0	0	0.0	112,246	93.4%	$5,032,028	87.5%
2023	0	0	0.0	0	0.0	112,246	93.4%	$5,032,028	87.5%
2024	0	0	0.0	0	0.0	112,246	93.4%	$5,032,028	87.5%
2025	0	0	0.0	0	0.0	112,246	93.4%	$5,032,028	87.5%
2026 & Beyond	1	7,969	6.6	721,196	12.5	120,215	100.0%	$5,753,223	100.0%
Total	4	120,215	100.0%	$5,753,223	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$4,637,007	$4,653,222	$5,319,675	$5,753,223	$47.86	94.2%
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$4,637,007	$4,653,222	$5,319,675	$5,753,223	$47.86	94.2%
Total Reimbursements	63,603	480,876	366,260	355,788	2.96	5.8
Net Rental Income	$4,700,609	$5,134,098	$5,685,935	$6,109,011	$50.82	100.0%
(Vacancy/Credit Loss)	0	0	0	(310,833)	(2.59)	(5.1)
Other Income	118,513	99,895	107,658	107,658	0.90	1.8
Effective Gross Income	$4,819,122	$5,233,993	$5,793,593	$5,905,836	$49.13	96.7%

Total Expenses	$1,925,889	$2,311,416	$2,135,086	$2,377,264	$19.78	40.3%

Net Operating Income	$2,893,233	$2,922,578	$3,658,507	$3,528,571	$29.35	59.7%

Total TI/LC, Capex/RR	0	0	0	222,398	1.85	3.8
Net Cash Flow	$2,893,233	$2,922,578	$3,658,507	$3,306,173	$27.50	56.0%

(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)
Per the December 16, 2014 rent roll, the amount includes CVS underwritten at $90.50 per square foot, which is the average rent over the loan term. CVS is currently paying $62.00 per square foot which increases to $72.00 per square foot on February 1, 2015 and $82.00 per square foot on February 1, 2016.  Subsequently, the lease calls for 3.0% annual increases.

Property Management. The property is managed by Washington Capitol Partners LLC, an affiliate of the borrower.

Ground Lease.  The property is subject to a ground lease, which commenced on September 22, 1986 and expires on March 31, 2057. The ground lease also has two 10-year extension options. The current total ground lease payment is equal to $505,468 per year. As of April 1, 2015, the total ground rent payment will equal $515,577 per year, with rent escalations of 2% annually through April 1, 2056.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

717 14th Street

Escrows and Reserves. At origination, the borrower deposited into escrow $1,000,000 for a GSA – U.S. Department of the Treasury lease reserve, $305,833 for real estate taxes and $13,602 for insurance premiums. The GSA – U.S. Department of the Treasury lease reserve may be released to the borrower if the tenant exercises their renewal in 2016 in accordance with the lease agreement.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $61,167.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance premiums, which currently equates to $1,943.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $819 (approximately $0.08 per square foot annually) for replacement reserves. The reserve is subject to a cap of $29,484 (approximately $0.25 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $17,531 (approximately $1.75 per square foot annually) into the TI/LC reserve. The reserve is subject to a cap of $1,000,000 (approximately $8.32 per square foot), provided the property maintains an occupancy percentage of at least 75%.

Ground Rent Reserve - The requirement for the borrower to make monthly deposits into the ground rent reserve is waived so long as: (i) no event of default has occurred and is continuing, (ii) the borrower continues to pay the ground rent due in monthly installments in accordance with the terms of the ground lease and (iii) the borrower provides the lender with evidence reasonably satisfactory to lender that all ground rent has been paid when due.

Lockbox / Cash Management.  The loan is structured with a springing lockbox. Upon the occurrence and during the continuance of a Trigger Event, the borrower and manager shall cause all income from the property to be deposited directly into the lockbox account. Upon the occurrence and during the continuance of a Trigger Event, all funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. Commencing with the first billing statement delivered after the occurrence of a Trigger Event, and for each subsequent statement thereafter delivered during the continuance of a Trigger Event, the borrower and manager shall instruct all persons and entities that maintain open accounts with the borrower or manager or with whom the borrower or manager does business with respect to the property to deliver all payments to the lockbox account. Neither borrower nor manager shall direct any such person or entity to make payments due under such lockbox account in any other manner.

A “Trigger Event” means: a period commencing upon the earliest of (i) the occurrence of an event of default, (ii) the occurrence of a mezzanine event of default or (iii) a Tenant Trigger Event.

A “Tenant Trigger Event” shall occur if either GSA – U.S. Department of the Treasury (“GSA”) or District of Columbia – Office of the Inspector General (“OIG”): (i) files for bankruptcy or becomes the subject of an insolvency proceeding, whether voluntary or involuntary, (ii) terminates or cancels the GSA lease or the OIG lease, or their respective leases cease to be in full force and effect, (iii) a monetary or material non-monetary default exists under the GSA lease or the OIG lease, (iv) GSA or OIG goes dark, vacates or otherwise fails to occupy all or any portion of the GSA space or the OIG space or be open for business during customary business hours, and such condition continues for a period of twelve (12) months, (v) GSA or OIG gives a notice of termination for all or any portion of the respective space or (vi) GSA or OIG fails on or before the date that is twelve (12) months prior to any expiration date or renewal date contained in the respective leases to renew or extend for a minimum term of five (5) years and a rent that is equal to or greater than the rent payable at such time (or immediately prior to termination) under the GSA lease or the OIG Lease.

Additional Debt. A $5.5 million mezzanine loan was provided by Redwood Commercial Mortgage Corporation that is secured by the direct equity interests in the borrower and is coterminous with the mortgage loan. The mezzanine loan has a 9.00000% coupon and, subsequent to a 42-month interest-only period, amortizes on a 30-year schedule. Including the mezzanine loan, the Cut-off Date LTV is 83.9%, the UW NCF DSCR is 1.12x and the UW NOI Debt Yield is 7.5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
60 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C27

Shaner Hotels Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C27

Shaner Hotels Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

Shaner Hotels Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$35,000,000	Title:	Fee / Leasehold
Cut-off Date Principal Balance(1):	$35,000,000	Property Type - Subtype:	Hotel – Various
% of Pool by IPB:	4.2%	Net Rentable Area (Rooms):	605
Loan Purpose:	Refinance	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Sponsor:	Lance T. Shaner	Occupancy / ADR / RevPAR:	74.4% / $148.56 / $110.46
Interest Rate:	4.52700%	Occupancy / ADR / RevPAR Date:	10/31/2014
Note Date:	10/31/2014	Number of Tenants:	N/A
Maturity Date:	11/1/2024	2011 NOI:	$5,064,044
Interest-only Period:	24 months	2012 NOI:	$6,405,743
Original Term:	120 months	2013 NOI:	$7,522,769
Original Amortization:	360 months	TTM NOI (as of 10/2014):	$8,706,127
Amortization Type:	IO-Balloon	UW Occupancy / ADR / RevPAR:	74.8% / $147.23 / $110.02
Call Protection(3):	L(27),Def(89),O(4)	UW Revenues:	$29,219,074
Lockbox:	Hard	UW Expenses:	$20,636,779
Additional Debt:	Yes	UW NOI:	$8,582,295
Additional Debt Balance:	$42,090,000 / $12,510,000	UW NCF:	$8,582,295
Additional Debt Type:	Pari Passu / Mezzanine Loan	Appraised Value / Per Room:	$112,000,000 / $185,124
		Appraisal Date:	9/1/2014

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$127,421
Taxes:	$572,693	$108,522	N/A	Maturity Date Loan / Room:	$108,897
Insurance:	$197,014	$32,838	N/A	Cut-off Date LTV:	68.8%
FF&E Reserves:	$133,000	4% of Gross Revenues	N/A	Maturity Date LTV:	58.8%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.83x
Other:	$103,893	$248,483	N/A	UW NOI Debt Yield:	11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$77,090,000	86.0%	Payoff Existing Debt	$41,518,490	46.3%
Mezzanine Loan	12,510,000	14.0	Return of Equity	46,029,748	51.4
			Closing Costs	1,045,162	1.2
			Upfront Reserves	1,006,600	1.1
Total Sources	$89,600,000	100.0%	Total Uses	$89,600,000	100.0%
(1)
Shaner Hotels Portfolio is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of approximately $77.1 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the approximately $77.1 million Shaner Hotels Portfolio Whole Loan.

(2)	For a full description of the borrowers, please refer to “The Borrowers” below.
(3)
Defeasance of the approximately $77.1 million Shaner Hotels Portfolio Whole Loan is permitted after the date that is two years after the closing date of the securitization of the last pari passu note to be securitized.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Shaner Hotels Portfolio loan is secured by a first mortgage lien on the fee and leasehold interests in two full service hotels, one limited service hotel and one extended stay hotel totaling 605 rooms located in Rhode Island, Florida, North Carolina and Minnesota. The whole loan has an outstanding principal balance of approximately $77.1 million (the “Shaner Hotels Portfolio Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1 has an outstanding principal balance as of the Cut-off Date of $35.0 million and is being contributed to the JPMBB 2015-C27 Trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of approximately $42.1 million and is expected to be contributed to a future securitization trust. The holder of the Note A-1 (the “Controlling Noteholder”) will be the trustee of the JPMBB 2015-C27 Trust. The trustee of the JPMBB 2015-C27 Trust (or, prior to the occurrence and continuance of a Control Event under the pooling and servicing agreement, the Directing Certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Shaner Hotels Portfolio Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The Shaner Hotels Portfolio Whole Loan has a 10-year term, and subsequent to a two-year interest-only period, will amortize on a 30-year schedule. The previously existing debt was securitized in 2006 as part of the GSMS 2006-GG6 securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Shaner Hotels Portfolio

The Borrowers. The borrowing entities for the loan are Shaner Newport Harbor LLC, Shaner Durham LLC, Shaner Jacksonville LLC and Shaner Edina LLC, each a Delaware limited liability company and a special purpose entity.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Lance T. Shaner, chairman and CEO of Shaner Hotel Group (“Shaner”). Shaner, an owner-operator in the hospitality industry, owns or manages 40 hotel properties in 17 states and two countries with gross revenues in excess of $150.0 million. Shaner’s hotels comprise 16 different brands, and Shaner employs approximately 2,700 people.

The Portfolio. The collateral consists of two full service hotels, one limited service hotel and one extended stay hotel totaling 605 rooms located in Rhode Island, Florida, North Carolina and Minnesota, respectively. The portfolio is comprised of one unflagged Newport Harbor Hotel & Marina (133 rooms, 27.4% of UW NCF), and three properties which have Marriott flags: one Courtyard (150 rooms, 31.7% of UW NCF), one Marriott (189 rooms, 20.3% of UW NCF) and one Residence Inn (133 rooms, 20.6% of UW NCF).

Portfolio Summary
Property	Location	Rooms	Year Built / Renovated	Cut-off Date Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
Newport Harbor Hotel & Marina	Newport, RI	133	1972 / NA	$11,250,486	32.1%	$36,000,000	$2,349,181	27.4%
Courtyard - Jacksonville	Jacksonville Beach, FL	150	1969 / 2013	10,306,136	29.4	33,000,000	2,724,679	31.7
Durham Marriott City Center	Durham, NC	189	1989 / 2008	6,878,324	19.7	22,000,000	1,744,104	20.3
Residence Inn - Edina	Edina, MN	133	1989 / 2012	6,565,054	18.8	21,000,000	1,764,330	20.6
Total		605		$35,000,000	100.0%	$112,000,000	$8,582,295	100.0%

Historical Occupancy, ADR and RevPAR(1)
	Occupancy				ADR				RevPAR
Property	2011	2012	2013	TTM(2)	2011	2012	2013	TTM(2)	2011	2012	2013	TTM(2)
Newport Harbor Hotel & Marina	53.5%	54.3%	60.4%	62.1%	$195.46	$203.12	$191.69	$207.74	$104.65	$110.39	$115.69	$128.92
Courtyard - Jacksonville	75.4%	76.5%	82.1%	81.1%	$139.05	$143.58	$146.62	$158.52	$104.82	$109.79	$120.34	$128.53
Durham Marriott City Center	73.2%	76.3%	77.2%	73.1%	$110.37	$119.25	$125.52	$129.30	$80.77	$91.01	$96.85	$94.48
Residence Inn - Edina	82.0%	72.3%	82.6%	80.9%	$100.12	$105.78	$109.92	$116.62	$82.13	$76.47	$90.76	$94.31
Weighted Average(3)	71.3%	70.6%	75.9%	74.4%	$129.33	$136.93	$139.02	$148.56	$92.28	$96.73	$105.48	$110.46
(1)	Based on operating statements provided by the borrowers.
(2)	TTM as of October 31, 2014.
(3)	Weighted by room count.

Historical Occupancy, ADR and RevPAR Penetration Rates(1)
	Occupancy					ADR					RevPAR
Property	2010	2011	2012	2013	TTM(2)	2010	2011	2012	2013	TTM(2)	2010	2011	2012	2013	TTM(2)(3)
Newport Harbor Hotel & Marina	86.8%	88.7%	89.1%	100.4%	101.6%	111.2%	110.7%	111.8%	101.6%	104.8%	96.5%	98.2%	99.7%	102.0%	106.5%
Courtyard - Jacksonville	123.0%	114.8%	113.5%	115.9%	106.9%	112.8%	116.9%	113.8%	109.9%	112.1%	138.8%	134.2%	129.1%	127.3%	119.9%
Durham Marriott City Center	106.6%	116.4%	123.0%	127.4%	108.3%	127.0%	127.5%	133.7%	132.9%	130.3%	135.4%	148.3%	164.4%	169.3%	141.1%
Residence Inn - Edina	115.4%	114.1%	102.1%	111.3%	107.7%	96.0%	97.4%	101.2%	104.0%	99.8%	110.8%	111.2%	103.4%	115.8%	107.5%
Weighted Average(4)	108.3%	109.4%	108.6%	115.1%	106.4%	113.2%	114.5%	116.8%	114.0%	113.5%	122.3%	125.6%	128.0%	132.3%	120.8%
(1)	2010, 2011, 2012, 2013 and TTM Penetration Rates are per reports provided by a third party data provider.
(2)	TTM is as of October 31, 2014.
(3)
TTM RevPAR Penetration Rate at Courtyard – Jacksonville was impacted by renovations of the bistro and the lobby at the hotel which resulted in rooms being offline during the first quarter of 2014. TTM RevPAR Penetration Rate at Durham Marriott City Center was impacted by the changing composition of its competitive set when the newly opened 128 room Hilton Garden Inn Durham University Medical Center was added in November 2013 TTM RevPAR Penetration Rate at Residence Inn - Edina was impacted by the changing composition of its competitive set when the 159 room Holiday Inn Express & Suites Bloomington West replaced the 209 room Park Plaza Bloomington in the first quarter of 2014.

(4)	Weighted by room count.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Shaner Hotels Portfolio

Newport Harbor Hotel & Marina (Newport, RI). The Newport Harbor Hotel & Marina is a four-story, full service hotel, situated on a 5.59 acre site located on the harbor off of state highway 138A in historic Newport, Rhode Island. The property was built in 1972 and is comprised of 133 guest rooms of various layouts. The Newport Harbor Hotel & Marina features a business center, fitness center, approximately 4,000 square feet of meeting space, two full service restaurants, an indoor pool, a spa and a 60-slip marina. Between 2008 and 2013, the loan sponsor invested approximately $883,000 (approximately $6,639 per room) in capital expenditures and has budgeted approximately $780,000 (approximately $5,894 per room) of capital expenditures for 2014 and 2015. The property is located in Newport, home of the Naval Undersea Warfare Center and a major United States Navy training center. The city of Newport attracts approximately 3.5 million tourists annually for the city’s colonial history, 1700’s and 1800’s architecture, arts, beaches, water attractions including sailing and yachting, shopping and dining. The city of Newport had an average household income of $57,690 and an estimated total population of 24,027 residents as of 2013 according to the U.S. Census Bureau. According to the appraisal, in 2013 the property generated approximately 55% of its room nights from leisure business, 40% from meeting and group business and 5% from commercial business. The primary competitive set for the property consists of six hotels, which range in size from 95 to 319 rooms. Per the appraisal, there are no new hotel projects under construction in the Newport market at this time.

Courtyard - Jacksonville (Jacksonville Beach, FL). The Courtyard - Jacksonville is a seven-story, limited service hotel situated on a 1.98 acre site, on North First Street near State Route A1A approximately 17 miles east of downtown Jacksonville in Jacksonville Beach, Florida. The property was built in 1969 and renovated in 2013 and is comprised of 150 guest rooms of various layouts. The Courtyard - Jacksonville features a lobby sundry shop, business center, outdoor swimming pool, guest self-service laundry facility, 70-seat Bistro Restaurant, onsite parking and approximately 2,500 square feet of meeting space. The property is located alongside approximately 7.33 square miles of Jacksonville Beach and approximately 16 miles east of EverBank Field, home to  the NFL’s Jacksonville Jaguars and major college football games. Jacksonville, the fourth largest city in Florida, attracts approximately 3.0 million tourists annually for the city’s beaches, golf courses, sporting venues and cultural sites. The surrounding area has over 1,220 holes of golf with more than 70 public and private courses including the PGA Tour Players Championship home, Ponte Vedra Golf Course, less than 10 miles north of the Courtyard – Jacksonville. Jacksonville Beach had a median household income of approximately $59,371 and an estimated total population of approximately 21,823 residents as of 2013 according to the U.S. Census Bureau. According to the appraisal, in 2013 the property generated approximately 50% of its room nights from commercial business, 40% from leisure business and 10% from meeting and group business. The primary competitive set for the property consists of eight hotels, which range in size from 51 to 193 rooms. Per the appraisal, there are no new hotel projects under construction in the Jacksonville Beach market at this time.

Durham Marriott City Center (Durham, NC). The Durham Marriott City Center is a 10-story, full service hotel situated on a 3.09 acre site in the heart of Durham, North Carolina. The property was built in 1989 and renovated in 2008 and is comprised of 189 guest rooms of various layouts situated next to Durham Convention Center and less than half a mile north of Highway 147. The Durham Marriott City Center features a restaurant, business center and fitness center. Between 2008 and 2013, the loan sponsor invested approximately $4.0 million (approximately $21,371 per room) in capital expenditures and has budgeted approximately $947,300 (approximately $5,012 per room) of capital expenditures for 2014 and 2015.  Durham, 30 miles northwest of Raleigh, North Carolina’s state capital, is home to Duke University, the University of North Carolina at Chapel Hill and the Research Triangle Park. The Durham Marriott City Center is located in the Durham metropolitan statistical area, which had a per capita income of $43,343 and an estimated total population of approximately 534,578 residents as of 2013 according to a report by Moody’s Analytics. According to the appraisal, in 2013 the property generated approximately 50% of its room nights from commercial business, 25% from leisure business and 25% from meeting and group business. The primary competitive set for the property consists of five hotels, which range in size from 128 to 224 rooms. Per the appraisal, there are four new hotel projects under construction in the Downtown Durham market at this time: a 54-room unflagged hotel, The Durham, which is scheduled to open in April 2015, a 125-room unflagged hotel, 21c Museum Hotel, which is scheduled to open in March 2015, a 134-room Aloft, which is scheduled to open in May 2015 and a 145-room Residence Inn expected to open in July 2015.

Residence Inn - Edina (Edina, MN). The Residence Inn - Edina is a seven-story, extended stay hotel situated on a 3.58 acre site approximately 11 miles south of Minneapolis in Edina, Minnesota. The property was built in 1989 and renovated in 2012 and is comprised of 133 guest rooms of various layouts. The Residence Inn - Edina features complimentary breakfast, guest laundry facility, a convenience shop, on-site Hertz Rental Car desk and approximately 874 square feet of meeting space. The property is located in Edina, 11 miles south of Minneapolis, the largest city in the state of Minnesota. According to the Twin Cities Business, 22 separate companies will invest a total of approximately $241.0 million and add 950 new jobs to the area.  The hotel also benefits from other demand generators in the area such as the Valley Fair Amusement Park, Como Park & Conservatory Zoo, Minnesota Zoo, Downtown St. Paul, Downtown Minneapolis, the State Capitol, shopping centers including Southdale Center, Yorktown, Centennial Lakes Plaza, the Galleria and 50th & France. The Minneapolis metropolitan statistical area had a median household income of approximately $51,233 and an estimated total population of approximately 3.4 million residents as of 2013 according to a report by Moody’s Analytics. According to the appraisal, in 2013 the property generated approximately 55% of its room nights from extended stay business, 25% from commercial business, 10% from meeting and group business and 10% from leisure business. The primary competitive set for the property consists of seven hotels, which range in size from 108 to 218 rooms. Per the appraisal, there is one new hotel project under construction in the Minneapolis market at this time: a 342-room J.W. Marriott at The Mall of America which is scheduled to open in August 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Shaner Hotels Portfolio

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	71.3%	70.6%	75.9%	74.4%	74.8%
ADR	$129.33	$136.93	$139.02	$148.56	$147.23
RevPAR	$92.28	$96.73	$105.48	$110.46	$110.02

Room Revenue	$20,378,291	$21,418,976	$23,291,859	$24,392,391	$24,296,632	$40,160	83.2%
Food & Beverage Revenue	2,974,141	2,922,196	2,899,574	3,169,316	3,169,316	5,239	10.8
Telephone Revenue	11,057	11,396	13,557	10,776	10,776	18	0.0
Other Department Revenues	1,212,494	1,271,132	1,305,511	1,742,350	1,742,350	2,880	6.0
Total Revenue	$24,575,983	$25,623,700	$27,510,501	$29,314,833	$29,219,074	$48,296	100.0%

Room Expense	$5,144,522	$5,295,932	$5,705,339	$5,608,664	$5,600,181	$9,256	23.0%
Food & Beverage Expense	2,704,908	2,518,843	2,421,945	2,453,590	2,453,590	4,056	77.4
Telephone Expense	101,551	118,782	107,878	73,648	73,648	122	683.4
Other Departmental Expenses	364,863	334,456	355,223	399,335	399,335	660	22.9
Departmental Expenses	$8,315,844	$8,268,013	$8,590,385	$8,535,237	$8,526,754	$14,094	29.2%

Departmental Profit	$16,260,139	$17,355,687	$18,920,116	$20,779,596	$20,692,320	$34,202	70.8%

Operating Expenses	$7,669,129	$7,205,230	$7,354,339	$7,839,780	$7,839,780	$12,958	26.8%
Gross Operating Profit	$8,591,010	$10,150,457	$11,565,777	$12,939,816	$12,852,540	$21,244	44.0%

Management Fees(4)	$737,279	$768,711	$824,551	$879,445	$876,572	$1,449	3.0%
Property Taxes	1,011,912	1,099,416	1,206,053	1,275,484	1,276,577	2,110	4.4
Property Insurance	399,526	415,462	433,922	446,646	450,942	745	1.5
Ground Lease	293,493	324,332	362,391	343,216	380,469	629	1.3
Other Expenses	38,556	41,456	41,397	42,085	41,390	68	0.1
FF&E(5)	1,046,200	1,095,337	1,174,694	1,246,813	1,244,295	2,057	4.3
Total Other Expenses	$3,526,966	$3,744,714	$4,043,008	$4,233,689	$4,270,245	$7,058	14.6%

Net Operating Income	$5,064,044	$6,405,743	$7,522,769	$8,706,127	$8,582,295	$14,186	29.4%
Net Cash Flow	$5,064,044	$6,405,743	$7,522,769	$8,706,127	$8,582,295	$14,186	29.4%
(1)	The TTM column represents the trailing twelve-month period ending on October 31, 2014.
(2)	Per Room values are based on 605 guest rooms.
(3)	% of Total Revenue column for Room Expense and Other Departmental Expenses is based on their corresponding revenue line item.
(4)	Historical Management Fees were adjusted to 3.0% of Total Revenue.
(5)	Historical FF&E was adjusted to 4.0% of Total Revenue.

Property Management. The portfolio is managed by Shaner Hotel Holdings Limited Partnership, an affiliate of the loan sponsor.

Franchise Agreements. The portfolio has franchise agreements with Marriott International, Inc. for three of the four properties in the portfolio. The Courtyard – Jacksonville, Durham Marriott City Center and Residence Inn – Edina properties each have franchise agreements in place with Marriott International, Inc. and each pay a franchise fee of 5.5%, 6.0% and 5.0% of gross room sales, respectively, and a marketing fee of 2.0%, 1.0% and 2.5% of gross room sales, respectively. The Newport Harbor Hotel & Marina property is unaffiliated with any hotel franchise.

Franchise Agreement Summary
Property	Flag	Franchise Fee (% of gross room revenue)(1)	Expiration Date
Newport Harbor Hotel & Marina	N/A	N/A	N/A
Courtyard - Jacksonville	Marriott International, Inc.	7.5%	October 2027
Durham Marriott City Center	Marriott International, Inc.	7.0%	December 2018
Residence Inn - Edina	Marriott International, Inc.	7.5%	December 2021
(1)	Includes marketing fees due under the franchise agreements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Shaner Hotels Portfolio

Ground Lease. The Durham Marriott City Center property is subject to two ground leases which commenced in 1987. The hotel ground lease expires on October 9, 2062 and the parking lot ground lease expires on October 9, 2017. The ground lessor may terminate the ground lease for the parking lot if it elects to construct a parking garage, provided that the ground lessor is required to provide 80 parking spaces for the hotel in such event. While the parking lot ground lease expires during the term of the loan, there is other parking available in the vicinity of the property. The current total ground rent payment for the hotel ground lease consists of base rent of $30,000 per year, plus additional rent equal to 9% of gross room sales as long as occupancy remains above 70%. The current total ground rent payment for the parking garage ground lease is $30,000 annually and is adjusted annually to reflect increases in CPI.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow $572,693 for real estate taxes, $197,014 for insurance premiums, $133,000 for a PIP reserve, $74,910 for deferred maintenance and $28,983 for a ground rent reserve.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $108,522.

Insurance Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated insurance premiums, which currently equates to $32,838.

FF&E Reserve - On a monthly basis, the borrowers are required to deposit 1/12 of an amount equal to 4.0% of gross revenues from the hotel for the calendar month two months prior to such payment date for FF&E.

PIP Reserve - On a monthly basis commencing on the payment date occurring in December 2014 and on each payment date through and including the payment date in May 2015, the borrowers are required to escrow $219,500 for certain PIP expenses.

Ground Lease Reserve - On a monthly basis, the borrowers are required to escrow $28,983 for ground rent.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. At origination, the borrowers and manager were required to direct credit card companies to deliver all receipts directly into the lockbox account. All funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender and disbursed during each interest period in accordance with the loan documents. To the extent there is a Cash Sweep Event (as defined below), all excess cash flow after payment of the debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender will have a first priority security interest in the cash management account.

A “Cash Sweep Event” means: (i) the occurrence of an event of default, (ii) any borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, (iii) the debt service coverage ratio as calculated in the loan documents based on the trailing twelve months falls below 1.15x or (iv) any franchise agreement or replacement franchise agreement (a) is not renewed or replaced on or prior to the date that is 12 months prior to the expiration date of such franchise agreement or (b) is terminated and not replaced within 30 days of such termination.

Additional Debt. The $12.51 million mezzanine loan is secured by the direct equity interests in the borrowers and is coterminous with the mortgage loan. The mezzanine loan is interest-only for the term of the loan and has a 10.00000% coupon. Including the mezzanine loan, the Cut-off Date LTV is 80.0%, the UW NCF DSCR is 1.44x and the UW NOI Debt Yield is 9.6%. The lenders have entered into an intercreditor agreement. The mezzanine loan is cross-collateralized and cross-defaulted with three other mezzanine loans related to mortgage loans which are not included in the JPMBB 2015-C27 Trust through guaranties and pledge agreements signed by the various mezzanine loan borrowers. The total amount of mezzanine debt including the cross-collateralized and cross-defaulted loans is approximately $31.6 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

The Outlet Shoppes of the Bluegrass

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

The Outlet Shoppes of the Bluegrass

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

The Outlet Shoppes of the Bluegrass

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

The Outlet Shoppes of the Bluegrass

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$32,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$32,406,939	Property Type - Subtype:	Retail - Outlet Center
% of Pool by IPB:	3.9%	Net Rentable Area (SF):	374,683
Loan Purpose:	Refinance	Location:	Simpsonville, KY
Borrower:	Bluegrass Outlet Shoppes CMBS,	Year Built / Renovated:	2014 / N/A
LLC	Occupancy:	97.5%
Sponsors(2):	Various	Occupancy Date:	10/1/2014
Interest Rate:	4.04500%	Number of Tenants:	88
Note Date:	11/24/2014	2011 NOI(3):	N/A
Maturity Date:	12/1/2024	2012 NOI(3):	N/A
Interest-only Period:	None	2013 NOI(3):	N/A
Original Term:	120 months	TTM NOI(3):	N/A
Original Amortization:	360 months	UW Economic Occupancy:	97.5%
Amortization Type:	Balloon	UW Revenues:	$12,708,777
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Expenses:	$3,976,907
Lockbox:	CMA	UW NOI:	$8,731,870
Additional Debt:	Yes	UW NCF:	$8,169,433
Additional Debt Balance:	$44,871,146	Appraised Value / Per SF:	$123,000,000 / $328
Additional Debt Type:	Pari Passu	Appraisal Date:	11/2/2014

Escrows and Reserves(4)	Financial Information(1)
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$206
Taxes:	$124,895	$62,448	N/A	Maturity Date Loan / SF:	$163
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.8%
Replacement Reserves:	$0	Springing	$150,000	Maturity Date LTV:	49.7%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.83x
Other:	$6,958,372	$0	N/A	UW NOI Debt Yield:	11.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$77,500,000	100.0%	Payoff Existing Debt	$47,988,196	61.9%
Return of Equity	19,330,251	24.9
Upfront Reserves	7,083,267	9.1
Closing Costs	3,098,287	4.0
Total Sources	$77,500,000	100.0%	Total Uses	$77,500,000	100.0%
(1)
The Outlet Shoppes of the Bluegrass is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $77.5 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the approximately $77.3 million The Outlet Shoppes of the Bluegrass Whole Loan.

(2)	For a full description of the loan sponsors, please refer to “The Sponsors” below.
(3)	Historical NOI is not available because the property was built in 2014.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

The Outlet Shoppes of the Bluegrass

The Loan. The Outlet Shoppes of the Bluegrass loan is secured by a first mortgage lien on a 374,683 square foot regional outlet mall located in Simpsonville, Kentucky. The whole loan has an aggregate Cut-off Date principal balance of approximately $77.3 million (“The Outlet Shoppes of the Bluegrass Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2, with an outstanding principal balance as of the Cut-off Date of approximately $32.4 million, is being contributed to the JPMBB 2015-C27 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of approximately $44.9 million and was contributed to the JPMBB 2014-C26 Trust. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMBB 2014-C26 Trust. The trustee of the JPMBB 2014-C26 Trust (or, prior to the occurrence and continuance of a control event under the JPMBB 2014-C26 pooling and servicing agreement, the directing certificateholder under the JPMBB 2014-C26 pooling and servicing agreement) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to The Outlet Shoppes of the Bluegrass Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The Outlet Shoppes of the Bluegrass Whole Loan has a 10-year term and amortizes on a 30-year schedule.

The Borrower. The borrowing entity for The Outlet Shoppes of the Bluegrass Whole Loan is Bluegrass Outlet Shoppes CMBS, LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The loan sponsor is a joint venture between CBL & Associates Limited Partnership (“CBL”) and Horizon Group Properties, L.P. (“Horizon”). CBL was founded in 1978 and is headquartered in Chattanooga, Tennessee. CBL (NYSE: CBL, rated Baa3/BBB- by Moody’s and Fitch) is one of the largest REITs in the United States. As of December 31, 2013, CBL owned controlling interests in 75 regional malls or outlet centers. Horizon is a publicly traded REIT founded in 1998 and headquartered in Rosemont, Illinois. The firm engages in the ownership, operation, and development of shopping centers in the United States. The loan sponsor has a current basis in the property of approximately $79.9 million.

The Property. The Outlet Shoppes of the Bluegrass is a 374,683 square foot one-level outlet mall located in Simpsonville, Kentucky. The property opened in July 2014 and is located on approximately 36.1 acres. The property is anchored by Saks Fifth Avenue Off 5th (24,558 square feet) and also includes several smaller anchors including Nike (14,355 square feet), Old Navy (13,266 square feet) and Polo Ralph Lauren (12,317 square feet), as well as several high-end tenants including Coach and Gucci. The Gucci and Saks Fifth Avenue Off 5th stores are the only locations in the state. The property has approximately 1,885 parking spaces which are included in the collateral, resulting in a parking ratio of approximately 5.03 spaces per 1,000 square feet of net rentable area.

The property opened in July 2014 at 95.0% occupancy and subsequently signed new leases with Gucci, Kate Spade and Tumi bringing occupancy up to 97.5% by October 1, 2014. In addition to its anchors, the property’s in-line tenants generally consist of national tenants such as American Eagle, Under Armour, Tommy Hilfiger, Gap and Banana Republic.

The Outlet Shoppes of the Bluegrass is the only premium outlet center in Kentucky and is located in Simpsonville, which is between Louisville and Lexington on Interstate 64. Simpsonville is located in the Louisville metropolitan statistical area and is approximately 22 miles east of the Louisville central business district and approximately 55 miles west of Lexington. The property’s central location allows the center to draw from both markets. In addition, there are 50,000 college students located within a 40-mile radius. Regional access to the area is provided by Interstates 64, 65, and 71 and according to the appraisal, the property benefits from an average traffic count of 68,000 cars per day. According to the appraisal, the primary trade area within a 40-mile radius contained an estimated 1,418,229 people, with a median household income of $66,083 in 2014. The property’s secondary trade area spans up to a 50-mile radius and contains an estimated 2,000,742 people with a median household income of $65,226. The appraisal concluded that market rents were generally in-line with the rents in-place at the property of $24.08 per square foot. According to the appraisal, the property’s primary and secondary competition consists of the six properties detailed in the table below. The closest outlet center is 83 miles from the property.

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Est. Occ.	Proximity (miles)	Anchor Tenants
The Paddock Shops	2001 / N/A	365,302	98%	13.9	Old Navy, Ulta, BB&B, Earth Fair, Office Depot
Springhurst Towne Center	1997 / N/A	798,035	95%	12.6	Meijer, Target, Kohl’s, Dick’s, TJ Maxx
Shelbyville Road Plaza	1954 / 2007	388,803	90%	15.4	Ross, Nordstroms, Feeder’s Supply, Nike, Guitar Center
Plaza at Fayette	2006 / N/A	216,841	99%	47.2	Old Navy, Kirkland’s, Gordman’s, Cinamark, Guitar Center
Cincinnati Premium Outlets	2009 / N/A	425,000	100%	100.0	Gap Brands, Adidas, Reebok, Saks, Nike
Edinburgh Premium Outlets	1989 / 1994	377,772	100%	83.0	Hilfiger, Dress Barn, Gap Brands, Rue21, Nike, VF
(1)	Per the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

The Outlet Shoppes of the Bluegrass

Historical and Current Occupancy(1)
2011	2012	2013	Current(2)
N/A	N/A	N/A	97.5%
(1)	2011, 2012 and 2013 Occupancy figures are not available because the property opened in 2014.
(2)	Current Occupancy is as of October 1, 2014.

Based on reported sales for 88 tenants at the property for the period from August through December 2014, total sales were approximately $82.7 million. Using the loan sponsors’ estimates of sales dispersion by month, tenants would achieve total sales of approximately $172.5 million or $472 per square foot. The sensitivity chart below offers projections based upon a range of haircuts to the estimated sales extrapolated from the first five months of operations. Sixty-seven tenants at the property have termination options based on sales thresholds, which are generally exercisable between 2017 and 2020.

Preliminary Sales Sensitivity
Haircut	Estimated Total Sales(1)	Sales PSF	Occupancy Cost
0%	$172,514,568	$472	6.7%
10%	$155,263,111	$425	7.4%
20%	$138,011,654	$378	8.3%
30%	$120,760,197	$331	9.5%
(1)
Estimated Total Sales were calculated based on five months (August through December 2014) of sales, taking into account the projected sales distribution at the property. This information includes reported sales data for 88 tenants which include 10 tenants where all five months of reported sales data is not available. Because the Estimated Total Sales were based on a limited number of months of sales data, the actual sales at the property during a 12 month period may be materially lower than the estimate.  Additionally, the Estimated Total Sales were calculated taking into account an estimate of the monthly distribution of total sales during a calendar year. The actual sales distribution at the property during any calendar year may be materially different from the monthly sales distribution used in determining the Estimated Total Sales.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Saks Fifth Avenue Off 5th(3)(4)	B1 / B+ / NA	24,558	6.6%	$9.00	7/31/2024
Nike	A1 / AA- / NA	14,355	3.8%	$21.00	1/31/2020
Old Navy	Baa3 / BBB- / BBB-	13,266	3.5%	$17.50	7/31/2019
Polo Ralph Lauren(3)(5)	A3 / A / NA	12,317	3.3%	$16.67	1/31/2025
American Eagle	NA / NA / NA	9,194	2.5%	$21.42	1/31/2020
Under Armour(6)	NA / NA / NA	8,847	2.4%	$23.18	7/31/2019
Tommy Hilfiger(7)	Ba3 / BB+ / NA	8,039	2.1%	$22.00	8/31/2019
Gap	Baa3 / BBB- / BBB-	7,836	2.1%	$18.95	7/31/2019
Banana Republic	Baa3 / BBB- / BBB-	7,729	2.1%	$19.00	7/31/2019
Coach(3)(8)	NA / NA / NA	7,651	2.0%	$39.21	1/31/2025
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
Tenant pays percent-in-lieu (“PIL”) for entire lease term. PIL is based on the minimum PIL payment per the leases or estimated sales provided by the borrower and these tenants will pay PIL for their entire lease terms.

(4)	If gross sales for the fifth lease year are less than $7.0 million, the tenant will have the right to terminate the lease with 90 days’ notice.
(5)	If gross sales for the fifth lease year are less than or equal to $500 per square foot, the tenant will have the right to terminate the lease with 60 days’ notice.
(6)	If gross sales for the third lease year are less than $2.0 million, the tenant will have the right to terminate the lease with 60 days’ notice.
(7)	If gross sales for the third lease year are less than approximately $2.2 million, the tenant will have the right to terminate the lease with 90 days’ notice.
(8)	If gross sales for the fourth lease year are less than $5.0 million, the tenant will have the right to terminate the lease with 90 days’ notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

The Outlet Shoppes of the Bluegrass

Percent-in-lieu Rent Schedule
Tenant	Estimated Year One Sales(1)	Estimated Sales PSF(1)	PIL	Underwritten Rent
Gucci	$7,500,300	$1,604	5.00%	$375,015
Coach	10,000,000	$1,307	3.00%	300,000
Saks Fifth Avenue Off 5th	6,314,914	$257	3.50%	221,022
Polo Ralph Lauren(2)	7,184,933	$583	3.00%	205,284
Total	$31,000,147			$1,101,321
(1)	Based on estimates provided by the loan sponsors given experience managing other outlet centers as well as discussions with leasing agents.
(2)
Polo Ralph Lauren will pay 3.00% percent-in-lieu rent if sales are below $500 PSF; 2.00% percent-in-lieu rent if sales are between $500 PSF and $1,000 PSF and 1.00% percent-in-lieu rent if sales are in excess of $1,000 PSF.

Of the 88 tenants, 73 tenants representing 336,589 square feet have co-tenancy provisions. These provisions generally require a minimum occupancy at the property ranging from 65.0%-85.0%. Twenty-eight of these tenants representing 150,425 square feet require that key tenants remain at the property which generally include Sak’s Fifth Avenue Off 5th, Coach, Nike and Tommy Hilfiger. If these co-tenancy clauses are not met, these tenants begin paying alternate rent which is a percentage of gross sales generally ranging from 1.0% to 50.0%.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	9,315	2.5%	NAP	NAP	9,315	2.5%	NAP	NAP
2015 & MTM	1	3,402	0.9	$85,050	0.9%	12,717	3.4%	$85,050	0.9%
2016	0	0	0.0	0	0.0	12,717	3.4%	$85,050	0.9%
2017	1	2,073	0.6	55,000	0.6	14,790	3.9%	$140,050	1.6%
2018	0	0	0.0	0	0.0	14,790	3.9%	$140,050	1.6%
2019	14	69,430	18.5	1,550,739	17.2	84,220	22.5%	$1,690,789	18.7%
2020	11	54,686	14.6	1,512,189	16.8	138,906	37.1%	$3,202,979	35.5%
2021	0	0	0.0	0	0.0	138,906	37.1%	$3,202,979	35.5%
2022	0	0	0.0	0	0.0	138,906	37.1%	$3,202,979	35.5%
2023	0	0	0.0	0	0.0	138,906	37.1%	$3,202,979	35.5%
2024	39	137,130	36.6	3,416,882	37.9	276,036	73.7%	$6,619,861	73.4%
2025	22	98,647	26.3	2,403,626	26.6	374,683	100.0%	$9,023,487	100.0%
2026 & Beyond	0	0	0	0	0	374,683	100.0%	$9,023,487	100.0%
Total	88	374,683	100.0%	$9,023,487	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

The Outlet Shoppes of the Bluegrass

Underwritten Net Cash Flow
	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$9,023,487	$24.08	75.3%
Vacant Income	204,930	0.55	1.7
Gross Potential Rent	$9,228,417	$24.63	77.0%
Total Reimbursements	2,749,646	7.34	23.0
Net Rental Income	$11,978,063	$31.97	100.0%
(Vacancy/Credit Loss)	(298,657)	(0.80)	(2.5)
Other Income(3)	1,029,371	2.75	8.6
Effective Gross Income	$12,708,777	$33.92	106.1%

Total Expenses	$3,976,907	$10.61	31.3%

Net Operating Income	$8,731,870	$23.30	68.7%

Total TI/LC, Capex/RR	562,437	1.50	4.4
Net Cash Flow	$8,169,433	$21.80	64.3%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)
Underwritten Rents in Place are based on October 1, 2014 rent roll, with underwritten rent bumps totaling $40,927 through November 2015. Four tenants pay PIL, which comprises approximately $1.1 million of Underwritten Rents in Place based on estimated sales of approximately $31.0 million. PIL tenants include Saks Fifth Avenue Off 5th, Coach, Gucci and Polo Ralph Lauren.

(3)	Other income primarily includes tenant marketing income including signage and branding income.

Property Management. The property is managed by Horizon Group Properties, L.P., an affiliate of one of the loan sponsors.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $7.0 million for outstanding tenant improvement and leasing commissions associated with 62 tenants and $124,895 for real estate taxes.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $62,448.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default or Cash Sweep Event exists and so long as the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy.

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve is waived through September 30, 2015 so long as no event of default exists. At any time after September 30, 2015, the requirement for the borrower to make monthly deposits to the replacement reserve is waived so long as the debt service coverage ratio as calculated in the loan documents based on the trailing twelve months does not fall below 1.30x for the two consecutive calendar quarters preceding the date of determination (a “Replacement Reserve DSCR Trigger”) and no event of default exists. Following the occurrence and during the continuance of a Replacement Reserve DSCR Trigger or an event of default, the borrower is required to deposit $6,250 per month (approximately $0.20 per square foot annually) for replacement reserves. The reserve is subject to a cap of $150,000 (approximately $0.40 per square foot).

TI/LC Reserves - On a monthly basis commencing on December 1, 2017, the borrower is required to escrow $43,123 (approximately $1.38 per square foot annually) for tenant improvements and leasing commissions.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower and/or manager was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. During the continuance of a Cash Sweep Event, all rents will be swept daily to a segregated cash management account and held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Cash Sweep Event, all excess cash after payment of debt service, required reserves and budgeted operating expenses will be held as additional security for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Outlet Shoppes of the Bluegrass

A “Cash Sweep Event” means: (i) the occurrence and continuance of an event of default, (ii) any bankruptcy action of the borrower or manager or (iii) the debt service coverage ratio as calculated in the loan documents based on the trailing twelve months falls below 1.20x.

Release of Outparcel. At any time during the term of the loan, the borrower is permitted to release an unimproved release parcel in accordance with certain terms and conditions set forth in the loan documents.

Phase II Development. The area surrounding the shopping center can accommodate additional improvements that will not be included as collateral for the loan. According to the loan sponsors, 57,800 square feet of space is planned to be built adjacent to the shopping center.  Leasing is currently underway and tenants will include complementary retail stores and restaurants.  Construction is estimated to commence in the first quarter of 2015 and will be built on land that is not part of the collateral for the loan. There is also an outparcel containing 0.3 acres that may be developed which is not part of the collateral for the loan.  There is currently no development activity with respect to the outparcel.  The appraiser has allocated no value to either of these parcels or their related development potential.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

Plymouth Road Tech Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

Plymouth Road Tech Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

Plymouth Road Tech Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,000,000	Title:	Fee
Cut-off Date Principal Balance:	$28,000,000	Property Type - Subtype:	Industrial – Warehouse / Distribution
% of Pool by IPB:	3.3%	Net Rentable Area (SF):	1,081,215
Loan Purpose:	Refinance	Location:	Livonia, MI
Borrower:	Ashley Livonia South, LLC	Year Built / Renovated:	1955 / 2000
Sponsor:	Ashley Holdings III, LLC	Occupancy:	98.4%
Interest Rate:	4.28000%	Occupancy Date:	12/1/2014
Note Date:	1/21/2015	Number of Tenants:	5
Maturity Date:	2/1/2030	2011 NOI:	N/A
Interest-only Period:	None	2012 NOI:	$3,698,708
Original Term:	180 months	2013 NOI:	$3,660,403
Original Amortization:	180 months	2014 NOI:	$3,831,295
Amortization Type:	Fully Amortizing	UW Economic Occupancy:	92.3%
Call Protection:	L(25),Grtr1%orYM(152),O(3)	UW Revenues:	$6,835,941
Lockbox:	Springing	UW Expenses:	$3,023,415
Additional Debt:	N/A	UW NOI:	$3,812,525
Additional Debt Balance:	N/A	UW NCF:	$3,427,897
Additional Debt Type:	N/A	Appraised Value / Per SF:	$44,000,000 / $41
		Appraisal Date:	12/11/2014

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:		$26
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:		$0
Insurance:	$0	Springing	N/A	Cut-off Date LTV:		63.6%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:		0.5%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:		1.35x
Other:	$0	$0	N/A	UW NOI Debt Yield:		13.6%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,000,000		100.0%	Payoff Existing Debt	$24,418,149	87.2%
				Return of Equity	3,018,263	10.8
				Closing Costs	563,588	2.0
Total Sources	$28,000,000		100.0%	Total Uses	$28,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Plymouth Road Tech Center loan has an outstanding principal balance of $28.0 million and is secured by a first mortgage lien on the fee interest in an industrial warehouse and distribution center totaling approximately 1.1 million square feet located in Livonia, Michigan. The loan has a 15-year term and fully amortizes on a 15-year schedule. The previously existing debt was securitized in 2007 as part of the MSC 2007-IQ13 securitization.

The Borrower. The borrowing entity for the loan is Ashley Livonia South, LLC, a Michigan limited liability company and special purpose entity.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Ashley Holdings III, LLC, a Michigan limited liability company which is an affiliate of Ashley Capital. Founded in 1984, Ashley Capital (“Ashley”), based in New York with two offices in Michigan, is a national real estate firm that owns and manages a portfolio of over 22.0 million square feet. The firm maintains its largest office in Michigan where it currently owns more than 20 assets totaling over 15.0 million square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

Plymouth Road Tech Center

The property was developed as a GM manufacturing plant and operated as a single tenant facility for many years following GM’s departure, most recently as a manufacturing facility for Peregrine, Inc.  Peregrine vacated the property in 1999, at which time the sponsor acquired the asset and commenced a $30.0 million renovation and repositioning within the market. Improvements to the property’s interior included subdividing the space for multi-tenant use, adding over 60 truck docks, raising the roof from 15-foot to 30-foot clearance on nearly half the space, new heating system, lights, water mains and pumps and an ESFR fire protection system. Exterior renovations included wall siding replacement, entry way, landscaping and site lighting enhancements that resulted in characteristics of a new asset. The sponsor’s cost basis in the property exceeds $45.0 million.

The Property. The Plymouth Road Tech Center is an approximately 1.1 million square foot industrial warehouse and distribution center consisting of warehouse and distribution space. Of the total property square footage, approximately 5.0% of the net rentable area is used as office space. The property was constructed in 1955 and was renovated in 2000 and is situated on approximately 76.0 acres within minutes of both I-96 and I-275 in Livonia, Michigan, approximately 20 miles north of downtown Detroit and within 15 miles of the Detroit Metropolitan Airport.

The property was 98.4% occupied by five tenants as of December 1, 2014. The largest tenant at the property is Roush Enterprises, which occupies 418,451 square feet (38.7% of the net rentable area). Roush Enterprises executed a five-year renewal in 2014 and simultaneously expanded into an additional 185,506 square feet at the property.  The expansion was structured whereby 41,401 square feet (“Expansion Area 1”) of the additional space is leased through April 2019 and the other 144,105 square feet (“Expansion Area 2”) is leased through December 2017; however, the tenant has the right to extend Expansion Area 2 to be coterminous with the remainder of its space in 2017. Roush Enterprises, an engineering and product development firm that employs more than 3,000 people nationally, is headquartered in Livonia and has been a tenant at the property for over 15 years. The second largest tenant at the property is NYX, Inc., which occupies approximately 324,489 square feet (30.0% of the net rentable area). NYX, Inc. leases 216,352 square feet of its space on a lease that expires in December 2022 and 108,137 square feet of its space on a lease that expires in January 2019. NYX, Inc., a manufacturer and distributor of auto parts for the Big 3, utilizes the property as both its headquarters and its primary distribution facility and has been a tenant at the property for over 10 years. The third largest tenant at the property is Packaging Corp of America, which occupies 139,314 square feet (12.9% of the net rentable area). Packaging Corp of America leases its 139,314 square feet of space on a lease that expires in June 2018. Packaging Corp of America, the fourth-largest producer of containerboard in the United States and the third-largest producer of uncoated freesheet in North America, has approximately 13,600 employees globally.

According to the appraisal, the property is located within the six-mile Airport/I-275 industrial corridor submarket, which contains over 123.2 million square feet of all classes of industrial space with an overall vacancy rate of 12.2% as of year end 2013. The appraisal identified eight directly competitive properties built between 1969 and 2003 and ranging in size from approximately 137,750 to 1,606,527 square feet. Asking rents for the comparable properties range from $3.50 to $4.50 per square foot based on a triple net lease structure. Based on this peer group, the appraisal concluded a vacancy of 14.0% and a market rent of $3.98 per square foot for the property.

Historical and Current Occupancy(1)
2011	2012	2013	Current(2)
N/A	78.6%	74.7%	98.4%
(1)	Historical Occupancies are as of December 31 of each respective year. 2011 occupancy was not provided.
(2)	Current Occupancy is as of December 1, 2014.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Roush Enterprises(3)	NA / NA / NA	418,451	38.7%	$3.15	4/30/2019
NYX, Inc.(4)	NA / NA / NA	324,489	30.0%	$4.60	12/31/2022
Packaging Corp of America	Baa3 / BBB / NA	139,314	12.9%	$3.40	6/30/2018
Virginia Tile Company	NA / NA / NA	127,218	11.8%	$3.98	12/31/2027
FedEx Ground Package System	Baa1 / BBB / NA	54,708	5.1%	$3.95	8/31/2016
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Roush Enterprises leases 274,346 square feet through April 30, 2019 and 144,105 square feet through December 1, 2017.
(4)	NYX, Inc. leases 216,352 square feet through December 31, 2022 and 108,137 square feet through January 1, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

Plymouth Road Tech Center

Lease Rollover Schedule(1)
Year	Number of Leases Expiring(2)	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	17,034	1.6%	NAP	NAP	17,034	1.6%	NAP	NAP
2015 & MTM	0	0	0.0	$0	0.0%	17,034	1.6%	$0	0.0%
2016	1	54,708	5.1	216,097	5.3	71,742	6.6%	$216,097	5.3%
2017	1	144,105	13.3	453,931	11.2	215,847	20.0%	$670,027	16.6%
2018	1	139,314	12.9	473,668	11.7	355,161	32.8%	$1,143,695	28.3%
2019	2	382,483	35.4	1,361,620	33.7	737,644	68.2%	$2,505,315	62.0%
2020	0	0	0.0	0	0.0	737,644	68.2%	$2,505,315	62.0%
2021	0	0	0.0	0	0.0	737,644	68.2%	$2,505,315	62.0%
2022	1	216,352	20.0	995,219	24.6	953,996	88.2%	$3,500,534	86.6%
2023	0	0	0.0	0	0.0	953,996	88.2%	$3,500,534	86.6%
2024	0	0	0.0	0	0.0	953,996	88.2%	$3,500,534	86.6%
2025(3)	1	1	0.0	36,000	0.9	953,997	88.2%	$3,536,534	87.5%
2026 & Beyond	1	127,218	11.8	506,328	12.5	1,081,215	100.0%	$4,042,862	100.0%
Total	8	1,081,215	100.0%	$4,042,862	100.0%
(1)	Based on the underwritten rent roll.
(2)	The property has five tenants and eight leases.
(3)	The tenant occupying one square foot of space is attributed to an easement associated with the driveway at the property.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	Underwritten	Per Square Foot	%(1)
Rents in Place	$3,532,598	$3,312,817	$3,400,362	$4,042,862	$3.74	54.6%
Vacant Income	0	0	0	68,136	0.06	0.9
Gross Potential Rent	$3,532,598	$3,312,817	$3,400,362	$4,110,998	$3.80	55.5%
Total Reimbursements	3,154,337	2,950,650	3,221,596	3,295,222	3.05	44.5
Net Rental Income	$6,686,935	$6,263,467	$6,621,958	$7,406,220	$6.85	100.0%
(Vacancy/Credit Loss)	0	0	0	(570,279)	(0.53)	(7.7)
Other Income	193	276,938	0	0	0.00	0.0
Effective Gross Income	$6,687,128	$6,540,405	$6,621,958	$6,835,941	$6.32	92.3%

Total Expenses	$2,988,420	$2,880,002	$2,790,663	$3,023,415	$2.80	44.2%

Net Operating Income	$3,698,708	$3,660,403	$3,831,295	$3,812,525	$3.53	55.8%

Total TI/LC, Capex/RR	0	0	0	384,628	0.36	5.6
Net Cash Flow	$3,698,708	$3,660,403	$3,831,295	$3,427,897	$3.17	50.1%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed by Ashley Capital, LLC, an affiliate of the sponsor, Ashley Holdings III, LLC. Ashley Capital, LLC owns approximately 22.0 million square feet of real estate and manages in excess of 50.0 million square feet of real estate nationwide.

Escrows and Reserves. At origination, the borrower was not required to deposit any funds into escrow.

Tax Escrows - The requirement for the borrower to make monthly deposits to the tax reserve will be waived so long as there is no event of default and the debt service coverage ratio as calculated in the loan documents based on the trailing three month period does not fall below 1.15x.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow will be waived so long as there is no event of default and the borrower provides the lender with evidence that the property is insured pursuant to an acceptable blanket insurance policy.

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve will be waived so long as there is no event of default and the debt service coverage ratio as calculated in the loan documents based on the trailing three

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

Plymouth Road Tech Center

month period does not fall below 1.15x.  If there is a reserve trigger event, on a monthly basis, the borrower is required to escrow $9,010 (approximately $0.10 per square foot annually) for replacement reserves.

TI/LC Reserves - The requirement for the borrower to make monthly deposits to the TI/LC reserve will be waived so long as there is no event of default and the debt service coverage ratio as calculated in the loan documents based on the trailing three month period does not fall below 1.15x.  If there is a reserve trigger event, on a monthly basis, the borrower is required to deposit $33,334 (approximately $0.37 per square foot annually) into the TI/LC escrow.

Lockbox / Cash Management. The loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Lockbox Event (as defined below), the borrower and manager are required to send tenant direction letters to tenants instructing them to deposit all rents and payments directly into the lockbox account controlled by the lender. During a Cash Sweep Event (as defined below), all funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents.

A “Lockbox Event” occurs if (i) the debt service coverage ratio as calculated in the loan documents based on the trailing three-month period falls below 1.15x or (ii) a Cash Sweep Event is in place.

A “Cash Sweep Event” occurs if (i) the debt service coverage ratio as calculated in the loan documents based on the trailing three-month period falls below 1.10x, (ii) there is an event of default under the loan documents, (iii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, (iv) Roush Enterprises (or any replacement tenant) becomes the subject of a bankruptcy, insolvency or similar action or ceases to operate or be open for business, other than for commercially reasonable periods of time in the ordinary course of business and/or as a result of fire, casualty and/or condemnation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

Legacy Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

Legacy Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

Legacy Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$27,500,000	Title:	Fee
Cut-off Date Principal Balance:	$27,500,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	3.3%	Net Rentable Area (Units):	248
Loan Purpose:	Refinance	Location:	Ridgeland, MS
Borrower:	Legacy Park, LLC	Year Built / Renovated:	2004 / N/A
Sponsor:	George R. Walker III	Occupancy:	96.4%
Interest Rate:	3.98900%	Occupancy Date:	12/9/2014
Note Date:	1/21/2015	Number of Tenants:	N/A
Maturity Date:	2/1/2025	2011 NOI:	$1,852,713
Interest-only Period:	48 months	2012 NOI:	$2,067,515
Original Term:	120 months	2013 NOI:	$2,213,476
Original Amortization:	360 months	TTM NOI (as of 11/2014):	$2,157,173
Amortization Type:	IO-Balloon	UW Economic Occupancy:	94.0%
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Revenues:	$3,511,586
Lockbox:	CMA	UW Expenses:	$1,312,177
Additional Debt:	N/A	UW NOI:	$2,199,409
Additional Debt Balance:	N/A	UW NCF:	$2,137,409
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$37,950,000 / $153,024
		Appraisal Date:	12/12/2014

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$110,887
Taxes:	$51,612	$25,806	N/A	Maturity Date Loan / Unit:	$98,303
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	72.5%
Replacement Reserves:	$6,200	$6,200	N/A	Maturity Date LTV:	64.2%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.36x
Other:	$0	$0	N/A	UW NOI Debt Yield:	8.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,500,000	100.0%	Payoff Existing Debt	$18,259,199	66.4%
			Return of Equity	8,802,750	32.0
			Closing Costs	380,238	1.4
			Upfront Reserves	57,812	0.2
Total Sources	$27,500,000	100.0%	Total Uses	$27,500,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Legacy Apartments loan has an outstanding principal balance of $27.5 million and is secured by a first mortgage lien on a Class A garden-style, multifamily property totaling 248 units located in Ridgeland, Mississippi. The loan has a 10-year term and, subsequent to a four-year interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the loan is Legacy Park, LLC, a Mississippi limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

Legacy Apartments

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor of the mortgage loan is George R. Walker III. Mr. Walker is the Chief Executive Officer of Heritage Properties (“Heritage”), a Jackson, Mississippi based real estate company that was founded in 1982 as a multifamily and commercial property manager. Heritage has grown into a full-service real estate company with services including, construction, property management, leasing and sales. Its property management division currently manages 45 multifamily properties with over 10,000 units in Alabama, Louisiana, Mississippi, Tennessee and Texas. The management portfolio is concentrated in Mississippi where it manages over 7,300 units at 34 properties with over 2,800 units at 13 properties in and around Jackson. Heritage developed the property in 2004 and has owned and operated the property since development.

The Property. Legacy Apartments is a 248 unit, Class A garden-style multifamily property that was developed by the sponsor in 2004. The property consists of 13 two- and three-story buildings with 40 one-bedroom, 150 two-bedroom and 58 three-bedroom units. Amenities include a 2,313 square foot leasing/community center, a 1,425 square foot 24-hour fitness center building, as well as an 810 square foot car wash/maintenance shop building. Other property amenities include a gated entry, a swimming pool, tanning bed, outdoor fireplace, tennis court with pavilion and dog park. A sports court area adjoining the swimming pool which includes a pavilion, horseshoes, shuffleboard and bocce ball court is also being completed. The borrower is in the process of renovating the units at the property.  The renovations include installation of laminate wood-look floors and granite-style countertops and new ceiling fans for all of the units.  At origination of the loan, 159 of the total 248 units had been upgraded with the new floors and 193 units had been upgraded with the new countertops, and the new ceiling fans have not been installed in any of the units. The borrower has spent over $1.0 million ($4,032 per unit) upgrading the property in 2014. The borrower was not required to reserve funds for completion of the renovations, however, if the renovations are not completed within two years of the origination date, all excess cash will be swept and held by the lender as additional collateral (please refer to “Lockbox / Cash Management” below).

The property is located in Ridgeland, Mississippi, approximately 11 miles north of Jackson central business district. Ridgeland primarily serves as a suburb of Jackson which is the state capital of Mississippi and county seat of Hinds County. The property’s location allows for convenient access to the area’s employment, retail, cultural and recreational demand drivers including the Highland Colony office submarket, Northpark Mall, Renaissance at Colony Park and the Ross Barnett Reservoir. The Highland Colony submarket contains over 2.5 million square feet and has some of Jackson’s highest quality office buildings. Northpark Mall is a 1.2 million square foot regional mall owned by Simon. The Renaissance at Colony Park is a lifestyle center with premium retail shops such as Mississippi’s only Apple store. Ross Barnett Reservoir is a 33,000 acre lake visited by an estimated 2.5 million people each year for a source of outdoor recreation.

The appraisal identified four competitive multifamily properties in the market that were built between 1995 and 2004 and range in size from 168 to 328 units. The occupancy of these four rent comparables ranged from 95.0% to 98.0% with an average of 96.5%. The average rent at the competitive properties ranged from $854 to $1,149 per unit or $0.93 to $1.01 per square foot. By comparison, the property’s average monthly rent is $1,203 per unit or $1.02 per square foot. The appraisal points to the property’s extensive amenities and higher quality as reasons for its higher rents. There are no new multifamily properties planned, under construction or recently completed nearby.  According to the appraisal there is limited availability of vacant multifamily land in the Ridgeland market and it is unlikely that new apartments will be added to the submarket or nearby submarkets.

Historical and Current Occupancy(1)
2011	2012	2013	Current(2)
93.8%	97.4%	95.8%	96.4%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of December 9, 2014.

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Square Feet)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Monthly Market Rental Rate	Monthly Market Rental Rate PSF
1 Bedroom (w/ Study)	20	8.1%	18	90.0%	853	$1,083	$1.27	$1,079	$1.26
1 Bedroom	20	8.1	20	100.0%	882	$1,107	$1.25	$1,109	$1.26
2 Bedroom	150	60.5	143	95.3%	1,179	$1,177	$1.00	$1,197	$1.01
3 Bedroom	58	23.4	58	100.0%	1,389	$1,338	$0.96	$1,342	$0.97
Total/Wtd. Avg.	248	100.0%	239	96.4%	1,178	$1,203	$1.02	$1,214	$1.03
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

Legacy Apartments

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)	$3,391,706	$3,446,105	$3,510,141	$3,548,498	$3,449,880	$13,911	94.8%
Vacant Income	0	0	0	0	126,438	510	3.5
Gross Potential Rent	$3,391,706	$3,446,105	$3,510,141	$3,548,498	$3,576,318	$14,421	98.3%
Reimbursements	61,073	61,084	63,559	59,717	63,529	256	1.7
Net Rental Income	$3,452,779	$3,507,189	$3,573,700	$3,608,215	$3,639,847	$14,677	100.0%
(Vacancy/Credit Loss/Concessions)	(297,589)	(109,240)	(189,895)	(231,586)	(218,393)	(881)	(6.0)
Other Income	88,390	100,143	114,746	90,132	90,132	363	2.5
Effective Gross Income	$3,243,580	$3,498,092	$3,498,551	$3,466,761	$3,511,586	$14,160	96.5%

Total Expenses	$1,390,867	$1,430,577	$1,285,075	$1,309,588	$1,312,177	$5,291	37.4%

Net Operating Income	$1,852,713	$2,067,515	$2,213,476	$2,157,173	$2,199,409	$8,869	62.6%

Replacement Reserves	0	0	0	0	62,000	250	1.8
Net Cash Flow	$1,852,713	$2,067,515	$2,213,476	$2,157,173	$2,137,409	$8,619	60.9%

(1)	The TTM Column represents the trailing twelve-month period ending on November 30, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place are based on the December 9, 2014 rent roll annualized.

Property Management. The Legacy Apartments property is managed by Heritage Properties, Inc., an affiliate of the sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow $51,612 for real estate taxes and $6,200 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $25,806.

Insurance Escrows - The requirement for the borrower to make monthly deposits into the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured under an approved blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $6,200 (approximately $300 per unit annually) for replacement reserves.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower and property manager are required to deposit all rents directly to the lockbox account.  All funds in the lockbox account shall be remitted to the borrower on a daily basis until the occurrence of a Cash Sweep Event. During a Cash Sweep Event, all funds on deposit in the lockbox account will be swept on a daily basis to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents.  During a Cash Sweep Event, all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan.

A “Cash Sweep Event” means (i) the occurrence or continuance of an event of default under the loan documents, (ii) the debt service coverage ratio as calculated in the loan documents based on a trailing six-month period falls below 1.125x, (iii) the occurrence of a Renovation Trigger Event or (iv) any bankruptcy action of the borrower or manager.

A “Renovation Trigger Event” would be triggered if the borrower fails to complete the ongoing renovations within two years of the origination date. The borrower must provide lender with renovation completion evidence in order to prevent this trigger event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C27

4141 North Scottsdale Road

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

4141 North Scottsdale Road

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

4141 North Scottsdale Road

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMF II	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$26,500,000	Title:	Fee
Cut-off Date Principal Balance:	$26,500,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	3.2%	Net Rentable Area (SF):	150,892
Loan Purpose:	Acquisition	Location:	Scottsdale, AZ
Borrower:	4141 North Scottsdale, LLC	Year Built / Renovated:	1989 / 2012
Sponsor:	Joaquin Charles de Monet	Occupancy:	87.0%
Interest Rate:	4.10500%	Occupancy Date:	1/13/2015
Note Date:	1/16/2015	Number of Tenants:	4
Maturity Date:	2/6/2025	2011 NOI(1):	N/A
Interest-only Period:	48 months	2012 NOI(1):	N/A
Original Term:	120 months	2013 NOI:	$1,454,380
Original Amortization:	360 months	TTM NOI (as of 8/2014)(2):	$1,501,511
Amortization Type:	IO-Balloon	UW Economic Occupancy:	88.9%
Call Protection:	L(24),Def(91),O(5)	UW Revenues:	$3,439,624
Lockbox:	Springing	UW Expenses:	$1,149,435
Additional Debt:	N/A	UW NOI(2):	$2,290,189
Additional Debt Balance:	N/A	UW NCF:	$2,094,030
Additional Debt Type:	N/A	Appraised Value / Per SF:	$36,100,000 / $239
		Appraisal Date:	11/20/2014

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$176
Taxes:	$81,609	$20,402	N/A	Maturity Date Loan / SF:	$156
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	73.4%
Replacement Reserves:	$0	$3,772	N/A	Maturity Date LTV:	65.2%
TI/LC:	$0	$12,574	N/A	UW NCF DSCR:	1.36x
Other:	$1,022,079	$0	N/A	UW NOI Debt Yield:	8.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,500,000	73.6%	Purchase Price	$34,500,000	95.8%
Preferred Equity(4)	4,830,000	13.4	Upfront Reserves	1,103,688	3.1
Sponsor Equity	4,666,335	13.0	Closing Costs	392,647	1.1
Total Sources	$35,996,335	100.0%	Total Uses	$35,996,335	100.0%
(1)	A sale leaseback for the property was completed in December 2011 by Coventry Health, which was acquired by the largest tenant, Aetna in 2012. As such, 2011 NOI and 2012 NOI are not available.
(2)
UW NOI is higher than TTM NOI due to tenants Fresenius, Keyser and Catalyst Media Design signing leases in 2014 for a combined total of 16.0% of net rentable area and 17.4% ($561,396) of underwritten base rent. Additionally, Aetna’s rent was underwritten to the average for its remaining lease term which represents an increase of $220,284 over the trailing twelve-month period ending in August 2014.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)
An affiliate of the lender made a preferred equity investment in the aggregate of $13.0 million. The investment has a term of 12 months, which may be extended by six months, at a rate of 9.0%. In addition to the preferred equity interest in the parent entity of the borrower, the investment was made in four other entities that ultimately own four other properties within the sponsor’s portfolio that are not included in the collateral pool. See “Preferred Equity” below and “Description of the Mortgage Pool – Additional Debt – Preferred Equity” in the Free Writing Prospectus.

The Loan. The 4141 North Scottsdale Road loan has an outstanding principal balance of $26.5 million and is secured by a first mortgage lien on a three-story, 150,892 square foot, Class A suburban office building located in Scottsdale, Arizona. The loan has a 10-year term, and, subsequent to a four-year interest-only period, amortizes on a 30-year schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C27

4141 North Scottsdale Road

The Borrower. The borrowing entity for the 4141 North Scottsdale Road loan is 4141 North Scottsdale, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan sponsor and nonrecourse guarantor is Joaquin Charles de Monet. Joaquin Charles de Monet is the founder and principal of Palisades Capital Advisers, a boutique commercial real estate investment manager and adviser. Palisades Capital Advisers specializes in commercial real estate investing and management, portfolio optimization and energy efficient consulting. Joaquin Charles de Monet has been active in real estate since 1997 and has managed over $10 billion of real estate investments worldwide. Previously, Joaquin Charles de Monet served as president and CEO of Arden Realty, Inc. a full integrated office platform of GE Capital Real Estate and its parent company General Electric.

The Property. 4141 North Scottsdale Road is a three-story suburban office with 150,892 square feet of Class A office space located in Scottsdale, Arizona. The property was constructed in 1989 and underwent approximately $1.1 million in capital improvements in 2012. Renovations included a new roof, extensive landscape remodeling, new signage and exterior lighting and turn-key renovations to two speculative suites.

As of January 13, 2015, the property was 87.0% occupied. The largest tenant, Aetna, a diversified healthcare benefits company, operates in three segments: health care, group insurance, and large case pensions. The health care segment provides medical, pharmaceutical, dental, behavioral health and vision plans on an insured basis, and an employer-funded or administrative basis. The group insurance segment also provides insurance products principally to employers that sponsor its products for the benefit of their employees and their dependents. The large case pensions segment manages various retirement products, including pension and annuity products for tax-qualified pension plans. Aetna’s lease commenced in December 2011 for a term of 10 years and encompasses 107,157 square feet (71.0% of the net rentable area). The second largest tenant, Fresenius, is the world’s largest provider of dialysis products and services. Fresenius’ lease commenced in July 2014 for a term of 13 years and encompasses 15,317 square feet (10.2% of the net rentable area). The third largest tenant, Keyser, is a commercial real estate advisory firm that specializes in transaction and project management, site selection, space efficiency planning, incentive negotiations and other services related to commercial real estate leasing. Keyser’s lease commenced in August 2014 for a term of approximately seven years and encompasses 6,000 square feet (4.0% of the net rentable area).

4141 North Scottsdale Road is located in the Scottsdale South office submarket which, according to the appraisal, has an overall vacancy rate of 13.2% as of the third quarter of 2014 for office properties. The Scottsdale South submarket contains an estimated 6,489,381 square feet of office space as of the third quarter of 2014. 2014 population within a three- and five-mile radius of the property is 90,844 and 183,188, respectively. 2014 median household income within a three- and five- mile radius of the property is $47,875 and $43,985, respectively. A market research report concluded market rent in the submarket of $27.67 per square foot. The in-place rent at the property is $23.95 per square foot, which is below market according to the research report’s conclusions. The appraisal identified five competitive properties ranging from 106,995 to 152,007 square feet with occupancies ranging from approximately 85.0% to 100.0% occupied. According to the appraisal, asking rents for all properties that disclosed within the submarket averaged $27.88 per square foot.

Historical and Current Occupancy(1)

2011	2012	2013	Current(1)
71.0%	71.0%	71.0%	87.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of January 13, 2015.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Aetna	Baa2 / A / A-	107,157	71.0%	$23.36	12/31/2021
Fresenius	NA / NA / NA	15,317	10.2%	$22.60	5/31/2027
Keyser	NA / NA / NA	6,000	4.0%	$24.50	3/31/2021
Catalyst Media Design	NA / NA / NA	2,843	1.9%	$24.00	10/31/2017
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C27

4141 North Scottsdale Road

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	19,575	13.0%	NAP	NAP	19,575	13.0%	NAP	NAP
2015 & MTM	0	0	0.0	$0	0.0%	19,575	13.0%	$0	0.0%
2016	0	0	0.0	0	0.0	19,575	13.0%	$0	0.0%
2017	1	2,843	1.9	68,232	2.1	22,418	14.9%	$68,232	2.1%
2018	0	0	0.0	0	0.0	22,418	14.9%	$68,232	2.1%
2019	0	0	0.0	0	0.0	22,418	14.9%	$68,232	2.1%
2020	0	0	0.0	0	0.0	22,418	14.9%	$68,232	2.1%
2021	2	113,157	75.0	2,805,106	87.1	135,575	89.8%	$2,873,338	89.2%
2022	0	0	0.0	0	0.0	135,575	89.8%	$2,873,338	89.2%
2023	0	0	0.0	0	0.0	135,575	89.8%	$2,873,338	89.2%
2024	0	0	0.0	0	0.0	135,575	89.8%	$2,873,338	89.2%
2025	0	0	0.0	0	0.0	135,575	89.8%	$2,873,338	89.2%
2026 & Beyond	1	15,317	10.2	346,164	10.8	150,892	100.0%	$3,219,502	100.0%
Total	4	150,892	100.0%	$3,219,502	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow(1)
	2013	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)	$2,405,675	$2,470,616	$3,219,502	$21.34	83.2%
Vacant Income	0	0	428,300	2.84	11.1
Gross Potential Rent	$2,405,675	$2,470,616	$3,647,802	$24.17	94.3%
Total Reimbursements	37,170	44,370	44,370	0.29	1.1
Other Income	142,541	144,440	175,752	1.16	4.5
Net Rental Income	$2,585,386	$2,659,426	$3,867,924	$25.63	100.0%
(Vacancy/Credit Loss)	0	0	(428,300)	(2.84)	(11.1)
Effective Gross Income	$2,585,386	$2,659,426	$3,439,624	$22.80	88.9%

Total Expenses	$1,131,006	$1,157,915	$1,149,435	$7.62	33.4%

Net Operating Income	$1,454,380	$1,501,511	$2,290,189	$15.18	66.6%

Total TI/LC, Capex/RR	0	0	196,160	1.30	5.7

Net Cash Flow	$1,454,380	$1,501,511	$2,094,030	$13.88	60.9%
(1)	A sale leaseback for the property was completed in December 2011 by Coventry Health, which was acquired by the largest tenant, Aetna in 2012. As such, 2011 NOI and 2012 NOI are not available.
(2)	TTM column represents the trailing twelve-month period ending in August 2014.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)
Underwritten Rents in Place is higher than TTM Rents in Place due to tenants Fresenius, Keyser and Catalyst Medical Design signing leases in 2014 for 16.0% of net rentable area and 17.4% ($561,396) of underwritten base rent. TTM Occupancy is as of January 13, 2015. Additionally, Aetna’s rent was underwritten to the average for its remaining lease term which represents an increase of $220,284 over the trailing twelve-month period ending in August 2014.

Property Manager. The property is managed by Jones Lang LaSalle Americas, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C27

4141 North Scottsdale Road

Escrows and Reserves. At origination, the borrower deposited approximately $582,046 related to tenant improvements for Fresenius, $150,617 related to a free rent reserve for Fresenius, $126,760 related to tenant improvements for Keyser, $125,156 for deferred maintenance, $81,609 for real estate taxes and $37,500 related to a free rent reserve for Keyser.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $20,402.

Insurance Escrows - Monthly insurance escrows are suspended so long as the borrower provides satisfactory evidence that the property is insured on a blanket policy.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $3,772 (approximately $0.30 per square foot annually and as recommended in the engineering report) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $12,574 (approximately $1.00 per square foot annually) for TI/LC reserves.

Lockbox / Cash Management. The loan is structured with a springing lockbox and springing cash management. From and after the commencement of a Sweep Event Period, the borrower is required to direct all tenants at the 4141 North Scottsdale Road property to deposit all rents directly into a lockbox account. During a Sweep Event Period, all funds in the lockbox account will be swept daily to a cash management account under the control of the lender and all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan (unless such Sweep Event Period is related to a Major Tenant Trigger Period, in such case excess cash flow will be reserved for the payment of tenant improvement and leasing commission costs to re-tenant the space occupied by Aetna).

A “Sweep Event Period” means (i) there is an event of default under the loan documents, (ii) debt service coverage ratio as calculated in the loan documents based on a trailing twelve month period falls below 1.15x or (iii) a Major Tenant Trigger Period has commenced.

A “Major Tenant Trigger Period” means that Aetna (i) is in monetary default or other material default under its lease, which default continues beyond any applicable notice and/or grace period, (ii) terminates, or gives notice to terminate, its lease, (iii) becomes a debtor in any bankruptcy or other insolvency proceeding or (iv) fails to extend the term of its lease for a period of no less than five years on or prior to the earlier of December 31, 2020 or the last date Aetna can give notice of its decision to renew, pursuant to the lease. No Major Tenant Trigger Period will commence if (a) a satisfactory replacement lease for a term of no less than five years is entered into with a replacement tenant and (b) tenant improvements and leasing commissions associated with re-tenanting the related space have been paid.

Preferred Equity. An affiliate of the lender, Starwood Mortgage Funding IV, LLC (the “Preferred Equity Holder”), made a preferred equity investment in the aggregate of $13,000,000. The preferred equity allocated to the 4141 North Scottsdale borrower is $4,830,000. In addition to the preferred equity in the parent entity of the 4141 North Scottsdale Road borrower, the investment was made in four other entities that ultimately own four other properties within the sponsor’s portfolio that are not included in the collateral pool. The Preferred Equity Holder is entitled to a 9.0% return, subject to increase to 14.0% following certain events of default, which include, among other things, the failure to redeem the Preferred Equity Holder’s interests within 12 months following the Preferred Equity Holder’s initial capital contribution, or, in the event an extension option is exercised, 18 months following the Preferred Equity Holder’s initial capital contribution.  The preferred equity return is paid monthly solely out of excess cash after payment of all debt service on the mortgage loan, funding of reserves and payment of operating expenses.  In the event cash flow is insufficient to support payment of the preferred equity return, Palisades Private Capital Fund II, LLC, the operating manager of the borrower, is required to make additional capital contributions necessary for the borrower to distribute any portion of the preferred equity return then due. See “Description of the Mortgage Pool – Additional Debt – Preferred Equity” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C27

Hotel Abri

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C27

Hotel Abri

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C27

Hotel Abri

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,000,000	Title:	Fee
Cut-off Date Principal Balance:	$22,972,906	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	2.7%	Net Rentable Area (Rooms):	91
Loan Purpose:	Refinance	Location:	San Francisco, CA
Borrower:	SF Hotel A, LLC	Year Built / Renovated:	1907 / 2008
Sponsor:	MetWest Real Estate Fund I LLC	Occupancy / ADR / RevPAR:	85.8% / $206.76 / $177.33
Interest Rate:	4.55200%	Occupancy / ADR / RevPAR Date:	11/30/2014
Note Date:	12/30/2014	Number of Tenants:	N/A
Maturity Date:	1/1/2020	2011 NOI:	$1,362,830
Interest-only Period:	None	2012 NOI:	$1,416,190
Original Term:	60 months	2013 NOI:	$1,733,922
Original Amortization:	360 months	TTM NOI (as of 11/2014):	$2,096,640
Amortization Type:	Balloon	UW Occupancy / ADR / RevPAR:	85.8% / $206.76 / $177.33
Call Protection:	L(25),Grtr1%orYM(32),O(3)	UW Revenues:	$11,025,726
Lockbox:	CMA	UW Expenses:	$9,083,633
Additional Debt:	N/A	UW NOI:	$1,942,093
Additional Debt Balance:	N/A	UW NCF:	$1,942,093
Additional Debt Type:	N/A	Appraised Value / Per Room:	$44,000,000 / $483,516
		Appraisal Date:	12/1/2014

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$252,450
Taxes:	$0	$24,450	N/A	Maturity Date Loan / Room:	$231,470
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	52.2%
FF&E Reserves:	$44,819	4% of Gross Revenues	$450,000	Maturity Date LTV:	47.9%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.38x
Other:	$639,458	$0	N/A	UW NOI Debt Yield:	8.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,000,000	100.0%	Payoff Existing Debt	$15,112,492	65.7%
			Return of Equity	6,638,653	28.9
			Upfront Reserves	684,277	3.0
			Closing Costs	564,579	2.5
Total Sources	$23,000,000	100.0%	Total Uses	$23,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Hotel Abri loan has an outstanding principal balance of approximately $23.0 million and is secured by a first mortgage lien on the fee interest in a 91-room full service hotel located in San Francisco, California. The loan has a five-year term and will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the loan is SF Hotel A, LLC, a Delaware limited liability company and a special purpose entity.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is MetWest Real Estate Fund I LLC, an affiliate of MetWest Realty Advisors (“MetWest”). MetWest is a commercial real estate private equity firm based in Los Angeles and is an affiliate of MetWest Ventures, a multi-strategy asset management platform that includes credit strategies, equity strategies, a CLO and bank loan management platform and its real estate and hospitality businesses. MetWest Ventures was founded by Richard Hollander, who has partnered with management teams who have managed assets for several of the largest U.S. pension plans, creating related investment strategies that have totaled more than $80 billion in assets under management since 1992.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C27

Hotel Abri

MetWest acquired the hotel in January 2012 for approximately $22.3 million. Since acquiring the hotel, MetWest replaced the hotel manager, shifted the property’s marketing strategy to focus on group sales and acquired Puccini & Pinetti, the hotel restaurant, in May 2014, which was previously leased. Under MetWest’s ownership, net cash flow has improved by over 53.8% from approximately $1.4 million as of 2011 to approximately $2.1 million as of the trailing twelve months ending November 30, 2014.

The Property. Hotel Abri is a 91-room, full service boutique hotel located in the Union Square neighborhood of downtown San Francisco, California. The property was built in 1907 and was formerly known as the Monticello Inn. Following the acquisition of the property by the previous owner in December 2006, an extensive $11.4 million renovation was completed in October 2008 to convert the property to its current use as Hotel Abri. Since MetWest’s acquisition of the property in 2012, there has been approximately $500,000 invested in capital expenditures, which have been primarily used to improve Puccini & Pinetti. MetWest is also planning to spend an additional $876,932 in capital improvements over the next three years.

Hotel Abri features 91 guestrooms, inclusive of 28 suites, as well as a restaurant and bar, sundry shop, business center and an approximately 408 square foot boardroom. Puccini & Pinetti is an Italian restaurant and bar that is located on the ground floor of the hotel with street frontage and a private entrance separate from the hotel. Hotel Abri’s two retail tenants are Cold Stone Creamery, which leases approximately 850 square feet of space through January 2016, and Subway, which leases approximately 725 square feet through January 2016. The hotel also offers concierge services, valet parking and a laundry/dry cleaning service.

Hotel Abri is situated at the intersection of Ellis Street and Cyril Magnin Street in the Union Square neighborhood of downtown San Francisco, California. The downtown San Francisco hotel market has exhibited strong growth as high barriers to entry and a lack of new supply have allowed hotels to increase rates. The hotel offers easy access to the two cable car routes in the north-south direction along Powell Street from downtown Union Square to Fisherman’s Wharf, as well as one route in the east-west direction along California Street from the Financial District, through Chinatown and over Nob Hill to Van Ness Avenue. Additionally, Hotel Abri is located eight blocks east of U.S. Route 101, which is a major thoroughfare providing direct access to the Golden Gate Bridge, Marin County, San Francisco International Airport and San Jose. The hotel caters predominantly to transient travelers, given its location, as well as substantial volumes of commercial and meeting and group guests due to its location and access to the nearby Moscone Convention Center, which features over 700,000 square feet of exhibit hall space and 107 meeting rooms.

Historical Occupancy, ADR, RevPAR

	Competitive Set(1)			Hotel Abri(2)			Penetration Factor(3)

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	79.7%	$159.31	$127.00	79.3%	$164.74	$130.64	99.5%	103.4%	102.9%
2012	80.3%	$180.06	$144.53	84.9%	$168.94	$143.48	105.7%	93.8%	99.3%
2013	83.1%	$193.78	$160.96	87.6%	$182.44	$159.88	105.4%	94.1%	99.3%
TTM(4)	83.6%	$209.91	$175.38	85.8%	$206.76	$177.33	102.6%	98.5%	101.1%
(1)
Data provided by Smith Travel Research. The competitive set contains the following properties: Kimpton Serrano Hotel, Hotel Union Square, Kimpton Hotel Triton, Joie De Vivre Hotel Rex, Villa Florence Hotel and Orchard Hotel.

(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and operating statements for the property provided by the borrower.
(4)	TTM represents trailing twelve-month period ending on November 30, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C27

Hotel Abri

Competitive Hotels Profile(1)

				2014 Market Mix			2014 Estimated Operating Statistics

Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Hotel Abri	91	1907	408	25%	20%	55%	84.0%	$205.00	$172.20
Kimpton Serrano Hotel	236	1928	2,153	45%	20%	35%	86.0%	$230.00	$197.80
Hotel Union Square	131	1913	0	40%	10%	50%	80.0%	$225.00	$180.00
Kimpton Hotel Triton	140	1920	475	40%	15%	45%	86.0%	$200.00	$172.00
Joie De Vivre Hotel Rex	94	1907	1,715	30%	10%	60%	82.0%	$190.00	$155.80
Villa Florence Hotel	182	1915	1,625	35%	20%	45%	78.0%	$200.00	$156.00
Orchard Hotel	104	2000	580	25%	15%	60%	86.0%	$210.00	$180.60
Total(2)	887
(1)	Based on the appraisal.
(2)	Excludes the subject property.

Operating History and Underwritten Net Cash Flow(1)

	2011	2012	2013	TTM(2)	Underwritten	Per Room(3)	% of Total Revenue(4)
Occupancy	79.3%	84.9%	87.6%	85.8%	85.8%
ADR	$164.74	$168.94	$182.44	$206.76	$206.76
RevPAR(5)	$130.64	$143.48	$159.88	$177.33	$177.33

Room Revenue	$4,339,160	$4,661,075	$5,310,368	$5,889,890	$5,889,890	$64,724	53.4%
Food and Beverage	27,291	14,847	17,654	2,752,091	4,703,534	51,687	42.7
Other Department Revenues	713,439	709,790	736,619	628,191	432,302	4,751	3.9
Total Revenue	$5,079,890	$5,385,712	$6,064,641	$9,270,172	$11,025,726	$121,162	100.0%

Room Expense	$1,567,178	$1,675,656	$1,783,568	$1,864,829	$1,864,829	$20,493	31.7%
Food and Beverage Expense	2,755	2,809	1,792	2,039,078	3,492,549	38,380	74.3
Other Departmental Expenses	167,610	196,933	203,266	185,451	185,451	2,038	42.9
Departmental Expenses	$1,737,543	$1,875,398	$1,988,626	$4,089,358	$5,542,829	$60,910	50.3%

Departmental Profit	$3,342,347	$3,510,314	$4,076,015	$5,180,814	$5,482,897	$60,252	49.7%

Operating Expenses	$1,264,450	$1,200,976	$1,373,183	$1,896,319	$2,220,761	$24,404	20.1%
Gross Operating Profit	$2,077,897	$2,309,338	$2,702,832	$3,284,495	$3,262,136	$35,848	29.6%

Management Fee	$176,930	$162,015	$181,940	$277,303	$330,772	$3,635	3.0%
Fixed Expenses	334,941	515,705	544,384	539,745	548,243	6,025	5.0
FF&E	203,196	215,428	242,586	370,807	441,029	4,846	4.0
Total Other Expenses	$715,067	$893,148	$968,910	$1,187,855	$1,320,043	$14,506	12.0%

Net Operating Income	$1,362,830	$1,416,190	$1,733,922	$2,096,640	$1,942,093	$21,342	17.6%
Net Cash Flow(5)	$1,362,830	$1,416,190	$1,733,922	$2,096,640	$1,942,093	$21,342	17.6%
(1)  The information provided in the table reflects the cash flow from operations of the hotel.
(2)	The TTM column represents the trailing twelve-month period ending on November 30, 2014.
(3)	Per Room values are based on 91 rooms.
(4)	% of Total Revenue column for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.
(5)	Historical RevPAR for 2008, 2009 and 2010 was $15.52, $89.22 and $91.71, respectively, and Net Cash Flow was approximately ($1.1 million), $182,459 and $320,643, respectively.

Property Management. The property is managed by HRI Lodging, Incorporated by virtue of a sub-management agreement between HRI Lodging, Incorporated and MetWest Terra Hospitality, LLC, an affiliate of the loan sponsor. HRI Lodging Incorporated, on behalf of MetWest Terra Hospitality, LLC currently manages five hotels: Hotel Abri, Lodge at Tiburon, Toll House Hotel, Casa Madrona and The Inn at Jackson Hole. The company also manages three restaurants: Tiburon Tavern, Verge, Puccini & Pinetti, which are located inside the Lodge at Tiburon, Toll House Hotel and Hotel Abri, respectively. The management agreement commenced January 10, 2012 and has a 20-year term with two 10-year extension options. The sub-management agreement commenced on May 1, 2013 and continues until terminated by the parties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

Hotel Abri

Escrows and Reserves. At origination, the borrower deposited into escrow $639,458 for a required repairs reserve that will be primarily used for elevator renovations and $44,819 for FF&E reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $24,450.

Insurance Escrows - The requirement for the borrower to make monthly deposits into the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured under an approved blanket policy in accordance with the loan documents.

FF&E Reserves - On a monthly basis, the borrower is required to deposit an amount equal to 4.0% of gross revenues from the hotel for the calendar month two months prior to such payment date for FF&E. The reserve is subject to a cap of $450,000.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower and property manager were required to direct credit card companies to deliver all receipts directly into the lockbox account controlled by the lender. All funds in the lockbox account are returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. During a Cash Sweep Event, all funds on deposit in the lockbox account will be swept on a daily basis to a cash management account established upon the occurrence of a Cash Sweep Event, and all excess cash flows after payment of debt service, required reserves and operating expenses is required to be held as additional collateral for the loan.

A “Cash Sweep Event” means (i) the debt service coverage ratio as calculated in the loan documents based on the trailing twelve-month period falls below 1.20x, (ii) there is an event of default under the loan documents or (iii) the borrower, the property manager or the concessionaire which operates the food and beverage outlets becomes the subject of a bankruptcy, insolvency or similar action.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C27

Prescott Place I & II

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$23,000,000	Title:	Fee
Cut-off Date Principal Balance:	$22,919,771	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	2.7%	Net Rentable Area (Units):	654
Loan Purpose:	Refinance	Location:	Mesquite, TX
Borrowers:	CNC-Swagat Eight Limited	Year Built / Renovated(1)(2):	Various / N/A
	Partnership and CNC-Swagat	Occupancy:	86.4%
	Nine Limited Partnership	Occupancy Date:	12/16/2014
Sponsor:	Chowdary Yalamanchili	Number of Tenants:	N/A
Interest Rate:	4.80000%	2011 NOI(3):	N/A
Note Date:	10/31/2014	2012 NOI:	$2,329,512
Maturity Date:	11/6/2024	2013 NOI:	$2,442,003
Interest-only Period:	None	TTM NOI (as of 10/2014):	$2,654,006
Original Term:	120 months	UW Economic Occupancy:	84.2%
Original Amortization:	360 months	UW Revenues:	$5,185,010
Amortization Type:	Balloon	UW Expenses:	$2,357,029
Call Protection:	L(27),Def(89),O(4)	UW NOI:	$2,827,981
Lockbox:	CMA	UW NCF:	$2,591,261
Additional Debt:	N/A	Appraised Value / Per Unit:	$32,200,000 / $49,235
Additional Debt Balance:	N/A	Appraisal Date:	9/2/2014
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$35,046
Taxes:	$0	$45,209	N/A	Maturity Date Loan / Unit:	$28,724
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	71.2%
Replacement Reserves:	$0	$19,727	N/A	Maturity Date LTV:	58.3%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.79x
Other(4):	$312,050	$0	N/A	UW NOI Debt Yield:	12.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,000,000	100.0%	Payoff Existing Debt	$18,440,422	80.2%
			Return of Equity(5)	3,146,365	13.7
			Closing Costs	1,101,163	4.8
			Upfront Reserves	312,050	1.4
Total Sources	$23,000,000	100.0%	Total Uses	$23,000,000	100.0%
(1)	The portfolio’s two properties, Prescott Place II and Prescott Place I were built in 1983 and 1982, respectively.
(2)	According to the loan sponsor, approximately $3.1 million or approximately $4,732 per unit in capital improvements was spent from 2011 to 2014.
(3)	2011 figures are not available due to incomplete financial statements.
(4)	The Initial Other Escrows and Reserves includes $312,050 for deferred maintenance.
(5)
Of the approximately $3.1 million return of equity, approximately $2.8 million was used to reimburse the loan sponsor for the payoff of a previously existing mezzanine loan encumbering the properties. Net of the mezzanine loan payoff, $351,457 of equity is being returned to the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C27

Prescott Place I & II

The Loan. The Prescott Place I & II loan has an outstanding principal balance of approximately $22.9 million and is secured by a first mortgage lien on the fee interests in two multifamily garden apartment complexes comprised of 654 units located in Mesquite, Texas, approximately 10 miles east of the Dallas central business district. The loan has a 10-year term and amortizes on a 30-year schedule. The loan sponsor and nonrecourse carve-out guarantor is Chowdary Yalamanchili, the Chief Executive Officer of CNC Investments (“CNC”), a privately held real estate company founded in 1982. CNC is involved in the acquisition, construction, rehabilitation and management of a diverse portfolio of more than 120 properties comprised of 32,000 residential units and over 300,000 square feet of office properties worth more than $2.0 billion. Following the market downturn in 2008, Chowdary Yalamanchili was the sponsor of two partnerships that filed for bankruptcy protection between July 2009 and March 2011. The bankruptcies were not related to the Prescott Place I & II property, see “Description of the Mortgage Pool—Mortgaged Property Considerations—Litigation Considerations; Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus. The previously existing debt was securitized in 2005 as part of the CSFB 2005-C1 securitization.

The Property. The Prescott Place I & II property is a 654-unit, garden-style multifamily portfolio in Mesquite, Texas located 10 miles east of the Dallas central business district and adjacent to Interstate 635. The portfolio is comprised of two properties, Prescott Place II and Prescott Place I. The properties have direct access to Highway 30, Interstate 635 and US Highway 80, all of which are primary arterial thoroughfares for the greater Dallas area. The property is approximately 20 minutes away from the Dallas central business district and 40 minutes away from the Dallas/Fort Worth International Airport. US Highway 80 provides east-to-west access to the properties and connects them to Fort Worth, Texas and Shreveport, Louisiana. Secondary access to the neighborhood is provided by Beltline Road, Northwest Highway, North Buckner Boulevard and Garland Road.

The properties consist of 46 buildings with a unit mix comprised of 34 studios, 378 one-bedroom units, 46 two-bedroom/one-bath units and 196 two-bedroom/two-bath units. Amenities at the properties include four swimming pools, two tennis courts, on-site laundry and multiple grilling and picnic areas. The properties feature a 1,140-space parking lot, resulting in a parking ratio of 1.7 spaces per unit. Unit amenities include private balconies, full-size washer/dryer connections and select units feature wood-burning fireplaces. As of December 16, 2014, the properties had a combined occupancy rate of 86.4%. Prescott Place II was 88.1% occupied as of December 16, 2014 and Prescott Place I was 84.6% occupied as of December 16, 2014. Since 2010, occupancy at the properties has increased by 8.5%. According to the loan sponsor, approximately $3.1 million or approximately $4,732 per unit was invested on capital improvements at the properties.

The Market. According to the appraisal, the properties are located in the Dallas multifamily market and more specifically within the Mesquite submarket. As of the second quarter of 2014, the Dallas market had a multifamily vacancy rate of 5.1% and the Mesquite submarket had a vacancy rate of 4.9%. Additionally, as of the first quarter of 2014, average multifamily asking rents per square foot for the Dallas market were at $1.12 and $0.93 per square foot for the Mesquite submarket. Within the Mesquite submarket, the effective rent per square foot has increased from $0.85 as of the third quarter of 2012 to $0.92 as of the second quarter of 2014. According to the appraisal, no new construction is expected to take place in the Mesquite submarket over the next two years and vacancy rates are expected to remain stable in the submarket.

According to the appraisal, within a five-mile radius, a majority of the population is employed in the retail trade, health care and educational services sectors. The Prescott Place I & II property is located in close proximity to the Town East Mall, the Marketplace at Town Centre and the AMC Mesquite 30. 2014 population within a one-, three- and five- mile radius of the properties is 12,000, 107,288 and 315,840, respectively. 2014 median household income within a one-, three- and five- mile radius of the properties is $57,239, $56,730 and $55,360, respectively.

Multifamily Unit Mix(1)

Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)	Monthly Market Rental Rate(3)(4)	Monthly Market Rental Rate PSF(3)(4)
Studio	34	5.2%	32	94.1%	500	$575	$1.15	$550	$1.10
1 Bedroom	378	57.8	339	89.7%	618	$660	$1.07	$642	$1.04
2 Bedroom / 1 Bath	46	7.0	38	82.6%	854	$831	$0.97	$824	$0.97
2 Bedroom / 2 Bath	196	30.0	156	79.6%	977	$885	$0.91	$873	$0.88
Total / Wtd. Avg.	654	100.0%	565	86.4%	736	$729	$0.99	$719	$0.98
(1)	Based on the underwritten rent roll.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate PSF are based on the weighted average occupied units.
(3)	Per the appraisal.
(4)	Monthly Market Rental Rate and Monthly Market Rental Rate PSF are based on total units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

Prescott Place I & II

Operating History and Underwritten Net Cash Flow

	2012	2013	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$5,214,936	$5,228,605	$5,398,800	$4,937,820	$7,550	85.6%
Vacant Income	0	0	0	832,380	1,273	14.4
Gross Potential Rent	$5,214,936	$5,228,605	$5,398,800	$5,770,200	$8,823	100.0%
(Concessions)	(489,396)	(313,964)	(366,337)	(366,337)	(560)	(6.3)
(Vacancy/Credit Loss)	(838,405)	(778,722)	(729,900)	(909,299)	(1,390)	(15.8)
Other Income(3)	566,829	635,980	690,446	690,446	1,056	12.0
Effective Gross Income	$4,453,964	$4,771,899	$4,993,009	$5,185,010	$7,928	89.9%

Total Expenses	$2,124,452	$2,329,896	$2,339,003	$2,357,029	$3,604	45.5%

Net Operating Income	$2,329,512	$2,442,003	$2,654,006	$2,827,981	$4,324	54.5%

Total TI/LC, Capex/RR	0	0	0	236,720	362	4.6

Net Cash Flow	$2,329,512	$2,442,003	$2,654,006	$2,591,261	$3,962	50.0%

Occupancy(4)	84.1%	85.0%	86.4%	84.2%
(1)	The TTM column represents the trailing twelve months ending on October 31, 2014.
(2)	Percentage column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income includes phone and cable income, utility reimbursements and miscellaneous tenant fees.
(4)	Historical Occupancies are as of December 31 of each respective year. The TTM Occupancy is as of December 16, 2014.

Release of Individual Properties. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C27

Homewood Suites by Hilton Carlsbad

200
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$19,950,000	Title:	Fee
Cut-off Date Principal Balance:	$19,950,000	Property Type - Subtype:	Hotel - Extended Stay
% of Pool by IPB:	2.4%	Net Rentable Area (Rooms):	145
Loan Purpose:	Refinance	Location:	Carlsbad, CA
Borrower:	Chatham Carlsbad HS LLC	Year Built / Renovated:	2008 / 2012
Sponsor:	Chatham Lodging Trust	Occupancy / ADR / RevPAR:	87.0% / $136.60 / $118.90
Interest Rate:	4.32300%	Occupancy / ADR / RevPAR Date:	9/30/2014
Note Date:	11/25/2014	Number of Tenants:	N/A
Maturity Date:	12/6/2024	2011 NOI:	$1,970,902
Interest-only Period:	36 months	2012 NOI:	$1,988,782
Original Term:	120 months	2013 NOI:	$2,076,987
Original Amortization:	360 months	TTM NOI (as of 9/2014):	$2,203,131
Amortization Type:	IO-Balloon	UW Occupancy / ADR / RevPAR:	87.0% / $136.60 / $118.90
Call Protection:	L(26),Def(90),O(4)	UW Revenues:	$6,445,325
Lockbox:	CMA	UW Expenses:	$4,256,688
Additional Debt:	N/A	UW NOI:	$2,188,637
Additional Debt Balance:	N/A	UW NCF:	$2,188,637
Additional Debt Type:	N/A	Appraised Value / Per Room:	$32,000,000 / $220,690
		Appraisal Date:	11/3/2014

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$137,586
Taxes:	$0	$29,908	N/A	Maturity Date Loan / Room:	$119,941
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.3%
FF&E Reserves:	$1,000,000	4% of Gross Revenues	N/A	Maturity Date LTV:	54.3%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.84x
Other:	$0	$0	N/A	UW NOI Debt Yield:	11.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$19,950,000	100.0%	Payoff Existing Debt	$16,830,000	84.4%
			Return of Equity	1,825,787	9.2
			Upfront Reserves	1,000,000	5.0
			Closing Costs	294,213	1.5
Total Sources	$19,950,000	100.0%	Total Uses	$19,950,000	100.0%

The Loan. The Homewood Suites by Hilton Carlsbad loan has an outstanding principal balance of $19.95 million and is secured by a first mortgage lien on a 145-room extended stay hotel in Carlsbad, California. The loan has a 10-year term, and subsequent to a 36-month interest-only period, will amortize on a 30-year schedule. The loan sponsor and nonrecourse carve-out guarantor is Chatham Lodging Trust (“Chatham”), a self-advised REIT that was organized to invest in extended stay hotels and premium-branded, select service hotels. As of January 2015, Chatham owned interests in 130 hotels totaling 17,858 rooms/suites, comprised of 34 wholly-owned hotels with an aggregate of 5,115 rooms/suites in 15 states and the District of Columbia and a minority investment in three joint ventures that own 96 hotels with an aggregate of 12,743 rooms/suites. Chatham acquired the Homewood Suites by Hilton Carlsbad property in November 2010 for approximately $32.0 million and after accounting for capital expenditures, upfront reserves and closing costs, the borrower has approximately $13.6 million of equity remaining in the transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

Homewood Suites by Hilton Carlsbad

The Property. The Homewood Suites by Hilton Carlsbad is a 145-room, three-story, extended stay hotel located adjacent to the McClellan-Palomar Airport and approximately 25 miles north of the San Diego International Airport. The property was built in 2008 and renovated in 2011 and 2012 and includes more than 3,000 square feet of meeting space, an outdoor pool, an outdoor whirlpool, an outdoor grill and patio area, a fitness center, a business center, a market pantry and a guest laundry room, complimentary breakfast and snacks and beverages and suites fully equipped with standard extended stay features. In 2014, the property received the Certificate of Excellence award from TripAdvisor, an award given to hotels that receive outstanding reviews from guests.

The Market. The property is located in the coastal resort town of Carlsbad, California, approximately 34 miles north of the San Diego central business district. A popular destination in Carlsbad is Legoland, located approximately 2.5 miles away from the property. Other nearby attractions include the Carlsbad Premium Outlets, the Crossings at Carlsbad golf course and the South Carlsbad State Beach, which is located less than five miles away from the property. The market has a high concentration of corporate demand generators, specifically from biotechnology firms. Approximately 40% of the biotechnology employment in San Diego county is located in Carlsbad. Major biotechnology corporations include Life Technologies Corporation, Alphatec Spine, Genoptix Medical Laboratory and Sierra Wireless. Additionally, the US military presence in San Diego county includes 16 major bases located in the area. Primary access through the region is provided by Interstate 5 running north/south near the property, connecting guests to Los Angeles, California to the north and Tijuana, Mexico to the south. The property is also located right off of a well-connected road, S12, which provides east/west access and provides access to the South Carlsbad State Beach.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Homewood Suites by Hilton Carlsbad(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	75.3%	$128.44	$96.75	83.4%	$128.87	$107.45	110.8%	100.3%	111.1%
2012	74.6%	$127.57	$95.18	86.1%	$130.92	$112.75	115.4%	102.6%	118.5%
2013	76.7%	$127.96	$98.20	85.4%	$132.31	$112.95	111.3%	103.4%	115.0%
TTM(4)	78.9%	$132.88	$104.80	87.0%	$136.60	$118.90	110.3%	102.8%	113.5%
(1)
Data provided by Smith Travel Research. Competitive set contains the following properties: Carlsbad by the Sea Resort, Residence Inn San Diego Carlsbad, Hilton Garden Inn Carlsbad Beach, Courtyard San Diego Carlsbad, Hampton Inn San Diego San Marcos, Hyatt Summerfield Suites San Diego Carlsbad, Hampton Inn Carlsbad North San Diego County, Residence Inn San Diego Oceanside, Residence Inn San Diego North San Marcos and TownePlace Suites San Diego Carlsbad Vista.

(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and based on operating statements provided by the borrower for the property.
(4)	TTM represents the trailing twelve-month period ending September 30, 2014.

Competitive Hotels Profile(1)
			2013 Estimated Market Mix				2013 Estimated Operating Statistics
Property	Rooms	Year Built	Extended Stay	Leisure	Group	Commercial	Occupancy	ADR	RevPAR
Homewood Suites by Hilton Carlsbad	145	2008	40%	20%	10%	30%	85%	$132.31	$112.95
Hampton Inn Carlsbad	94	2007	0%	20%	10%	70%	90%	$122.00	$109.80
Residence Inn by Marriott Carlsbad	121	1999	45%	15%	10%	30%	78%	$132.00	$102.96
Courtyard by Marriott Carlsbad	145	2000	0%	35%	15%	50%	68%	$121.00	$82.28
Hyatt House Carlsbad	97	2012	30%	15%	20%	35%	76%	$125.00	$95.00
TownePlace Carlsbad Vista	94	2010	35%	20%	20%	25%	83%	$102.00	$84.66
Total(2)	551
(1)	Based on the appraisal.
(2)	Excludes the subject property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

Homewood Suites by Hilton Carlsbad

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	83.4%	86.1%	85.4%	87.0%	87.0%
ADR	$128.87	$130.92	$132.31	$136.60	$136.60
RevPAR	$107.45	$112.75	$112.95	$118.90	$118.90

Room Revenue	$5,686,874	$5,983,335	$5,977,738	$6,292,753	$6,292,753	$43,398	97.6%
Food & Beverage Revenue	0	0	0	180	0	0	0.0
Telephone Revenue	3,134	5,790	2,492	4,038	4,038	28	0.1
Other Departmental Revenues	113,627	160,888	125,590	148,534	148,534	1,024	2.3
Total Revenue	$5,803,635	$6,150,013	$6,105,820	$6,445,505	$6,445,325	$44,451	100.0%

Room Expense	$1,234,589	$1,424,264	$1,384,673	$1,505,835	$1,505,649	$10,384	23.9%
Telephone Expense	34,009	36,123	46,073	42,506	42,506	293	1,052.6
Other Departmental Expenses	68,683	79,029	43,826	53,285	53,285	367	35.9
Departmental Expenses	$1,337,281	$1,539,416	$1,474,572	$1,601,626	$1,601,440	$11,044	24.8%

Departmental Profit	$4,466,354	$4,610,597	$4,631,248	$4,843,879	$4,843,885	$33,406	75.2%

Operating Expenses	$1,417,679	$1,474,132	$1,384,030	$1,433,633	$1,433,593	$9,887	22.2%
Gross Operating Profit	$3,048,675	$3,136,465	$3,247,218	$3,410,246	$3,410,292	$23,519	52.9%

Fixed Expenses	$444,473	$477,784	$503,429	$503,752	$518,797	$3,578	8.0%
Management Fee	174,041	184,500	183,153	193,365	193,335	1,333	3.0
Franchise Fee	227,114	239,398	239,416	252,178	251,710	1,736	3.9
FF&E	232,145	246,001	244,233	257,820	257,813	1,778	4.0
Total Other Expenses	$1,077,773	$1,147,683	$1,170,231	$1,207,115	$1,221,655	$8,425	19.0%

Net Operating Income	$1,970,902	$1,988,782	$2,076,987	$2,203,131	$2,188,637	$15,094	34.0%
Net Cash Flow	$1,970,902	$1,988,782	$2,076,987	$2,203,131	$2,188,637	$15,094	34.0%
(1)	TTM column represents the trailing twelve-month period ending September 30, 2014.
(2)	Per Room values based on 145 rooms.
(3)	% of Total Revenue column for Room Expense, Telephone Expense and Other Departmental Expenses is based on their corresponding revenue line item.

Franchise Agreement. The Homewood Suites by Hilton Carlsbad property has a franchise agreement with Hilton Worldwide for use of the Homewood Suites flag through November 2028 with no extension options. The franchise agreement provides for an aggregate program fee and royalty fee of 8.0% of the hotel’s gross room revenues.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

Hampton Inn & Suites Houston Medical Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$18,300,000	Title:	Fee
Cut-off Date Principal Balance:	$18,300,000	Property Type - Subtype:	Hotel – Limited Service
% of Pool by IPB:	2.2%	Net Rentable Area (Rooms):	120
Loan Purpose:	Refinance	Location:	Houston, TX
Borrower:	Chatham Houston HAS II LLC	Year Built / Renovated:	1997 / 2012
Sponsor:	Chatham Lodging Trust	Occupancy / ADR / RevPAR:	89.7% / $144.43 / $129.49
Interest Rate:	4.25000%	Occupancy / ADR / RevPAR Date:	9/30/2014
Note Date:	12/17/2014	Number of Tenants:	N/A
Maturity Date:	1/6/2025	2011 NOI(1):	$1,217,697
Interest-only Period:	36 months	2012 NOI(1):	$1,355,434
Original Term:	120 months	2013 NOI(1):	$1,934,921
Original Amortization:	360 months	TTM NOI (as of 9/2014)(1):	$2,364,798
Amortization Type:	IO-Balloon	UW Occupancy / ADR / RevPAR:	87.4% / $144.43 / $126.23
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$5,684,086
Lockbox:	CMA	UW Expenses:	$3,519,990
Additional Debt:	N/A	UW NOI:	$2,164,096
Additional Debt Balance:	N/A	UW NCF:	$2,164,096
Additional Debt Type:	N/A	Appraised Value / Per Room:	$27,500,000 / $229,167
		Appraisal Date:	11/13/2014

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$152,500
Taxes:	$0	$30,692	N/A	Maturity Date Loan / Room:	$132,708
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	66.5%
FF&E Reserves:	$0	4% of Gross Revenues	N/A	Maturity Date LTV:	57.9%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.00x
Other:	$0	$0	N/A	UW NOI Debt Yield:	11.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,300,000	100.0%	Payoff Existing Debt	$10,065,000	55.0%
			Return of Equity	7,674,527	41.9
			Closing Costs	560,473	3.1
Total Sources	$18,300,000	100.0%	Total Uses	$18,300,000	100.0%
(1)	The increase in TTM NOI from 2011 NOI is primarily due to increases in occupancy ADR and RevPAR. Please see Historical Occupancy, ADR, RevPAR chart below for additional detail.

The Loan. The Hampton Inn & Suites Houston Medical Center loan has an outstanding principal balance of $18.3 million and is secured by a first mortgage lien on a 120-room limited service hotel in Houston, Texas. The loan has a 10-year term and, subsequent to a 36-month interest-only period, amortizes on a 30-year schedule. The loan sponsor and nonrecourse carve-out guarantor is Chatham Lodging Trust (“Chatham”), a self-advised REIT that was organized to invest in extended stay hotels and premium-branded, select service hotels. As of January 2015, Chatham owned interests in 130 hotels totaling 17,858 rooms/suites, comprised of 34 wholly-owned hotels with an aggregate of 5,115 rooms/suites in 15 states and the District of Columbia and a minority investment in three joint ventures that own 96 hotels with an aggregate of 12,743 rooms/suites. Chatham indirectly acquired the Hampton Inn & Suites Houston Medical Center property in July 2010 for approximately $16.5 million and invested approximately $1.7 million into capital improvements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

Hampton Inn & Suites Houston Medical Center

The Property. The Hampton Inn & Suites Houston Medical Center is a 120-room, five-story, limited service hotel located within the Texas Medical Center—the world’s largest medical complex. The property was built in 1997 and renovated in 2012 to include a new lobby and breakfast dining area and new furniture, fixtures, equipment, flooring, wallcovering and décor. The property features 378 square feet of meeting space, an outdoor pool, a fitness center, a business center, a guest laundry room and complimentary breakfast. Guestroom configurations at the property are comprised of 43 king-bed rooms, 42 double-bed rooms, 32 one-bedroom suites and three studio suites. All of the suites feature separate living room areas with a sofa bed and recliner or lounge chair. The one-bedroom suites also feature kitchenettes that include a full-size refrigerator, a stove top and a dishwasher.

The Texas Medical Center opened in 1945 and has grown to comprise 21 hospitals, 13 support organizations, eight academic and research institutions, six nursing programs, three public health organizations, three medical schools, two universities, two pharmacy schools and a dental school, with approximately 106,000 total employees. The complex is spread over 1,345 acres and has approximately 18 miles of public and private streets. The Texas Medical Center features 7,000 patient beds and facilitates approximately 7.2 million patient visits per year. The greater Texas Medical Center area continues to grow with the ongoing development of a variety of health- and research-related buildings such as the 30-story Memorial Hermann Medical Plaza at a cost of $157.5 million, the 477,000-square-foot Rice University Collaborative Research Center, the University of Texas Health Science Center, the Texas Children’s Hospital Pavilion for Women and Feigin Center for Pediatric Research expansions and the Methodist Hospital inpatient expansion. According to the appraisal, planned future projects include the $1.0 billion Baylor Clinic and Hospital, the MD Anderson Caner Center’s $293 million expansion and the Methodist Hospital’s $300 million patient tower and $70 million outpatient clinic.

The Market. Hampton Inn & Suites Houston Medical Center is served by a well-developed network of local roadways, highways and interstates. US Highway 90, State Highway 288, State Highway 59 and Interstate 610 facilitate travel between the property and the principal concentrations of business activity and population in the region. Houston’s William P. Hobby Airport is approximately eight miles to the southeast of the property while George Bush Intercontinental Airport is approximately 20 miles to the north. The property benefits from a variety of tourism and leisure attractions in the area. NRG Stadium (formerly Reliant Stadium), the first retractable-roof, natural grass stadium in the NFL and anticipated host of the 2017 Super Bowl, is approximately one mile south of the property and home to both the Houston Texans and the Houston Livestock Show and Rodeo. The property is approximately six miles south of Minute Maid Park and the Toyota Center, which host the Houston Astros and Houston Rockets, respectively. The 2.4 million square foot Houston Galleria, the largest shopping mall in Texas and the eighth largest mall in the United States, is located ten miles north of the property and attracts over 24 million visitors annually. The Houston Museum District, located approximately four miles north of the property, is the fourth largest museum district in the United States and features 18 world-class museums.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Hampton Inn & Suites Houston Medical Center(2)			Penetration Factor(3)

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	64.1%	$95.89	$61.47	77.3%	$110.83	$85.63	120.6%	115.6%	139.3%
2012	72.6%	$101.83	$73.92	77.8%	$120.77	$85.63	107.2%	118.6%	115.8%
2013	76.1%	$116.64	$88.77	85.1%	$134.63	$114.52	111.8%	115.4%	129.0%
TTM(4)	74.1%	$126.54	$93.74	89.7%	$144.43	$129.49	121.0%	114.1%	138.1%
(1)
Data provided by Smith Travel Research. Competitive set contains the following properties: Residence Inn Houston Medical Center, Holiday Inn Houston Reliant Park Area, Springhill Suites Houston Medical Center, Comfort Suites Medical Center and Holiday Inn Express Houston Medical Center.

(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and based on operating statements provided by the borrower for the property.
(4)	TTM represents the trailing twelve-month period ending September 30, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

Hampton Inn & Suites Houston Medical Center

Competitive Hotels Profile(1)
				2013 Estimated Market Mix			2013 Estimated Operating Statistics
Property	Rooms	Year Built	Year Renovated	Commercial	Meeting/ Group	Leisure	Occupancy	ADR	RevPAR
Hampton Inn & Suites Houston Medical Center	120	1997	2012	64%	11%	25%	85%	$134.63	$114.52
Springhill Suites Houston Medical Center	190	2004	2012	75%	10%	15%	78%	$112.00	$87.36
Holiday Inn Express Houston Medical Center	79	2004	2010	70%	10%	20%	74%	$110.00	$81.40
Residence Inn Houston Medical Center	143	1982	2011	85%	5%	10%	82%	$132.00	$108.24
Courtyard by Marriott Houston Medical Center	197	2010	N/A	65%	20%	15%	76%	$143.00	$108.68
Total(2)	609
(1)	Based on the appraisal.
(2)	Excludes the subject property.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	77.3%	77.8%	85.1%	89.7%	87.4%
ADR	$110.83	$120.77	$134.63	$144.43	$144.43
RevPAR	$85.63	$85.63	$114.52	$129.49	$126.23

Room Revenue	$3,750,374	$4,128,808	$5,016,152	$5,671,874	$5,528,954	$46,075	97.3%
Telephone Revenue	3,363	1,791	63	1,404	1,404	12	0.0
Other Departmental Revenues	106,607	113,531	144,562	153,728	153,728	1,281	2.7
Total Revenue	$3,860,344	$4,244,130	$5,160,777	$5,827,006	$5,684,086	$47,367	100.0%

Room Expense	$783,656	$875,874	$979,750	$1,096,738	$1,069,102	$8,909	19.3%
Telephone Expense	33,953	47,486	50,578	55,851	55,851	465	3,978.0
Other Departmental Expenses	23,506	21,843	29,089	31,456	31,514	263	20.5
Departmental Expenses	$841,115	$945,203	$1,059,417	$1,184,045	$1,156,468	$9,637	20.3%

Departmental Profit	$3,019,229	$3,298,927	$4,101,360	$4,642,961	$4,527,618	$37,730	79.7%

Operating Expenses	$1,065,805	$1,092,015	$1,195,331	$1,228,302	$1,198,175	$9,985	21.1%
Gross Operating Profit	$1,953,424	$2,206,912	$2,906,029	$3,414,659	$3,329,443	$27,745	58.6%

Fixed Expenses	$277,663	$347,375	$357,461	$356,145	$432,100	$3,601	7.6%
Management Fee	115,810	127,282	154,823	174,810	227,363	1,895	4.0
Franchise Fee	187,840	207,044	252,392	285,826	278,520	2,321	4.9
FF&E	154,414	169,777	206,432	233,080	227,363	1,895	4.0
Total Other Expenses	$735,727	$851,478	$971,108	$1,049,861	$1,165,347	$9,711	20.5%

Net Operating Income	$1,217,697	$1,355,434	$1,934,921	$2,364,798	$2,164,096	$18,034	38.1%
Net Cash Flow	$1,217,697	$1,355,434	$1,934,921	$2,364,798	$2,164,096	$18,034	38.1%
(1)	TTM column represents the trailing twelve-month period ending September 30, 2014.
(2)	Per Room values based on 120 guest rooms.
(3)	% of Total Revenue column for Room Expense, Telephone Expense and Other Departmental Expenses is based on their corresponding revenue line item.

Franchise Agreement. The Hampton Inn & Suites Houston Medical Center property has a franchise agreement with a subsidiary of Hilton Worldwide, Inc. for use of the Hampton Inn & Suites flag through July 2020 with no extension options. The franchise agreement provides for an aggregate franchise fee of 9.0% of the hotel’s gross room revenues. If the franchise agreement is not extended or renewed at terms acceptable the lender on or before to the date that is 12 months prior to the expiration of the franchise agreement, then all excess cash flow after payment of debt service, required reserves and expenses will be held as additional collateral for the loan. In addition, if the franchise agreement is terminated or expires and is not replaced within 30 days of such termination or expiration whilst all or any of the loan balance is outstanding and unpaid, then the loan will become full recourse to the loan sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

AOK Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMF II	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$18,275,000	Title:	Fee
Cut-off Date Principal Balance:	$18,233,280	Property Type - Subtype:	Various – Various
% of Pool by IPB:	2.2%	Net Rentable Area (SF):	269,730
Loan Purpose:	Refinance	Location:	Various
Borrowers(1):	Various	Year Built / Renovated:	Various / Various
Sponsor:	Angelo Orciuoli	Occupancy:	100.0%
Interest Rate:	4.70000%	Occupancy Date(2):	Various
Note Date:	11/26/2014	Number of Tenants:	43
Maturity Date:	12/6/2024	2011 NOI(3):	N/A
Interest-only Period:	None	2012 NOI(4):	N/A
Original Term:	120 months	2013 NOI(5):	N/A
Original Amortization:	360 months	TTM NOI(6):	N/A
Amortization Type:	Balloon	UW Economic Occupancy:	95.0%
Call Protection:	L(26),Def(90),O(4)	UW Revenues:	$1,903,623
Lockbox:	Springing	UW Expenses:	$348,414
Additional Debt:	N/A	UW NOI:	$1,555,209
Additional Debt Balance:	N/A	UW NCF:	$1,419,750
Additional Debt Type:	N/A	Appraised Value / Per SF:	$24,465,000 / $91
		Appraisal Date(7):	Various

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$68
Taxes:	$42,242	$10,414	N/A	Maturity Date Loan / SF:	$55
Insurance:	$20,194	$5,389	N/A	Cut-off Date LTV:	74.5%
Replacement Reserves:	$29,375	$2,297	N/A	Maturity Date LTV:	60.8%
TI/LC(8):	$0	$8,991	$350,000	UW NCF DSCR:	1.25x
Other:	$0	$0	N/A	UW NOI Debt Yield:	8.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,275,000	100.0%	Payoff Existing Debt	$12,376,944	67.7%
			Return of Equity	4,857,276	26.6
			Closing Costs	948,970	5.2
			Upfront Reserves	91,810	0.5
Total Sources	$18,275,000	100.0%	Total Uses	$18,275,000	100.0%
(1)
The borrowers under the AOK Portfolio loan are Feautiful, LLC, Taggie Capital, LLC, Catulsa, LLC, Top Shelf Holdings, LLC, Mackquisitions, LLC, AOK Management, LLC, Hey Now Properties, LLC, Mafunzalo, LLC, Sir Management, LLC and Spurding, LLC.

(2)	The Occupancy Dates range from November 25, 2014 through February 6, 2015.
(3)
2011 NOI is not available on an aggregate basis for all 29 mortgaged properties, because only 10 of the mortgaged properties were acquired by the borrower prior to 2011 and 1 of the mortgaged properties was acquired by the borrower during 2011 and included in the 2011 NOI.  The aggregate 2011 NOI with respect to such 11 mortgaged properties was approximately $578,783. The Net Operating Income for the mortgaged property that was owned for the partial calendar year 2011 was annualized for purposes of calculating the aggregate 2011 NOI.  An additional mortgaged property was acquired in December 2011 and was not included in the aggregate 2011 NOI.  See Annex A-1 for 2011 NOI on a property-level basis.

(4)
2012 NOI is not available on an aggregate basis for all 29 mortgaged properties, because only 12 of the mortgaged properties were acquired by the borrower prior to 2012 and 4 of the mortgaged properties were acquired by the borrower during 2012.  The aggregate 2012 NOI with respect to such 16 mortgaged properties was approximately $835,251. The Net Operating Income for the mortgaged properties that were owned for the partial calendar year 2012 was annualized for purposes of calculating the aggregate 2012 NOI. See Annex A-1 for 2012 NOI on a property-level basis.

(5)
2013 NOI is not available on an aggregate basis for all 29 mortgaged properties, because only 16 of the mortgaged properties were acquired by the borrower prior to 2013 and six of the mortgaged properties were acquired by the borrower during 2013 and included in 2013 NOI. The aggregate 2013 NOI with respect to such 22 mortgaged properties was approximately $1,205,916. An additional mortgaged property was acquired in December 2013 and was not included in the aggregate 2013 NOI. The Net Operating Income for the mortgaged properties that were owned for the partial calendar year 2013 was annualized for purposes of calculating the aggregate 2013 NOI.  See Annex A-1 for 2013 NOI on a property-level basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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AOK Portfolio

(6)
Net Operating Income for prior years was determined by evaluating, among other things, annual tax returns.  The borrower has not yet provided its annual tax return for 2014, so 2014 NOI was estimated based on base rent and percentage rent due under the related leases during 2014 and the underwritten assumptions for reimbursements and operating expenses.  The aggregate estimated 2014 NOI with respect to the 29 mortgaged properties was approximately $1,515,896.  See Annex A-1 for estimated 2014 NOI on a property-level basis.

(7)	The Appraisal Dates range from September 25, 2014 through October 16, 2014.
(8)
The TI/LC reserve is capped at $350,000, unless (i) an event of default, (ii) the aggregate physical or economic occupancy of the AOK Portfolio falls below 90.0%, (iii) DSCR falls below 1.15x or (iv) Kmart fails to renew its lease for a minimum of five years on or prior to October 31, 2017, goes dark, vacates or gives notice to vacate, appears on a store closure list or becomes a debtor in a insolvency or bankruptcy proceeding.

The Loan. The AOK Portfolio loan has an outstanding balance of approximately $18.2 million and is secured by a first mortgage lien on a portfolio of 29 properties totaling 269,730 square feet and located throughout 12 states. The loan has a 10-year term and amortizes on a 30-year schedule. The sponsor and nonrecourse carve-out guarantor is Angelo Orciuoli, the owner of AOK Management LLC, which specializes in the investment and acquisition of commercial real estate properties throughout the United States.

The Properties. AOK Portfolio is comprised of 29 properties located throughout the United States. The AOK Portfolio consists of 27 single-tenant properties (26 retail properties and one warehouse property), one multi-tenant office building and one multi-tenant retail property collectively totaling 269,730 square feet. Tenancy across the AOK Portfolio is granular with the largest tenant, Kmart (located in Corbin, Kentucky), representing 32.2% of the net rentable area and 9.2% of the base rent. The properties were built between 1951 and 2006. As of February 6, 2015, the single-tenant properties were 100.0% occupied. As of November 25, 2014, the multi-tenant office and multi-tenant retail properties were 100.0% occupied.

The largest tenant, Kmart, is an American chain of discount department stores and subsidiary of Sears. Kmart’s most recent lease commenced in April 2008 for a term of 5 years (Kmart recently exercised an extension option through October 2018) and encompasses 86,851 square feet (32.2% of the net rentable area). The second largest tenant, Graphic Management Specialty Product, Inc. is owned by Hoffmaster which is owned by Metalmark Capital, an NYC-based private equity firm. Graphic Management Specialty Products, Inc. is a leading provider of high quality tabletop products. Graphic Management Specialty Products, Inc.’s lease commenced in July 2013 for a term of three years and encompasses 60,000 square feet (22.2% of the net rentable area).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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AOK Portfolio

Portfolio Summary
Property	Location	Net Rentable Area (SF)	Allocated Cut-off Balance(1)	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
Palo Alto Office	Palo Alto, CA	6,013	$2,027,361	$2,540,000	$130,528	9.2%
Palo Alto Retail	Palo Alto, CA	3,340	1,578,388	2,260,000	100,426	7.1
Kmart Corbin	Corbin, KY	86,851	1,302,021	1,740,000	118,875	8.4
Western Dental San Jose	San Jose, CA	3,885	932,865	1,550,000	60,396	4.3
Meineke Napa	Napa, CA	4,500	838,082	1,050,000	67,825	4.8
Arby’s Roswell	Roswell, GA	3,700	823,117	1,100,000	56,739	4.0
Oconto Warehouse	Oconto, WI	60,000	734,320	920,000	85,921	6.1
Dollar General Laredo (Mines)	Laredo, TX	9,100	711,372	950,000	57,994	4.1
Dollar General Laredo (Zapata)	Laredo, TX	9,100	711,372	950,000	55,697	3.9
Arby’s Marietta	Marietta, GA	3,700	636,543	850,000	46,001	3.2
Chili’s Silsbee	Silsbee, TX	3,916	558,722	800,000	35,674	2.5
Danny’s Auto Rancho Cordova	Rancho Cordova, CA	3,600	538,767	720,000	53,880	3.8
Dollar General Texarkana	Texarkana, TX	9,100	523,801	700,000	33,922	2.4
Family Dollar Tecumseh	Tecumseh, OK	8,000	502,849	630,000	42,439	3.0
Papa John’s Lakewood	Lakewood, CO	1,199	486,886	650,000	41,680	2.9
Fazoli’s Normal	Normal, IL	3,193	471,920	630,000	29,082	2.0
Dollar General Cleveland	Cleveland, NC	9,014	462,941	580,000	30,649	2.2
Dollar General Allen	Allen, TX	7,550	460,945	660,000	27,384	1.9
Rally’s Seymour	Seymour, IN	1,794	448,973	600,000	41,856	2.9
Wendy’s Memphis	Memphis, TN	2,618	404,075	540,000	35,393	2.5
Kindercare Humble	Humble, TX	4,700	398,089	570,000	26,050	1.8
KFC Bryan	Bryan, TX	3,386	397,091	530,000	33,395	2.4
Family Dollar Oklahoma City	Oklahoma City, OK	8,000	397,091	530,000	25,871	1.8
Burger King Waupaca	Waupaca, WI	3,661	387,114	485,000	46,253	3.3
Pizza Hut Gainesville	Gainesville, GA	2,770	337,228	450,000	29,984	2.1
Domino’s Midland	Midland, TX	1,698	311,288	390,000	29,789	2.1
Captain D’s Montgomery	Montgomery, AL	2,330	299,315	400,000	22,343	1.6
Domino’s San Antonio	San Antonio, TX	1,512	279,361	350,000	29,149	2.1
Domino’s Belton	Belton, TX	1,500	271,379	340,000	24,556	1.7
Total		269,730	$18,233,280	$24,465,000	$1,419,750	100.0%
(1)	The AOK Portfolio loan permits release of any property only in the event of casualty or condemnation.

Tenant Summary(1)
Tenant	Property	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Kmart	Kmart Corbin	NA / CCC+ / NA	86,851	32.2%	$1.90	10/31/2018
Graphic Management Specialty Products, Inc.	Oconto Warehouse	NA / NA / NA	60,000	22.2%	$2.40	7/18/2016
Dollar General	Dollar General Texarkana	Baa3 / BBB- / NA	9,100	3.4%	$5.54	1/31/2019
Dollar General	Dollar General Laredo (Mines)	Baa3 / BBB- / NA	9,100	3.4%	$7.58	1/31/2018
Dollar General	Dollar General Laredo (Zapata)	Baa3 / BBB- / NA	9,100	3.4%	$7.58	1/31/2018
Dollar General	Dollar General Cleveland	Baa3 / BBB- / NA	9,014	3.3%	$5.10	8/31/2015
Family Dollar	Family Dollar Oklahoma City	Baa3 / BBB- / NA	8,000	3.0%	$6.69	12/31/2015
Family Dollar	Family Dollar Tecumseh	Baa3 / BBB- / NA	8,000	3.0%	$6.69	12/31/2019
Dollar General	Dollar General Allen	Baa3 / BBB- / NA	7,550	2.8%	$5.72	1/31/2020
Kindercare	Kindercare Humble	NA / NA / NA	4,700	1.7%	$6.38	10/7/2015
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

AOK Portfolio

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$1,800,942	$6.68	89.9%
Vacant Income	0	0.0	0.0
Gross Potential Rent	$1,800,942	$6.68	89.9%
Total Reimbursements	180,191	0.67	9.0
Percentage Rents	22,681	0.08	1.1
Net Rental Income	$2,003,814	$7.43	100.0%
(Vacancy/Credit Loss)	(100,191)	(0.37)	(5.0)
Effective Gross Income	$1,903,623	$7.06	95.0%

Total Expenses	$348,414	$1.29	18.3%

Net Operating Income	$1,555,209	$5.77	81.7%
Total TI/LC, Capex/RR	135,459	0.50	7.1

Net Cash Flow	$1,419,750	$5.26	74.6%

Occupancy	95.0%
(1)
The mortgaged properties have been acquired individually over the past 10 years. Therefore, a full year of operating history or financial information is not available on an aggregate basis. See footnotes 3, 4, 5 and 6 to the “Property Information” table on the first page of this “AOK Portfolio” summary. See also Annex A-1 for 2011 NOI, 2012 NOI, 2013 NOI and 2014 NOI on a property-level basis. The Underwritten Net Cash Flow for the mortgaged properties was determined by evaluating, among other things, annual tax returns, leases and rent rolls due to the nature of the properties (primarily leased to single tenants under triple net leases).

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

Blue Lake Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMF II	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$17,240,000	Title:	Fee
Cut-off Date Principal Balance:	$17,240,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	2.1%	Net Rentable Area (SF):	166,779
Loan Purpose:	Acquisition	Location:	Birmingham, AL
Borrower:	POH Blue Lake LLC	Year Built / Renovated:	1982 / N/A
Sponsors:	David Garfinkle, Craig Sternberg, Ben Colonomos, David Lewin and Arnaud Sitbon	Occupancy:	85.6%
		Occupancy Date:	11/1/2014
Interest Rate:	4.45000%	Number of Tenants:	20
Note Date:	11/20/2014	2011 NOI:	$1,228,470
Maturity Date:	12/6/2024	2012 NOI:	$1,302,431
Interest-only Period:	60 months	2013 NOI:	$1,508,522
Original Term:	120 months	TTM NOI (as of 8/2014):	$1,618,695
Original Amortization:	360 months	UW Economic Occupancy:	81.6%
Amortization Type:	IO-Balloon	UW Revenues:	$2,671,128
Call Protection:	L(26),Def(89),O(5)	UW Expenses:	$1,042,211
Lockbox:	CMA	UW NOI:	$1,628,917
Additional Debt:	N/A	UW NCF:	$1,460,253
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$23,000,000 / $138
Additional Debt Type:	N/A	Appraisal Date:	10/1/2014

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$103
Taxes:	$46,790	$15,597	N/A	Maturity Date Loan / SF:	$95
Insurance:	$5,854	$1,951	N/A	Cut-off Date LTV:	75.0%
Replacement Reserves(1):	$1,105,000	Springing	$37,530	Maturity Date LTV:	68.5%
TI/LC(2):	$800,000	Springing	$400,000	UW NCF DSCR:	1.40x
Other:	$0	$0	N/A	UW NOI Debt Yield:	9.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$17,240,000	74.6%	Purchase Price	$20,800,000	90.0%
Sponsor Equity	5,867,851	25.4	Upfront Reserves	1,957,644	8.5
			Closing Costs	350,206	1.5

Total Sources	$23,107,851	100.0%	Total Uses	$23,107,851	100.0%
(1)	The borrower is required to make monthly deposits into the replacement reserve in the amount of $2,085 when the reserve drops below the cap.
(2)	The borrower is required to make monthly deposits into the TI/LC reserve in the amount of $13,899 when the reserve drops below the cap.

The Loan. The Blue Lake Center loan has an outstanding balance of approximately $17.2 million and is secured by a first mortgage lien on a four-story, 166,779 square foot, Class A suburban office building located in Birmingham, Alabama. The loan has a 10-year term and, subsequent to a 60-month interest-only period, amortizes on a 30-year schedule. The sponsors and nonrecourse carve-out guarantors are David Garfinkle, Craig Sternberg, Ben Colonomos, David Lewin and Arnaud Sitbon. David Garfinkle, Craig Sternberg, Ben Colonomos and David Lewin are principals at PointOne Holdings, a Hollywood, Florida-based privately held real estate investment management firm. PointOne Holdings was founded in 2009 and focuses primarily on the acquisition, renovation, management and disposition of value-add, income producing and distressed residential and commercial real estate. Since 2010, PointOne Holdings has acquired over 840 multifamily units and approximately 400,000 square feet of Class “A” office space throughout the southeastern United States. The previously existing debt was included in the BSCMS 2007-PW17 securitization which was secured in part by the Blue Lake Center mortgaged property and in part by additional collateral that does not secure the Blue Lake Center mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

Blue Lake Center

The Property. Blue Lake Center is a four-story suburban office with 166,779 square feet of Class A office space located in the Birmingham, Alabama. The property was constructed in 1982. The property seller invested approximately $250,000 in upgrading the property’s building systems since 2009. Renovations included new surveillance systems, elevator upgrades, restroom renovations, HVAC temperature controls, and a 100-ton chiller replacement. Additionally, $1,105,000 was escrowed at closing for capital improvements related to the roof, restrooms, hallways, HVAC system, parking lot and landscape and signage. As of November 1, 2014, the property was 85.6% occupied.

The largest tenant, B.A.S.S., LLC, which operates a fishing membership organization and publishes various magazines for anglers, is headquartered at the property. The magazines offer information on conservation, fisheries, and fishing tournaments. B.A.S.S., LLC’s lease commenced in November 2011 for a term of five years and eight months and encompasses 15,662 square feet (9.4% of the net rentable area). B.A.S.S., LLC recently exercised a one year extension option to extend its lease from June 2017 to June 2018. The second largest tenant, SS Nesbitt & Co., is an insurance agency that offers business insurance, personal insurance and employee benefit solutions. SS Nesbitt & Co.’s most recent lease commenced in September 2013 for a term of approximately five years and encompasses 14,430 square feet (8.7% of the net rentable area). The third largest tenant, McKesson Information Solutions LLC, is the nation’s oldest health care services company, focused on the delivery of medical supplies and health care information technologies to the healthcare industry. McKesson Information Solutions LLC has been in tenancy at the Blue Lake Center since March 2009, recently extended its lease for 39 months and occupies 13,629 square feet (8.2% of the net rentable area).

The Market. Blue Lake Center is located in the Highway 280/Jefferson office submarket which, according to the appraisal, has an overall vacancy rate of 8.9% as of the second quarter of 2014 for Class A office properties. The Highway 280/Jefferson submarket contains approximately 3.5 million square feet of Class A office space as of the second quarter of 2014. 2013 population within a three- and five- mile radius of the property is 40,456 and 118,743, respectively. 2013 median household income within a three- and five- mile radius of the property is $69,534 and $79,038, respectively. A market research report concluded market rent in the submarket of $21.62 per square foot as of the third quarter of 2014. The in-place rent at the property is $19.31 per square foot, which is below the market research report’s conclusions.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
B.A.S.S., LLC	NA / NA / NA	15,662	9.4%	$18.91	6/30/2018
SS Nesbitt & Co.	NA / NA / NA	14,430	8.7%	$20.94	7/31/2018
McKesson Information Solutions LLC	Baa2 / BBB+ / BBB+	13,629	8.2%	$20.00	7/31/2017
Rx Benefits(3)	NA / NA / NA	13,037	7.8%	$18.97	Various
Principal Life Insurance Company(4)	NA / NA / NA	12,166	7.3%	$19.00	6/30/2020
FirstBank	NA / NA / NA	9,501	5.7%	$18.96	7/31/2016
Gaines, Gault & Hendrix, PC	NA / NA / NA	8,348	5.0%	$20.73	8/31/2020
Green Tree Servicing, AL LLC	NA / NA / NA	8,275	5.0%	$20.09	3/31/2016
Vulcan Value Partners, LLC.(5)	NA / NA / NA	6,354	3.8%	$22.63	11/30/2015
Renal Treatment Centers-Southeast LP	NA / NA / NA	5,708	3.4%	$18.80	2/28/2019
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Rx Benefits leases 10,233 square feet ($18.96 Base Rent PSF) expiring on April 30, 2018 and 2,804 square feet ($19.00 Base Rent PSF) expiring on July 31, 2019.
(4)
Principal Life Insurance Company has a one-time right to terminate its lease on July 31, 2017 with nine months’ notice and payment of a termination fee equal to unamortized costs related to tenant improvements, rental abatements and leasing commission costs.

(5)	Vulcan Value Partners, LLC. is currently dark but remitting rent. Cypress Group currently subleases 2,902 square feet of space through November 2015 at $18.60 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C27

Blue Lake Center

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$3,281,113	$3,261,164	$3,265,126	$3,233,025	$2,591,213	$15.54	79.1%
Vacant Income	0	0	0	0	603,980	3.62	18.4
Gross Potential Rent	$3,281,113	$3,261,164	$3,265,126	$3,233,025	$3,195,193	$19.16	97.6%
Total Reimbursements	31,181	38,544	72,560	59,357	67,344	0.40	2.1
Other Income	24,050	16,929	15,579	12,571	12,571	0.08	0.4
Net Rental Income	$3,336,343	$3,316,637	$3,353,264	$3,304,953	$3,275,108	$19.64	100.0%
(Vacancy/Credit Loss)	(1,182,791)	(1,027,051)	(838,783)	(695,515)	(603,980)	(3.62)	(18.4)
Effective Gross Income	$2,153,552	$2,289,585	$2,514,481	$2,609,438	$2,671,128	$16.02	81.6%

Total Expenses	$925,082	$987,155	$1,005,959	$990,743	$1,042,211	$6.25	39.0%

Net Operating Income	$1,228,470	$1,302,431	$1,508,522	$1,618,695	$1,628,917	$9.77	61.0%

Total TI/LC, Capex/RR	0	0	0	0	168,664	1.01	6.3

Net Cash Flow	$1,228,470	$1,302,431	$1,508,522	$1,618,695	$1,460,253	$8.76	54.7%

Occupancy(3)	67.3%	73.7%	79.8%	85.6%	81.6%
(1)	TTM column represents the trailing twelve-month period ending in August 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	TTM Occupancy is as of November 1, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Contacts

J.P. Morgan CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Kunal Singh Executive Director	kunal.k.singh@jpmorgan.com	(212) 834-5467

Brad Horn Vice President	bradley.j.horn@jpmporgan.com	(212) 834-9708

Dwayne McNicholas Vice President	dwayne.p.mcnicholas@jpmporgan.com	(212) 834-9328

J.P. Morgan CMBS Trading
Contact	E-mail	Phone Number
Andy Taylor Managing Director	andrew.b.taylor@jpmorgan.com	(212) 834-3813

Avinash Sharma Vice President	avinash.sharma@jpmorgan.com	(212) 272-6108

J.P. Morgan Securitized Products Syndicate
Contact	E-mail	Phone Number
Andy Cherna Managing Director	andy.cherna@jpmorgan.com	(212) 834-4154

Mick Wiedrick Executive Director	mick.k.wiedrick@jpmorgan.com	(212) 834-4154

Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson Managing Director	daniel.vinson@barclays.com	(212) 528-8224

Luke Adovasio Vice President	luke.adovasio@barclays.com	(212) 526-5248

Barclays CMBS Trading
Contact	E-mail	Phone Number
Max Baker Director	max.baker@barclays.com	(212) 412-2084

David Kung Director	david.kung@barclays.com	(212) 528-7970

Barclays Securitized Products Syndicate
Contact	E-mail	Phone Number
Brian Wiele Managing Director	brian.wiele@barclays.com	(212) 412-5780

Kenneth Rosenberg Director	kenneth.rosenberg@barclays.com	(212) 412-5780

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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